 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PLANTRONICS, INC.

(Name of Registrant as Specified in its Charter)

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Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 29, 2009
To the Stockholders:

      Our 2009 Annual Meeting of Stockholders will be held on Wednesday, July 29, 2009 at 2:00 p.m., PDT, at the Plantronics, Inc. headquarters at 345 Encinal Street, Santa Cruz, California 95060. Our Board of Directors is soliciting proxies for the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. We ask that you please read it carefully.

      The purpose of the Annual Meeting is to:

1.	Elect seven (7) Directors to serve until the next Annual Meeting or until their successors are duly elected and qualified.

2.	Ratify and approve an increase of 1,000,000 shares of the common stock issuable under the 2003 Stock Plan.

3.	Ratify and approve an increase of 500,000 shares of the common stock issuable under the 2002 Employee Stock Purchase Plan.

4.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Plantronics, Inc. for fiscal year 2010.

5.	Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only Plantronics stockholders of record at the close of business on June 1, 2009 are entitled to vote at the Annual Meeting. To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible.  You may also request a paper proxy card to submit your vote by mail, if you prefer.  Any stockholder of record attending the Annual Meeting may vote in person, even if she or he has voted over the Internet, by telephone or returned a completed proxy card.

 BY ORDER OF THE BOARD OF DIRECTORS
/s/ Rich Pickard
Rich Pickard
Secretary
Santa Cruz, California
June 12, 2009
YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE. PLEASE VOTE OVER THE INTERNET AT WWW.PROXYVOTE.COM OR BY TELEPHONE 1-800-690-6903.  ALTERNATIVELY, YOU MAY REQUEST A PAPER PROXY CARD, WHICH YOU MAY COMPLETE, SIGN AND RETURN BY MAIL.

                                                       PROXY STATEMENT
FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

      Your vote is very important. Our Board of Directors is soliciting proxies for the 2009 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

      Pursuant to rules promulgated by the Securities & Exchange Commission (the “SEC”), Plantronics, Inc. (“Plantronics” or the “Company”) has elected to provide access to its proxy materials over the Internet.  Accordingly, we will mail, on or before June 19, 2009, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to our stockholders of record as of the close of business on June 1, 2009.  On the date of mailing of the Notice of Internet Availability, all of the proxy materials will be made available free of charge on the website referred to in the Notice of Internet Availability.  The Notice of Internet Availability will provide instructions on how you may view the proxy materials for the Annual Meeting on the Internet and how you may request a paper copy of such materials.

  Our Annual Meeting will be held at 2:00 p.m. PDT on Wednesday, July 29, 2009 at our headquarters at 345 Encinal Street, Santa Cruz, California.  Please follow the instructions provided in the Notice of Internet Availability, or on the proxy card, to indicate if you plan to attend the Annual Meeting in person.

      We will pay the costs of soliciting proxies from stockholders. We have engaged The Proxy Advisory Group, LLC to assist us in the solicitation of proxies from brokers, bank nominees and other institutional owners, for a fee of $7,500, plus customary disbursements. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the voting materials to the beneficial owners. Directors, officers and regular employees may solicit proxies on behalf of Plantronics, without additional compensation, personally or by telephone.

      Our principal executive offices are located at 345 Encinal Street, Santa Cruz, California.  Our telephone number at that location is (831) 426-5858 or (800) 544-4660 and our website is http://www.plantronics.com.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Who Can Vote?

      The Board of Directors set June 1, 2009 as the record date for the Annual Meeting. All stockholders of record who owned Plantronics common stock at the close of business on June 1, 2009 may attend and vote at the Annual Meeting or any adjournments thereof. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on.   Stockholders do not have the right to cumulate their votes for the election of Directors.  At the close of business on the record date, there were 48,893,107 shares of common stock outstanding.

How Many Votes Are Required to Conduct Business at the Annual Meeting?

      The required quorum for the transaction of business at the Annual Meeting is a majority of shares of common stock issued and outstanding on the record date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

How Are Abstentions and Broker Non-Votes Treated?

      Under Delaware law, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.  However, under Delaware law and the rules of the NYSE, broker “non-votes” are not deemed to be “votes cast”.  As a result, unlike abstentions or withheld votes, broker “non-votes” are not included in the tabulation of the voting results on proposals requiring the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal  and, therefore, do not have the effect of votes in opposition of such proposals.   In addition, for purposes of the proposals relating to equity compensation plans, which require approval under the rules of the NYSE, broker “non-votes” will not be counted as a vote for purposes of the requirement that over 50% in interest of all securities entitled to vote on the proposal have voted.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

How Many Votes Are Required to Pass a Proposal?

      Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected.

      A vote is withheld when a properly executed proxy is marked WITHHELD FROM ALL NOMINEES or for all nominees except as noted above for the election of one or more Directors.

      For ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the affirmative vote of a majority of the votes present or represented and entitled to vote is required.

      For approval of the increase of shares of common stock issuable under our 2003 Stock Plan and our 2002 Employee Stock Purchase Plan, approval by a majority of votes cast is required, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

How Does the Board of Directors Recommend I Vote on the Proposals?

      The Board of Directors recommends that you vote:

•	FOR each of the nominees for the Board of Directors listed in this Proxy Statement.

•	FOR the ratification and approval of an increase of 1,000,000 shares of common stock issuable under the 2003 Stock Plan.

•	FOR the ratification and approval of an increase of 500,000 shares of common stock issuable under the 2002 Employee Stock Purchase Plan.

•	FOR the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Plantronics for fiscal year 2010.

What Does it Mean to Vote by Proxy?

      By giving your proxy, you give someone else the right to vote your shares in accordance with your instructions. In this way, you assure that your vote will be counted even if you are unable to attend the Annual Meeting. In this case, we are asking you to give your proxy to Ken Kannappan, our President and Chief Executive Officer, Barbara Scherer, our Senior Vice President — Finance & Administration, and Chief Financial Officer, and Rich Pickard, our Vice President — Legal, General Counsel and Secretary, and each of them individually (the “Proxyholders”).  If you give your proxy but do not include specific instructions on how to vote, the Proxyholders will vote your shares FOR each of the nominees for director listed in this proxy statement and FOR each of the other Proposals.

What Is the Difference Between Holding Shares as a Stockholder of Record and as a Beneficial Owner?

      As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name”.

      Stockholder of Record   If your shares are registered directly in your name with Computershare Trust Company, N.A., Plantronics’ transfer agent, you are considered, with respect to those shares, the stockholder of record, and the Notice of Internet Availability of these proxy materials is being sent directly to you by Plantronics. As the stockholder of record, you have the right to grant your voting proxy directly to the Proxyholders or to vote in person at the Annual Meeting.

      Beneficial Owner  Most Plantronics stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of these proxy materials is being forwarded to you by your broker or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting.

      HOWEVER, SINCE YOU ARE NOT THE STOCKHOLDER OF RECORD, YOU MAY NOT VOTE THESE SHARES IN PERSON AT THE ANNUAL MEETING UNLESS YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES. Your broker or nominee has enclosed with the Notice of Internet Availability, or otherwise provided, a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How do Participants in Plantronics’ 401(k) Plan Vote?

      If a stockholder is a participant in the Plantronics 401(k) Plan, the stockholder’s completed proxy card will serve as a voting instruction for the trustees of that plan. If any shares of common stock in the 401(k) Plan are not validly voted, those shares will be voted by the trustees in the same proportion as the shares properly voted.

How Can I Vote?

     Stockholder of Record  Registered stockholders may vote in person at the Annual Meeting or by one of the following methods:

•  You may vote by telephone.

•  You may vote over the Internet by following the instructions at www.proxyvote.com or on the Notice of Internet Availability.

•  You may vote in person at the Annual Meeting.

•  You may request a proxy card from us and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the enclosed prepaid     envelope.

      Please note that the Internet and telephone voting facilities for registered stockholders will close at 11:59 PM Eastern Time on July 28, 2009.

    Beneficial Owner  If your shares are held by a broker, bank or other nominee, you must follow the instructions on the form you receive from your broker, bank or other nominee in order for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting to vote your shares.

      Based on the instructions provided by the broker, bank or other holder of record of their shares, street name stockholders may generally vote by one of the following methods:

By Mail  - If you requested printed copies of the proxy materials to be mailed to you, you may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope;

By Methods Listed on Voting Instruction Card - Please refer to your voting instruction card or other information provided by your bank, broker or other holder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the record holder; or

In Person With a Proxy from the Record Holder - A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank or brokerage firm. Please consult the voting instruction card of the Notice provided to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

      All shares entitled to vote and represented by properly completed proxies submitted via telephone or the Internet before the Annual Meeting and not revoked will be voted at the Annual Meeting as you instructed. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy submitted via telephone or the Internet will be voted as the Board of Directors recommends.

How Can I Vote My Shares in Person at the Annual Meeting?

      Stockholder of Record   Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring your Notice of Internet Availability or proof of identification.

      Beneficial Owner Shares held in street name may be voted in person by you only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.

      Submitting the proxy over the Internet, by telephone or by returning a completed proxy card does not affect the right to vote in person at the Annual Meeting.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED ABOVE SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

What Happens if Additional Proposals are Presented at the Annual Meeting?

      Other than the Proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as Proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.  Under our bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

Can I Change My Vote?

      You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by (i) executing a new proxy bearing a later date (which automatically revokes the earlier proxy) and delivering it to the Secretary of the Company at our principal executive office (345 Encinal Street, Santa Cruz, CA 95060)  at or prior to the taking of the vote at the Annual Meeting; (ii) vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted). (iii) advise the Secretary of the Company at our principal executive office (345 Encinal Street, Santa Cruz, CA 95060) in writing before the Proxyholders vote your shares, or (iv) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by timely submitting new voting instructions to your broker or nominee.

How Can I Contact Plantronics to Request Materials or Information Referred to in these Questions and Answers?

You may contact us:

      • By mail addressed to:
                   Plantronics, Inc.
                   345 Encinal Street
                   Santa Cruz, CA 95060
                   Attn: Investor Relations

      • By calling (831) 426-5858 or (800) 544-4660 and asking for Investor Relations.

      • By leaving a message on the Investor Relations portal of our website at:  http://www.plantronics.com

      We encourage you to conserve natural resources, as well as reduce printing and mailing costs, by using electronic delivery of our stockholder communications materials.  If you have questions about electronic delivery, please call our Investor Relations at the numbers set forth above.   To sign up for electronic delivery:

Stockholder of Record  If you are a stockholder of record (you hold your Plantronics shares in your own name through Plantronics’ transfer agent, Computershare, or you have stock certificates), visit www.proxyvote.com to enroll.

Beneficial Owner  If you are a beneficial owner (your shares are held by a brokerage firm, a bank or a trustee), visit www.proxyvote.com to enroll.

What is “Householding”?

      We generally send a single Notice of Internet Availability and other stockholder communications to any household at which two or more stockholders reside unless we receive contrary instructions.  This process is called “householding.”  If your Notice of Internet Availability is being householded and you wish to receive separate copies of the Notice of Internet Availability, or, if you are receiving multiple copies and would like to receive a single copy, you may contact our Investor Relations office by mail, telephone or the Internet, as described above.  If you would like to opt out of this practice for future mailings, please contact Plantronics’ Investor Relations.

What is the Deadline for Receipt of Stockholder Proposals for the 2010 Annual Meeting of Stockholders?

      You may present proposals for action at a future meeting only if you comply with the requirements of the proxy rules established by the SEC and our bylaws.  In order for a stockholder proposal to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2010 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), the proposal must be received by us no later than February 19, 2010.

      Stockholders wishing to present business at the Annual Meeting can do so by filing with the Secretary of the Company a “Business Solicitation Statement” which contains, among other things, certain information concerning the business the stockholder intends to bring before the Annual Meeting and the stockholder proposing such business.   Stockholders wishing to nominate a director for election to the board of directors can do so by filing with the Secretary of the Company a “Nominee Solicitation Statement” which contains, among other things, certain information about the nominee and the stockholder nominating such nominee.

   The Business Solicitation Statement or the Nominee Solicitation Statement, as applicable, must be filed with the Secretary of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the one-year anniversary of the preceding year's annual meeting. In the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary not later than the tenth (10th) day following the day on which a public announcement (as described in the bylaws) of the date of such meeting is first made by the Company.

      Our bylaws contain additional detail about the contents of the Business Solicitation Statement and the Nominee Solicitation Statement as well as certain procedural requirements for the proposal of business and the nomination of directors.  Our bylaws are available on the Corporate Governance portal of our website.

What is the Date of Our Fiscal Year End?

      This Proxy Statement provides information about the matters to be voted on at the Annual Meeting and related matters. Some of the information is stated as of the end of fiscal year 2009 and some information is provided as of a more current date. Each of our fiscal years ends on the Saturday closest to the last day of March. Our fiscal year 2009 ended on March 28, 2009. For purposes of consistent presentation, we have indicated in this Proxy Statement that each fiscal year ended “March 31” of the given year, even though the actual fiscal year end may have been on a different calendar date.

                                                    CORPORATE GOVERNANCE

      Strong corporate governance is an integral part of Plantronics’ core values. Our company’s corporate governance policies and procedures are available on the Corporate Governance portal in the Investor Relations section of the Company’s website at http://www.plantronics.com. The Corporate Governance portal includes the Company’s Corporate Governance Guidelines, Board Committee Charters, Worldwide Code of Business Conduct and Ethics, Reporting Accounting Issues, Stockholder Access to Board of Directors Policy, and Director Candidates Nomination Policy.  This information is also available in print to any stockholder by making a request to Plantronics, Inc., 345 Encinal Street, Santa Cruz, CA 95060, Attn:  Investor Relations.

Worldwide Code of Business Conduct and Ethics

      The Company has a Worldwide Code of Business Conduct and Ethics which applies to all employees, Executive Officers, and Directors. Any waiver of any provision of the Code for a Director or Executive Officer of the Company must be approved in writing by the Board and promptly disclosed to our stockholders. For further information see the Corporate Governance portal in the Investor Relations section of the Company’s website at http://www.plantronics.com.

Whistleblower Policy

      Our Audit Committee has established a whistleblower hotline and website available to all employees, stockholders, and the general public for the anonymous submission of suspected violations including but not limited to accounting, internal controls, or auditing matters, conflicts of interest, fraud, harassment, policy violations, environmental violations, substance abuse, theft and workplace violence. For further information see the Corporate Governance portal in the Investor Relations section of the Company’s website at http://www.plantronics.com.

Stockholder Access to Board of Directors Policy

      The Company’s Stockholder Access to the Board of Directors Policy outlines methods by which stockholders may contact any member of the Company’s Board of Directors, including the presiding director or the non-management directors as a group.  For further information see the Corporate Governance portal of the Company’s website at http://www.plantronics.com.

Board Meetings and Committees

     The Board of Directors of Plantronics held a total of five regular meetings and six special meetings, and acted by unanimous written consent twice during the fiscal year ended March 31, 2009. The Directors met four times in executive session without Mr. Kannappan present. The Board of Directors has four formal committees, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Strategy Committee, each of which is described below. The Board of Directors also has an informal Mergers & Acquisitions Committee (“M&A Committee”). The M&A Committee was formed in March 2005 to advise management during the early stages of merger and acquisition activity. Any merger or acquisition transaction that involves the transfer of $5 million or more of consideration will be reviewed by the Board of Directors, in addition to the M&A Committee, prior to completion. Each of the four formal committees of the Board has adopted a written charter which is available at the Corporate Governance Portal in the Investor Relations section of the Company’s website at http://www.plantronics.com.  This information is also available in print to any stockholder by making a request to Plantronics, Inc., 345 Encinal Street, Santa Cruz, CA 95060, Attn:  Investor Relations.

      During the last fiscal year, each Director attended 82% or more of the meetings of the Board of Directors and 100% of the meetings of the committees upon which that Director served.

Director Independence

      The Board of Directors has determined that, except for Mr. Kannappan, each of the current Directors is independent under the rules of the NYSE  (as well as Rule 10A-3(b) of the Securities Exchange Act in the case of Audit Committee members). In determining Director independence, the Board of Directors reviewed not only relationships between the Director and the Company, but also relationships between the Company and the organizations with which the Director is affiliated. After considering the relevant facts and circumstances, the Board of Directors determined that none of these individuals has a material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company), other than as a Director of the Company, and that each of these Directors is free from any relationship with the Company that would impair the Director’s ability to exercise independent judgment. Mr. Tseu is the Chair of the Board and presides at executive sessions of independent Directors.
      The Board of Directors has also determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee meets the independence requirements applicable to those committees prescribed by the NYSE and the SEC. The Board of Directors has further determined that Directors Marv Tseu, Marshall Mohr and Gregg Hammann are audit committee financial experts as defined in Item 407(d)(5) of Regulation S-K as promulgated by the SEC.

Board of Directors Education

      On March 5, 2009, Mr. Tseu successfully completed the requirements for the West Coast Board Committee Peer Exchange.  On February 27–29, 2008, Mssrs. Kannappan, Mohr and Tseu participated in a Stanford University three-day program on corporate governance and director education.  Mssrs. Hammann, Wery and Hart participated in two-day programs at the Director’s College of the UCLA Anderson School of Management.  Mr. Hammann attended the UCLA program on May 14-15, 2007 and Mssrs. Wery and Hart attended the UCLA program on October 9-10, 2007.  The West Coast Board Committee Peer Exchange, the Stanford and the UCLA programs completed by Plantronics’ Directors are accredited by Risk Metrics Group – Institutional Shareholder Services (“ISS”) Governance Services.

Board of Directors Attendance at Annual Meetings

      We recognize that Directors’ attendance at annual meetings can provide investors with an opportunity to communicate with Directors about issues affecting the Company. Although we have not adopted a formal policy, we encourage all of our Directors to attend the Plantronics annual meeting each year. In the event that a Director cannot attend in person, the Company encourages Directors to attend telephonically. Two Directors attended the July 23, 2008 Annual Meeting of Plantronics in person and three Directors attended telephonically.

Audit Committee

      The Audit Committee consisted of Directors Mohr (Chair), Hammann and Tseu. The Audit Committee met seven times during fiscal 2009.  This Committee is responsible for overseeing actions taken by Plantronics’ financial reporting staff, internal control processes, and for hiring and supervising the independent registered public accounting firm, among other matters. The Board of Directors has determined that each member of the Audit Committee is, and has at all times during the 2009 fiscal year, met the requirements of independence as defined by the NYSE listing standards as well as Rule 10A-3(b) of the Securities Exchange Act and that Directors Mohr, Hammann and Tseu are each audit committee financial experts as defined by the SEC. A report of the Audit Committee is attached to this Proxy Statement as Appendix A.

Compensation Committee

      The Compensation Committee consisted of Directors Hammann (Chair), Hart and Tseu, each of whom meets the requirements for independence as defined by the NYSE listing standards. The Compensation Committee met nine times during fiscal 2009. This Committee has overall responsibility for evaluating and recommending for approval by the Board, as necessary, the various compensation plans, policies and programs of the Company and determining and approving salaries, incentives and other forms of compensation for Directors, Executive Officers, including our CEO, executive officers and other highly compensated employees of Plantronics, and administers various incentive compensation and benefit plans.  The Compensation Committee may form and delegate subcommittees when appropriate.

      The Compensation Committee delegated to the Management Equity Committee the authority to make equity grants to employees, who are not Executive Officers, within guidelines established by the Compensation Committee.  The Management Equity Committee consists of our CEO, our CFO, our Vice President of Human Resources and our Vice President of Legal.  They act collectively to make equity grants to those employees other than those directly approved by the Compensation Committee.  A report of the Compensation Committee is attached to this Proxy Statement as Appendix B.  See also the section entitled “Executive Compensation” for additional information regarding our compensation policies and practices.

Nominating and Corporate Governance Committee

  The Nominating and Corporate Governance Committee consisted of Directors Tseu (Chair), Hart, Mohr and Wery, each of whom meets the requirements for independence as defined by NYSE listing standards. The Nominating and Corporate Governance Committee held one meeting during fiscal 2009. The Nominating and Corporate Governance Committee is responsible under the direction of the Board for identifying and interviewing potential additions or replacement members of the Board and assists the Board in determining the appropriate governance guidelines for the Board, management and the Company.

  Generally, it is the policy of the Nominating and Corporate Governance Committee to review the qualifications of and consider any candidates who have been properly recommended or nominated by a stockholder on the same basis as those candidates who have been identified by management, individual members of the Board of Directors and, if the Nominating and Corporate Governance Committee determines, a search firm hired to identify candidates.  When evaluating candidates, whether recommended or nominated by stockholders or identified by any other party, the Nominating and Corporate Governance Committee evaluates the current composition and size of the Board of Directors, the qualifications of such candidate, the needs of the Board of Directors and the respective Committees of the Board.  However, the Nominating and Corporate Governance Committee and Corporate Governance Committee has not established any specific, minimum qualifications that must be met by each candidate for the Board of Directors or specific qualifies or skills that are necessary for one or more members of the Board of Directors to possess.

   Stockholders wishing to recommend a candidate to the Board of Directors, should direct the recommendation in written correspondence to the Secretary of the Corporation which should include information about the candidate as set forth in the Company’s Director Candidates Nomination Policy. Stockholders wishing to nominate persons for election to the Board can do so by filing with the Secretary of Plantronics a “Nomination Solicitation Statement” which contains, among other things, certain information concerning the nominee and the stockholder nominating such nominee as set forth in our bylaws and otherwise complying with our bylaws. The Nomination Solicitation Statement must be filed with the Secretary of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the one-year anniversary of the preceding year's annual meeting. In the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary not later than the tenth (10th) day following the day on which a public announcement (as described in the bylaws) of the date of such meeting is first made by the Company.

  Additional information regarding the Company’s policies with respect to Director nominations can be found in our bylaws, our Corporate Governance Guidelines and our Director Candidates Nomination Policy, all of which are posted on the Corporate Governance portal in the Investor Relations section of the Company’s website at http://www.plantronics.com

  The Nominating and Corporate Governance Committee shall initially review the appropriateness of the continued service of Directors who change a job or responsibility that they held when they were elected to the Board of Directors.  In the event that a Director changes his or her job or responsibility during his or her term, such Director shall submit a letter to the Board of Directors that (i) describes the circumstances surrounding such change in job or responsibility; and (ii) contains an offer to resign from the Board of Directors. The Board of Directors shall then evaluate the circumstances surrounding such change in job or responsibility and determine if they will adversely affect the Director’s ability to perform his or her duties as a member of the Board of Directors. In such case, the Board of Directors will accept the Director’s offer to resign from the Board of Directors.

  Each Director must ensure that other existing and anticipated future commitments do not materially interfere with the members’ service as Director.  In any event, no Director shall serve on more than four (4) additional public company boards. This limitation shall not apply to any person who was a Director on or before June 1, 2007.  Directors shall advise the Nominating and Governance Committee of any invitations to join the board of any other public company prior to accepting another directorship.

Strategy Committee

  The Strategy Committee consisted of Directors Wery (Chair), Dexheimer, Hart and Tseu, each of whom meets the requirements for independence as defined by NYSE listing standards. The Strategy Committee held four meetings during fiscal 2009. The Strategy Committee is responsible under the direction of the Board for meeting with management periodically to review and evaluate targeted areas of the Company’s development and implementation of its corporate strategy, to recommend areas of improvement and to provide feedback to management.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

  Seven Directors have been nominated for election at the Annual Meeting.  All nominees listed below are standing for re-election.  Unless otherwise instructed, the Proxyholders will vote the proxies held by them for each of the seven nominees named below. If any nominee of Plantronics is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a Director and all Directors have consented to act as a Director. The term of office for each person elected as a Director will continue until the next Annual Meeting or until a successor has been elected and qualified.

  The names of the nominees and certain information about them as of June 12, 2009 are set forth below:

Name of Nominee	Age	Positions With Plantronics	Director Since

Marv Tseu (1)(2)(3)(5)	61	Director and Chair of the Board	1999
Ken Kannappan	49	Director, President and Chief Executive Officer	1999
Brian Dexheimer (4)(5)	46	Director	2008
Gregg Hammann (2)(3)	46	Director	2005
John Hart (1)(3)(5)	63	Director	2006
Marshall Mohr (2)(4)	53	Director	2005
Roger Wery (1)(4)(5)	48	Director	2001

(1)	Member of the Nominating and Corporate Governance Committee
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee
(4)	Member of the Mergers and Acquisitions Committee
(5)	Member of the Strategy Committee

  The Board of Directors currently consists of seven (7) members.

Vote Required

      If a quorum is present in person or represented by proxy at the Annual Meeting, the seven nominees receiving the highest number of votes will be elected to the Board of Directors. On June 14, 2007, the Board of Directors approved a policy regarding elections of Directors.  Pursuant to this policy, in an uncontested election, any nominee for Director who receives a greater number of votes “withheld” for his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the stockholder vote.

  Pursuant to the policy, the Nominating and Corporate Governance Committee shall promptly consider the resignation offer and, based on the circumstances that led to the Majority Withheld Vote, if known, make a recommendation to the Board of Directors. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 60 days following certification of the stockholder vote.  Thereafter, the Board of Directors will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or reason(s) for rejecting the resignation offer, if applicable) on a Form 8-K filed with the SEC.  Any Director who tenders his or her resignation shall not participate in the Nominating and Corporate Governance Committee’s recommendation process or Board of Directors action regarding whether to accept the resignation offer.

If each member of the Nominating and Corporate Governance Committee received a Majority Withheld Vote at the same election, then the independent Directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them. However, if only three or fewer Directors did not receive a Majority Withheld Vote, all Directors may participate in the action regarding whether to accept the resignation offers. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the Annual Meeting, but will have no other legal effect upon the election of Directors under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

Business Experience of Directors

     Mr. Tseu has been a member of the Board of Directors since 1999 and serves as Chair of the Board and the Presiding Director of executive sessions. From May 2006 to November 2007, Mr. Tseu served as Chief Executive Officer and Director of Axesstel, Inc., a leader in the design and development of fixed wireless voice and broadband data products.  From October 2002 to March 2006, Mr. Tseu served as the Chief Executive Officer and a founder of Active Reasoning, Inc., an early stage private company that produces resource management software to help enterprises manage their IT operations. Since November 2001, Mr. Tseu has also been a consulting venture partner with ComVentures, LLP, a venture capital firm focusing on communications companies. From February 2001 to July 2001, Mr. Tseu was Chief Executive Officer of Method Networks, Inc., an Internet technology company helping enterprises automate the management of their Internet networks. From October 1999 to October 2000, Mr. Tseu was President and Chief Executive Officer of SiteSmith, Inc., a provider of outsourced Internet site operations that he co-founded. From August 1998 to July 1999, Mr. Tseu served as President of Structured Internetworks, Inc., a company engaged in the design and marketing of bandwidth allocation products.  Mr. Tseu has a Bachelor of Arts degree in Economics from Stanford University.

     Mr. Kannappan has served as President and Chief Executive Officer of Plantronics and as a member of the Board of Directors since 1999.  He joined Plantronics in February 1995 as Vice President of Sales and was promoted to various positions prior to being named President and Chief Operating Officer in March 1998.  Prior to joining Plantronics, Mr. Kannappan was Senior Vice President of Investment Banking for Kidder, Peabody & Co. Incorporated, where he was employed for 10 years. Mr. Kannappan has a Bachelor of Arts degree in Economics from Yale University and a Master of Business Administration from Stanford University. Mr. Kannappan is a member of the Board of Directors of Mattson Technology, Inc., a supplier of advanced process equipment for the semiconductor industry.

     Mr. Dexheimer has been a member of the Board of Directors since 2008.  Mr. Dexheimer spent 25 years at Seagate Technology in various sales, marketing and general management positions.  In his last role he served as President - Consumer Solutions, where he was responsible for the development, manufacturing and go-to-market of Seagate’s branded DAS, NAS and back-up oriented consumer products and services.  From 2000 to 2007 Mr. Dexheimer held executive level roles in Seagate’s core business including: Chief Sales & Marketing Officer; Executive Vice President - Sales, Marketing and Customer Service; and Executive Vice President - Storage Businesses.  Mr. Dexheimer began his career with Control Data Corporation and then joined Seagate via acquisition in 1989.  Mr. Dexheimer has a Bachelor of Business Administration degree in Marketing from the University of Portland and a Master of Business Administration from Pepperdine University.

     Mr. Hammann has been a member of the Board of Directors since 2005. From 2003 to 2007, he served as Chairman, President and Chief Executive Officer of Nautilus, Inc., a leading manufacturer of health and fitness products. Previously, he held leadership positions at Levi Strauss & Company, including Chief Customer Officer and President of the Americas, and at Coca-Cola Company where he was Vice President, Fountain CMG, and Officer and Director of Strategic Issues. Mr. Hammann also has held management positions at Famous Footwear, The Rayovac Corporation, and Procter & Gamble. Mr. Hammann graduated from the University of Iowa. Mr. Hammann has a Master of Business Administration from the University of Wisconsin.

Mr. Hart has been a member of the Board of Directors since March 2006.  He is a former senior vice president and Chief Technology Officer of 3Com.  At 3Com, Mr. Hart was responsible for the overall strategic direction of the company during the 10 year period (September 1990 to September 2000) in which it grew annual revenue from $400 million to almost $6 billion.  He architected and led 3Com’s “Fast, Cheap and Simple” (FCS) first/last mile networking strategy and was responsible for 3Com’s Advanced Development Lab which pioneered Ethernet adapter and switch solutions, 802.11 solutions, and cable modems/low cost routers.  Prior to 3Com, Mr. Hart was Vice President of engineering at Vitalink Communications Corporation where he led the group that invented, patented and shipped the industry’s first Ethernet switching products.  Mr. Hart holds a Bachelor of Science in Mathematics from the University of Georgia.

   Mr. Mohr has been a member of the Board of Directors since 2005. He has been Senior Vice President and Chief Financial Officer of Intuitive Surgical, Inc., a provider of surgical robotics, since March 2006.  Prior to joining Intuitive Surgical, Mr. Mohr was Vice President and Chief Financial Officer of Adaptec, Inc.  Prior to joining Adaptec in July 2003, Mr. Mohr was an audit partner with PricewaterhouseCoopers where he was most recently the managing partner of the firm’s West Region Technology Industry Group and led its Silicon Valley accounting and audit advisory practice.  Mr. Mohr received his Bachelor of Business Administration in Accounting and Finance from Western Michigan University.  Mr. Mohr is a member of the Board of Directors of Atheros Communications, Inc., a developer of semiconductor system solutions for wireless communications products. Mr. Mohr also serves as the Chairman of Atheros, Inc.’s Audit Committee.

       Mr. Wery has been a member of the Board of Directors since 2001. He is a Director and employee of PRTM, a management consulting firm that provides strategy and operational consulting services to a few sectors, including several technology industries.  He leads PRTM’s Strategy and M&A practice and advises telecommunications services providers, electronics and networking companies.  He engages with senior management at these companies across a number of strategic and operational issues from external growth to enterprise-wide performance improvement programs.   Mr. Wery joined PRTM in April 2000. Prior to joining PRTM, Mr. Wery was an Executive Vice President of Renaissance Worldwide, Inc., an international consultancy, and also spent six years with Oliver Wyman, a consulting arm of Marsh & McLennan Company.  Mr. Wery has a degree in Engineering and Business from the Universite Libre de Bruxelles and a Master of Business Administration from Indiana University.

COMPENSATION OF DIRECTORS

     In fiscal year 2009, each Director, other than Mr. Kannappan, received a retainer fee of $12,500 per quarter, and the Chair of the Board received a quarterly retainer fee of $17,500.  Directors also are entitled to reimbursement of expenses incurred in connection with attendance at Board and Committee meetings.  No attendance fees are paid to Directors for meetings of the Board.

     Each member of the Compensation Committee receives a quarterly retainer fee of $750, and the Chair of the Compensation Committee receives a quarterly retainer fee of $1,250.  No meeting attendance fees are paid to Compensation Committee members.

Each member of the Audit Committee receives a quarterly retainer fee of $1,250 and the Chair of the Audit Committee receives a quarterly retainer fee of $2,500.  No meeting attendance fees are paid to Audit Committee members.

Each member of the Nominating and Corporate Governance Committee receives a quarterly retainer fee of $500, and the Chair of the Nominating and Corporate Governance Committee receives a quarterly retainer fee of $1,000.  No meeting attendance fees are paid to Nominating and Corporate Governance Committee members.

Each member of the Strategy Committee receives a quarterly retainer fee of $500.

Members of the M&A Committee do not receive additional compensation for attendance at meetings or participation on this Committee.

Each non-employee Director of Plantronics is entitled to participate in the 2003 Stock Plan. Pursuant to the terms of the 2003 Stock Plan, each non-employee Director is granted an option to purchase 12,000 shares on the date such Director first becomes a non-employee director.  Thereafter, each Director is granted an option to purchase 3,000 shares on the date of the annual meeting provided that such Director will continue to be a Director following the meeting.  In addition to the annual option grant, effective in fiscal year 2009, as approved by the stockholders at the July 23, 2008 annual meeting, each non-employee Director who has continuously served in such capacity for six months preceding the date of the annual meeting receives a grant of 2,000 shares of restricted stock.  In fiscal year 2009, Mr. Dexheimer did not receive the grant of 2,000 shares of restricted stock as he was a newly elected member of the Board and had not met the six month membership requirement as of the date of the 2008 annual meeting.  Mr. Kannappan is an employee of Plantronics and, as such, is not eligible to receive the automatic grants to Directors.

The following table summarizes the compensation paid to the Company’s directors, other than Mr. Kannappan, for the fiscal year ended March 31, 2009:

NON-EMPLOYEE DIRECTOR COMPENSATION FISCAL 2009

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)(3)	Option Awards (1)(4)(5)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (6)	Total
Marv Tseu	$84,000	$8,179	$19,377	$-	$-	$300	$111,856
Brian Dexheimer	52,000	-	22,311	-	-	-	74,311
Gregg Hammann	60,000	8,179	19,377	-	-	300	87,856
John Hart	57,000	8,179	46,700	-	-	300	112,179
Marshall Mohr	60,000	8,179	71,452	-	-	300	139,931
Roger Wery	54,000	8,179	19,377	-	-	300	81,856

(1)	This amount represents the dollar amount recognized for financial statement reporting purposes, disregarding estimated forfeitures, with respect to the fiscal year.
(2)	The grant date fair value of each Director’s stock award computed in accordance with SFAS 123(R) is $48,780.
(3)
The aggregate number of stock awards outstanding at fiscal year end for each director is:  Mr. Tseu 2,000 shares; Mr. Dexheimer 0 shares; Mr. Hammann 2,000 shares; Mr. Hart 2,000 shares; Mr. Mohr 2,000 shares; and Mr. Wery 2,000 shares.

(4)
The grant date fair value, computed in accordance with SFAS 123(R), of option awards granted in fiscal 2006 to each of Directors Tseu, Hammann, Mohr and Wery, $33,107; in fiscal 2006 to Mr. Hart, $142,774 and to Mr. Mohr, $209,012; in fiscal 2007 to Directors Tseu, Hammann, Hart, Mohr and Wery, $21,331; in fiscal 2008 to Directors Tseu, Hammann, Hart, Mohr and Wery, $23,338; and in fiscal 2009 to Mr. Dexheimer, $90,046.

(5)
The aggregate number of option awards outstanding at fiscal year end for each Director is:  Mr. Tseu 36,000 shares; Mr. Dexheimer 12,000 shares; Mr. Hammann 21,000 shares; Mr. Hart 18,000 shares; Mr. Mohr 21,000 shares; and Roger Wery 33,000 shares.

(6)	Consists of dividends paid on unvested stock awards.

PROPOSAL TWO
APPROVAL OF AMENDMENT TO THE 2003 STOCK PLAN

The stockholders are being asked to approve an amendment to the 2003 Stock Plan (the “Plan”) as described in further detail below.  On March 12, 2009, the Board approved an increase of 1,000,000 shares issuable under the Plan, subject to stockholder approval.  Our Named Executive Officers and Directors have an interest in this proposal as each of them is eligible to receive grants under the Plan.  On June 1, 2009, the closing price of a share of Plantronics common stock on the NYSE was $18.21.

The stockholders are being asked to approve an increase to the number of shares of common stock authorized for issuance under the Plan from eight million (8,000,000) to nine million (9,000,000) shares, an increase of one million (1,000,000) shares. As of April 30, 2009, there remained 1,978,246 shares available for future awards under the Plan. As of April 30, 2009, options to purchase 8,804,828 shares of the Company’s common stock were outstanding, which includes 40,875 options granted separately from the Plan as an inducement to Altec Lansing employees in connection with the acquisition. These options to purchase 8,804,828 shares had a weighted average exercise price of $25.23 and a weighted average remaining contractual life of 3.56 years. As of April 30, 2009, 363,041 shares of restricted stock had been issued and were outstanding. Subject to stockholder approval of the increase of 1,000,000 shares, there would then be 2,978,246 shares available for issuance under the Plan.

Our current plan is to grant options and awards of restricted stock covering approximately 1,600,000 shares over the next 12 months which is equal t to approximately 3.3% of the common shares outstanding as of April 30, 2009.  Each year, we experience some cancellation of outstanding awards. Based on our historical cancellation rates, we anticipate cancellation of options and forfeitures of restricted stock covering approximately 500,000 shares. If that assumption proves correct, our net grants (grants less cancellations) would equal 1,100,000 shares or approximately 2.2% of the common shares outstanding as of April 30, 2009.  Our actual net grants in fiscal 2009 were 1.8% of the common shares outstanding as of April 30, 2009.   This is slightly less than the 2.5% we had estimated at the beginning of the year due to a greater number of cancellations and forfeitures than we had estimated.  The greater number of cancellations and forfeitures was due in part to the reductions in force we found it necessary to complete to adjust our cost structure to the poor economic environment and to the decline in our stock price in the second half which caused some awards to expire out-of-the-money.

We believe strongly that the increase of shares issuable under the Plan is essential to our continued success. Our employees are our most valuable assets. Our Board has determined that it is in the best interest of Plantronics and our stockholders to increase the shares issuable under the Plan. The Board believes that grants of stock options and other awards available under the Plan help create long-term equity participation in Plantronics and thereby assist us in attracting, retaining, motivating and rewarding employees and Directors. If stockholders do not approve the amendment, it will not be implemented and we will have to limit the number of awards granted.

Vote Required

The affirmative vote of a majority of votes cast is required to approve the amendment to the 2003 Stock Plan, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2003 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER BY 1,000,000 SHARES.

Summary of the 2003 Stock Plan

The following is a summary of the principal features of the Plan and its operation. The following summary is qualified in its entirety by reference to the Plan, as it is proposed to be amended and restated, as set forth in Appendix C, attached hereto.

Purposes

The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive for directors, employees and consultants of Plantronics, and to promote the success of Plantronics’ business.

Administration

The Plan is administered by the Board or any committee of individuals appointed by the Board, referred to as the administrator. The administrator may make any determinations deemed necessary or advisable for the Plan. The administrator has full power to select the individuals to whom awards will be granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the Plan. The interpretation and construction of any provision of the Plan by the administrator will be final and conclusive.

Term of the Plan

The Plan became effective as of September 24, 2003, and will continue for a term of 10 years unless sooner terminated by the Board.

Eligibility

Nonstatutory stock options may be granted to employees, directors and consultants of Plantronics or its parent or subsidiary companies (each referred to herein as a “participant”); provided, that, non-employee directors may only receive automatic non-employee director stock option grants (described below).  As of April 30, 2009 there were 1,065 employees and seven (7) directors entitled to receive grants under the Plan.  Incentive stock options may only be granted to employees of Plantronics or its parent or subsidiary companies.  Stock appreciation rights and restricted stock units may be granted only to employees, and consultants of Plantronics and its parent or subsidiary companies.  Restricted stock awards may be granted only to employees, non-employee directors and consultants of Plantronics and its parent or subsidiary companies.

Shares Subject to the Plan

The maximum number of shares of our common stock available for issuance under the Plan as of April 30, 2009 is 1,978,246 shares.  On March 12, 2009, the Board approved an increase of 1,000,000 shares of common stock issuable under the Plan, subject to stockholder approval of Proposal Two.  Shares subject to options or SARs will be counted against the share reserve as 1 share for every share subject thereto.  Shares or units subject to restricted stock or restricted stock unit awards with a per share or unit purchase price lower than 100% of fair market value on the date of grant will be counted against the total number of shares issuable as 2.5 shares for every 1 share subject thereto.  Correspondingly, to the extent that a share that counted as 2.5 shares against the Plan reserve at the time of grant pursuant to the preceding sentence is recycled back into the Plan (e.g., upon award termination or share repurchase), the Plan will be credited with 2.5 shares that will thereafter be available for future issuance under the Plan.

Stock Options

Each option granted under the Plan is to be evidenced by a written award agreement between Plantronics and the participant and is subject to the following additional terms and conditions:

(a) Maximum Grant  An individual may not be granted options to purchase more than 500,000 shares during any fiscal year.  Notwithstanding this limit, in connection with such individual’s initial employment with Plantronics, he or she may be granted options to purchase up to an additional 500,000 shares.

(b) Grants to Non-Employee Directors  Plantronics may grant nonstatutory stock options to its non-employee directors. Each non-employee director will be granted an initial option to purchase 12,000 shares of Common Stock when such person first becomes a director of the Company.  Thereafter, each non-employee director will be granted an option to purchase 3,000 additional shares of Common Stock on the date of the Company’s annual stockholders’ meeting of each year, provided the non-employee director will continue to be a non-employee director of the Company through the applicable date and if, on such date, the eligible director will have served on the Board of Directors for at least six (6) months.  Options granted to non-employee directors expire seven (7) years after the date of grant.  In the event a non-employee director ceases to be a director as a result of his or her death, disability or retirement, any options granted to such director following the 2004 Annual Meeting will remain exercisable, to the extent vested on the date of such termination, for up to one year following such termination.  Other than the option grants described in this paragraph, non-employee directors will not be eligible to receive other stock option awards pursuant to the Plan.  In addition, in the event of a merger of Plantronics with or into another corporation or a “change of control” (as defined in the Plan) in which a non-employee director is terminated or asked to resign, options granted to such non-employee director will vest and be exercisable with respect to 100% of the shares subject to such option immediately prior to such merger or change of control.

(c) Exercise of the Option  The administrator determines when options become exercisable, however, options generally are not exercisable until at least 12 months have passed following the date of the option grant.  An option is exercised by giving written or electronic notice of exercise to Plantronics, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to Plantronics.  The acceptable methods of payment for shares issued upon exercise of an option are set forth in the award agreement and may consist of (1) cash, (2) check, (3) certain shares of Common Stock, (4) the delivery of a properly executed exercise notice together with such other documentation as the administrator and the broker, if applicable, will require to effect a cash-less exercise of the option and delivery to Plantronics of the amount of proceeds required to pay the exercise price, (5) any combination of the foregoing methods, or (6) such other consideration and method of payment permitted under applicable law; provided, however, that the issuance of a promissory note is not a permissible method of payment.

(d) Exercise Price  The exercise price of options granted under the Plan is determined on the date of grant. The exercise price of incentive stock options and nonstatutory stock option must be at least 100% of the fair market value per share at the time of grant.  An incentive stock option granted to a 10% stockholder may not have an exercise price less than 110% of the fair market value per share of the Common Stock at the time of grant.  The fair market value of a share of Common Stock will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on The New York Stock Exchange on the date of grant.

(e) Termination  If the participant’s directorship, employment or consulting relationship with Plantronics (or its parent or subsidiary corporations) is terminated for any reason, including death or total and permanent disability, options may be exercised after such termination as to all of the shares as to which the participant was entitled to exercise at the date of such termination. The options may be exercised after termination within the period of time as is specified in the award agreement. If such period of time is not specified in the award agreement, then such period of time will equal ninety (90) days in the case of termination other than upon death, disability or, for options granted prior to the 2004 Annual Meeting, retirement, and 12 months in the case of termination upon death, disability or, for options granted after the 2004 Annual Meeting, retirement.  Notwithstanding the foregoing, all options must be exercised prior to the expiration of the term of an option as set forth in the award agreement.

(f) Term and Termination of Options  At the time an option is granted, the administrator determines the period within which the option may be exercised.  In no event may the term of an incentive stock option be longer than 7 years.  No person may exercise an option after the expiration of its term.  An option granted to a participant who, at the time such option is granted, owns more than 10% of the voting power of all classes of stock of Plantronics, may not have a term of more than 5 years.

(g) Other Provisions  The award agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as the administrator may determine.

Stock Appreciation Rights

Each stock appreciation right granted under the Plan will be evidenced by an award agreement between Plantronics and the participant and is subject to the following additional terms and conditions:

(a) Maximum Grant  An individual may not be granted stock appreciation rights to purchase more than 500,000 shares during any fiscal year.  Notwithstanding this limit, in connection with such individual’s initial employment, he or she may be granted stock appreciation rights to purchase up to an additional 500,000 shares.

(b) Exercise of the Stock Appreciation Right. The administrator determines when stock appreciation rights become exercisable, however, stock appreciation rights generally are not exercisable until at least 12 months have passed following the date of grant. A stock appreciation right is exercised by giving written or electronic notice of exercise to Plantronics and specifying the number of shares of Common Stock to which the award is being exercised. Plantronics can pay the appreciation in either cash or shares of Common Stock.

(c) Exercise Price  The administrator determines the exercise price of stock appreciation rights on the date of grant, which must be at least 100% of the fair market value per share at the time of grant.

(d) Payment  Upon exercise of a stock appreciation right, a participant will be entitled to receive payment from Plantronics in an amount determined by multiplying:

•	The difference between the fair market value of a share on the date of exercise over the exercise price; times
•	The number of shares with respect to which the stock appreciation right is exercised.

In no event, however, may the payment exceed 100% of the exercise price associated with the stock appreciation right.  At the discretion of the administrator, the payment may be in cash, in shares of equivalent value, or in some combination thereof.

(e) Termination  If the participant’s directorship, employment or consulting relationship with Plantronics is terminated for any reason, including death or total and permanent disability, stock appreciation rights may be exercised after such termination as to all of the shares as to which the participant was entitled to exercise at the date of such termination. The stock appreciation rights may be exercised after termination within the period of time as is specified in the award agreement. If such period of time is not so specified, then such period of time will equal ninety (90) days in the case of termination other than upon death, disability or, for stock appreciation rights granted prior to the 2004 Annual Meeting, retirement, and 12 months in the case of termination upon death, disability or, for stock appreciation rights granted after the 2004 Annual Meeting, retirement.  Notwithstanding the foregoing, all stock appreciation rights must be exercised prior to the expiration of their term as set forth in the award agreement.

(f) Term and Termination of Stock Appreciation Rights  At the time a stock appreciation right is granted, the administrator determines the period within which the stock appreciation right may be exercised, which in no event will be longer than 7 years form the date of grant.

(g) Other Provisions  The award agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as the administrator may determine.

Restricted Stock Awards

Non-employee directors are eligible to receive an annual grant of 2,000 shares of restricted stock on the date of the stockholders’ annual meeting beginning on July 23, 2008.  In addition, grants of restricted stock may be made to other eligible participants in the 2003 Stock Plan.  Each restricted stock award granted under the Plan is to be evidenced by an award agreement between Plantronics and the participant and is subject to the following additional terms and conditions:

(a) Limitation  The maximum aggregate initial value of a grant to a participant is $1,000,000.

(b) Termination  Subject to the terms of an agreement between Plantronics and a participant, if the participant’s directorship, employment or consulting relationship with Plantronics is terminated for any reason, including death or total and permanent disability, any unvested shares will be forfeited to Plantronics or Plantronics may repurchase any unvested stock obtained by the participant pursuant to a restricted stock award. Unless the administrator provides otherwise, the purchase price of the repurchased shares will equal the price originally paid, if any, for such shares by the participant.

(c) Term of Restricted Stock Awards  The administrator determines the period during which a restricted stock award will vest, which period must be at least 1 year from the date of grant. In addition, if a restricted stock award is not subject to the achievement of performance goals, then such award will fully vest over a period of at least 3 years from the grant date.

(d) Other Provisions  The restricted stock award agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the administrator.

Restricted Stock Units

Restricted stock units are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the administrator are achieved or the awards otherwise vest. Each award of restricted stock units will be evidenced by an award agreement between Plantronics and the participant and is subject to the following additional terms and conditions:

(a) Limitation  The maximum aggregate initial value of a grant to a participant is $1,000,000.

(b) Terms of Restricted Stock Unit Awards  The administrator will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of restricted stock units to be paid out to participants. The vesting period must be at least 1 year from the date of grant, provided that if an award is not subject to the achievement of performance goals, then such award will fully vest over a period of at least 3 years from the grant date.

(c) Other Provisions  The award agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the administrator.

Performance Goals

The granting or vesting of awards of restricted stock and restricted stock units under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: annual revenue; cash position; earnings per share; individual objectives; net income; operating cash flow; operating income; return on assets; return on equity; return on sales; and total stockholder return.  The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index.

Nontransferability of Awards

Awards granted under the Plan are generally not transferable by a participant, however, the administrator may grant limited transferability of identified and vested awards (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (as such term is defined in the general instructions to Form S-8 under the Securities Act of 1933, or any successor thereto) through gifts or domestic relations orders, as permitted by the instructions to Form S-8 of the Securities Act of 1933.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control

Changes in Capitalization   Subject to any required action by the stockholders of Plantronics, in the event that Plantronics’ Common Stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments will be made in the number of shares of Common Stock subject to the Plan, the number of shares of Common Stock subject to any outstanding award under the Plan, the exercise price of any such outstanding award, and any per-person or other share limits under the Plan.  The Board will make any such adjustment and its determination in that respect will be final, binding and conclusive.

Dissolution or Liquidation  In the event of a liquidation or dissolution, any unexercised award will terminate. The administrator may, in its sole discretion, provide that a participant will have the right to exercise all or any part of his or her award, including shares as to which the award would not otherwise be exercisable. In addition, the administrator may provide that any Company repurchase option applicable to any shares purchased upon exercise of an award will lapse as to all such shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.

Merger or Change of Control  In connection with a merger of Plantronics with or into another corporation, or a “change of control,” as defined in the Plan, each outstanding award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation). If there is no assumption or substitution of outstanding awards, the administrator will notify the participant that he or she has the right to exercise his or her options, rights to purchase restricted stock, and stock appreciation rights as to all of the shares subject to the award for a period of 15 days from the date of such notice and that the award will terminate upon the expiration of such period; moreover, all restrictions on restricted stock and all performance goals or other vesting requirements for restricted stock units will lapse.

Amendment and Termination of the Plan

The Board may amend the Plan at any time or from time to time or may terminate the Plan without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the Plan for which stockholder approval would be required under applicable law or regulation (including the requirements of The New York Stock Exchange), as in effect at the time.  In addition, pursuant to the terms of the Plan, the Board may not, without the approval of the stockholders, (i) materially increase the number of shares issuable under the Plan (unless such increase is made as an adjustment to a change in Plantronics’ capitalization), (ii) materially modify the requirements for eligibility to participate in the Plan, or (iii) reprice options or stock appreciation rights. The Plan will terminate on September 23, 2013, unless terminated sooner by the Board.  Any award outstanding under the Plan at the time of its termination will remain outstanding until they expire by their terms.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Plantronics of awards granted under the Plan.  Tax consequences for any particular individual may be different.

Nonstatutory Stock Options  No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value of the Company’s stock is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options  No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights  No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the Company’s stock is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock and Restricted Stock Units  A participant generally will not have taxable income at the time an award of restricted stock or restricted stock units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture.  However, the recipient of a restricted stock award (but not an award of restricted stock units) may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Section 409A  Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements.  These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation.  Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death).  Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred.  For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

The Company believes that awards issued under the Plan have been structured to comply with Section 409A, but the Internal Revenue Service has only recently issued final regulations under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to awards issued under the Plan) are not entirely clear.

Tax Effect for the Company  The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to Plantronics’ Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.  However, Plantronics can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met.  The Plan has been designed to permit the administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Plantronics to continue to receive a federal income tax deduction in connection with such awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN INDIVIDUAL’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN ELIGIBLE INDIVIDUAL MAY RESIDE.

New Plan Benefits

The number of awards that an employee or consultant may receive under the Plan is in the discretion of the Compensation Committee of the Board of Directors and therefore cannot be determined in advance. To date, only restricted stock awards and stock options have been granted under the Plan.

The following table sets forth (a) the aggregate number of shares subject to options granted under the Plan during fiscal 2009, (b) the average per share exercise price of such options, and (c) the fair market value of the restricted stock award shares granted during fiscal 2009.

	(a)	(b)	(c)
Name and Position	Number of Options Granted	Average Per Share Exercise Price	Restricted Stock Awards (4)

Ken Kannappan	65,000	$18.04	$238,600
Director, President and CEO

Barbara Scherer	27,000	17.84	71,580
Senior Vice President and CFO

Don Houston	21,500	17.55	59,650
Senior Vice President Sales

Philip Vanhoutte	11,000	18.99	59,650
Managing Director - EMEA

Vicki Marion	17,500	19.29	59,650
President - Audio Entertainment Group

Executive Group (1)	228,400	18.04	1,014,050

Non-Executive Director Group (2)	12,000	19.31	119,300

Non-Executive Officer Employee Group (3)	1,261,541	18.90	1,097,560

(1)	The Executive Group is composed of all Executive Officers.
(2)	The Non-Executive Director Group is composed of all Plantronics Board of Directors except Ken Kannappan.
(3)
The Non-Executive Officer Employee Group is composed of all Plantronics employees worldwide minus the Executive Group. The Non-Executive Officer Employee Group average per share exercise price is calculated as a weighted average.

(4)	Based on market value of Plantronics common stock at March 28, 2009 of $11.94, net of consideration paid ($0.01), multiplied by the number of restricted stock award shares granted during fiscal 2009.

Non-Executive Directors are granted an option to purchase 12,000 shares of common stock on the date on which the person becomes a new Director.  Annually thereafter, each continuing Non-Executive Director who has served for at least six (6) months shall be automatically granted an option to purchase 3,000 shares of common stock.  Effective fiscal 2009, the date of the annual refresher grant was moved from January 15 to the date of the Company’s Annual Meeting each year.  Prior to fiscal 2009, Non-Executive Directors were not permitted to receive awards of Restricted Stock or Restricted Stock Units.  Effective fiscal 2009, Non-Executive Directors may receive grants of 2,000 shares of Restricted Stock (or Restricted Stock Units) each year on the date of the Annual Meeting.

PROPOSAL THREE
APPROVAL OF AN AMENDMENT TO
THE 2002 EMPLOYEE STOCK PURCHASE PLAN

Plantronics is seeking stockholder approval of an amendment of the 2002 Employee Stock Purchase Plan, as amended and restated, (the “2002 ESPP”) to increase the number of shares issuable under the 2002 ESPP. The 2002 ESPP was adopted by our Board and approved by Plantronics’ stockholders in July 2002. The 2002 ESPP originally authorized the issuance of 200,000 shares and was subsequently amended, with the approval of Plantronics’ stockholders to increase the shares issuable under the 2002 ESPP by 1,400,000 shares. As of April 30, 2009, 451,993 shares were available for future purchases. Without a further increase, the 2002 ESPP would run out of shares. Therefore, we believe an increase is prudent to make available sufficient shares for issuance under this plan on an ongoing basis. On March 12, 2009, the Board approved an increase of 500,000 shares issuable under the 2002 ESPP, subject to stockholder approval. On June 1, 2009, the closing price of a share of Plantronics common stock on the NYSE was $18.21.

The Board believes that the 2002 ESPP is an important component of our total employee benefit package and that it is in the best interest of Plantronics and our stockholders for the stockholders to approve the proposed increase in shares available for purchase by employees under the 2002 ESPP. If our stockholders approve the increase of shares under the 2002 ESPP, the total number of shares of Common Stock available for future purchases under the 2002 ESPP will be 951,993.

Vote Required

The affirmative vote of a majority of votes cast is required to approve the amendment to the 2002 ESPP, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER BY 500,000.

Summary of the 2002 Employee Stock Purchase Plan

The following is a summary of the principal features of the 2002 ESPP and its operation.  The following summary is qualified in its entirety by reference to the 2002 ESPP as set forth in Appendix D, attached hereto.

General

The purpose of our 2002 ESPP is to provide employees with an opportunity to purchase our common stock through payroll deductions.  The 2002 ESPP may be administered by the Board or a committee appointed by the Board, referred to as the administrator.  All questions of interpretation or application of the 2002 ESPP are determined by the administrator, and its decisions are final, conclusive and binding upon all participants.  The 2002 ESPP became effective June 10, 2002, the date that it was adopted by our Board, and will continue for a term of 10 years unless sooner terminated by the Board.

Eligibility

Each of our employees or the employees of our designated subsidiaries who is customarily employed for at least 20 hours per week and more than 5 months in a calendar year is eligible to participate in the 2002 ESPP.  The exceptions to this guideline are that no employee shall be granted an option under the 2002 ESPP (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of our stock or any of our subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans or those of our subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.  As of April 30, 2009, approximately 500 employees were participating in the 2002 ESPP.

Shares Subject to the Plan

The maximum number of shares of our common stock available for sale under the 2002 ESPP as of April 30, 2009 is 451,993 shares, subject to adjustment upon changes in capitalization as described below.  On March 12, 2009, the Board approved an increase of 500,000 shares issuable under the 2002 ESPP, subject to stockholder approval of Proposal Three.

Offering Period

The 2002 ESPP is implemented by consecutive offering periods lasting approximately 6 months in duration with a new offering period commencing on February 1 and August 1 of each year.  To participate in the 2002 ESPP, each eligible employee must authorize payroll deductions pursuant to the 2002 ESPP.  Such payroll deductions may not exceed 10% of a participant's compensation.  Compensation is defined as base straight time gross earnings, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions, car allowances, profit-sharing and other compensation.  Our Board has the power to change the duration of future offering periods without stockholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first offering period to be affected thereafter.  Once an employee becomes a participant in the 2002 ESPP, our common stock will automatically be purchased under the 2002 ESPP at the end of each offering period, unless the participant withdraws or terminates employment earlier.

Purchase Price

Shares of our common stock may be purchased under the 2002 ESPP at a purchase price not less than 85% of the lesser of the fair market value of our common stock on (i) the first day of the offering period or (ii) the last day of the offering period.  The fair market value of our common stock on any relevant date will be the closing price per share as reported on the New York Stock Exchange, or the mean of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in The Wall Street Journal.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions throughout each offering period.  The number of shares of our common stock a participant may purchase in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that offering period by the purchase price.  During the offering period, a participant may discontinue his or her participation in the employee stock purchase plan.  All payroll deductions made for a participant are credited to the participant's account under the 2002 ESPP, are withheld in whole percentages only and are included with our general funds.  Funds received by us pursuant to exercises under the 2002 ESPP are also used for general corporate purposes.  A participant may not make any additional payments into his or her account.

Withdrawal

Generally, a participant may withdraw from an offering period at any time by written notice without affecting his or her eligibility to participate in future offering periods.  However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period.  To participate in a subsequent offering period, the participant must deliver to us a new subscription agreement.

Transferability

Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the 2002 ESPP may be assigned, transferred, pledged or otherwise disposed of in any way other than by will, the laws of descent and distribution.

Termination of Employment

Upon termination of a participant's employment for any reason, including disability or death, his or her option and participation in the 2002 ESPP will terminate.  At such time, the payroll deductions credited to the participant's account (to the extent not used to make a purchase of our common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the 2002 ESPP.

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

Changes in Capitalization  Subject to any required action by our stockholders, the number of shares reserved under the 2002 ESPP, the number of shares that may be added to the 2002 ESPP on an annual basis, the maximum number of shares that may be purchased during any offering period, as well as the price per share of common stock covered by each option under the 2002 ESPP which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us; provided, however, that conversion of any of our convertible securities shall not be deemed to have been "effected without receipt of consideration."  Such adjustment shall be made by our Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by us of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an option.

Dissolution or Liquidation  In the event of our proposed dissolution or liquidation, the Board shall shorten any offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date.  The new exercise date shall be prior to the dissolution or liquidation.  If the Board shortens any offering periods then in progress, the Board shall notify each participant in writing, at least 10 business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Merger or Asset Sale  In the event of a proposed sale of all or substantially all of our assets or the merger of us with or into another corporation, each option under the 2002 ESPP shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation.  In the event the successor corporation refuses to assume or substitute for the options, the Board shall shorten any offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date.  The new exercise date shall be prior to the date of the sale or merger.  If the Board shortens any offering periods then in progress, the Board shall notify each participant in writing, at least 10 business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Amendment and Termination of the Plan

Our Board may at any time terminate or amend the 2002 ESPP.  An offering period may be terminated by the Board at the end of any offering period if the Board determines that termination of the 2002 ESPP is in our best interests and the best interests of our stockholders.  Generally, no such termination can affect options previously granted.  No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders' meeting, if such amendment would require stockholder approval in order to comply with Section 423 of the Code or the requirements of the New York Stock Exchange.

Certain Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the 2002 ESPP does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

The 2002 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code.  Under these provisions, no income will be taxable to a participant until the shares purchased under the 2002 ESPP are sold or otherwise disposed of.  Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period.  If the shares are sold or otherwise disposed of more than 2 years from the first day of the applicable offering period and 1 year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.  Any additional gain will be treated as long-term capital gain.  If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price.  Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase.  We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

Given that the number of shares of common stock that may be purchased under the 2002 ESPP is determined, in part, on the stock’s market value on the first and last day of the offering period and that participation is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth (a) the number of Shares that were purchased during fiscal 2009 under the 2002 ESPP, and (b) the average per share purchase price paid for such Shares.

	(a)	(b)
Name and Position	Number of Shares Purchased	Average Per Share Exercise Price

Ken Kannappan	1,037	$8.63
Director, President and CEO

Barbara Scherer	1,659	11.30
Senior Vice President and CFO

Don Houston	1,037	8.63
Senior Vice President Sales

Philip Vanhoutte	-	N/A
Managing Director - EMEA

Vicki Marion	2,227	11.29
President - Audio Entertainment Group

Executive Group (1)	17,692	10.61

Non-Executive Director Group (2)	-	N/A

Non-Executive Officer Employee Group (3)	319,846	11.42

(1)	The Executive Group is composed of all Executive Officers.
(2)	The Non-Executive Director Group is composed of all Plantronics Board of Directors except Ken Kannappan. Directors who are not employees of the Company are not eligible to participate in the ESPP.
(3)
The Non-Executive Officer Employee Group is composed of all Plantronics employees worldwide minus the Executive Group. The Non-Executive Officer Employee Group average per share exercise price is calculated as a weighted average.

Equity Compensation Plan Information

The following table sets forth information with respect to Plantronics’ equity compensation plans as of the end of the most recently completed fiscal year.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (1)	8,852,316	(3)	$25.21	2,382,952	(4)

Equity compensation plans not approved by security holders (2)	40,875		33.49	-

Total	8,893,191		25.25	2,382,952

(1)
Includes the 1993 Stock Option Plan, the 1993 Director Stock Option Plan, the 2003 Stock Plan and the 2002 Employee Stock Purchase Plan but does not include the additional 1,000,000 shares for the 2003 Stock Plan or the 500,000 shares for the 2002 ESPP for which stockholder approval is being sought at this Annual Meeting.

(2)
Granted as a material inducement of employment to current and former employees of Altec Lansing in connection with the Plantronics’ acquisition of Altec Lansing in 2005.  The material features of this plan are substantially the same as those of Plantronics’ 2003 Stock Plan and are fully described in the Form S-8 filed by Plantronics with the SEC on August 18, 2005 and in Note 11 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

(3)	Excludes purchase rights accruing under the 2002 ESPP.
(4)	Consists of shares available for future issuance under the 1993 Stock Option Plan, the 1993 Director Stock Option Plan, the 2003 Stock Plan and the 2002 ESPP.

PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), independent registered public accounting firm, to audit the consolidated financial statements of Plantronics for fiscal year 2010. The Board of Directors recommends that stockholders vote for ratification of such appointment. If Proposal Four is not approved, the Audit Committee will reconsider its selection.

PricewaterhouseCoopers has audited Plantronics’ consolidated financial statements annually since 1988.  A representative of PricewaterhouseCoopers will be available at the Annual Meeting to respond to questions. The PricewaterhouseCoopers representative will have an opportunity to make a statement at the Annual Meeting if they desire to do so.

Audit and Related Fees

        The following is a summary of pre-approved fees and services approved by the Audit Committee and performed by our independent registered public accounting firm for the years ended March 31, 2008 and 2009.

	Fiscal Year Ended March 31,
Fee Category	2008	2009

Audit Fees	$2,314,915	$2,410,709
Audit-Related Fees	-	-
Tax Fees	220,906	119,253
All Other Fees	3,900	3,900
Total	$2,539,721	$2,533,862

         Audit Fees  Consists of fees billed to us for professional services rendered by PricewaterhouseCoopers for (i) the audit of our annual financial statements included in our Form 10-K; (ii) review of our interim financial statements included in the quarterly reports on Form 10-Q; (iii) services rendered by PricewaterhouseCoopers in connection with the audit of the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002; and (iv) consents and assistance in connection with other filings, including statutory audits and services, and public offering documents filed with the SEC.

         Audit-Related Fees  Consists of fees billed to us for professional services rendered by PricewaterhouseCoopers for assurance and related services that are reasonably related to the performance of the audit or review of Plantronics’ consolidated financial statements and are not reported under “Audit Fees.”  These services include accounting consultations in connection with transactions, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.  We had no such fees in fiscal 2008 or fiscal 2009.

         Tax Fees  Consists of fees billed to us for professional services rendered by PricewaterhouseCoopers for tax compliance, tax advice and tax planning.

 All Other Fees  Consists of fees billed to us for products and services provided by PricewaterhouseCoopers and not reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

         Our Audit Committee believes that the services rendered by PricewaterhouseCoopers that led to the fees reported under “Audit Fees,” “Tax Fees” and “All Other Fees” are compatible with maintaining PricewaterhouseCoopers’ independence.

 Our Audit Committee has adopted pre-approval policies or procedures, so that all fees for services expected to be rendered by our independent registered public accounting firm are pre-approved by the Audit Committee.  All of the services performed by PricewaterhouseCoopers referenced above were pre-approved by our Audit Committee.

         All audit and non-audit services provided by PricewaterhouseCoopers to us must be pre-approved in advance by our Audit Committee unless the following conditions are met:  (1) the service is one of a set of permitted services that the independent auditor is allowed to provide; (2) the total amount of such services is less than or equal to a specified amount during the fiscal year in which the services are provided; and (3) the services will be brought to the attention of the Audit Committee and approved prior to the completion of the annual audit.  All other permitted services must be pre-approved by either the Audit Committee or a delegate of the Audit Committee.  If pre-approval is obtained from a delegate of the Audit Committee, the service may be performed provided that the service is presented to the Audit Committee at the next scheduled meeting.

Vote Required

         Approval of the ratification of the appointment of PricewaterhouseCoopers as the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ADDITIONAL INFORMATION

Security Ownership of Principal Stockholders and Management

         The following table sets forth certain information with respect to beneficial ownership of common stock of Plantronics as of April 30, 2009 (except as noted below) as to (i) each person who is known by Plantronics to own beneficially more than 5% of the outstanding shares of common stock, (ii) each Director and each nominee for Director of Plantronics, (iii) the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of Plantronics (the Chief Executive Officer, the Chief Financial Officer and such other officers collectively the “Named Executive Officers”), and (iv) all Directors and Executive Officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole investment and voting power with respect to such shares, subject to community property laws.

Security Ownership of Principal Stockholders and Management

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class (3)

PRIMECAP Management Company (4)	4,903,850	10.0%
225 South Lake Ave., Suite 400
Pasadena, California 91101

FMR Corp. (5)	4,893,275	10.0%
82 Devonshire Street
Boston, Massachusetts 02109

Barclays Global Investors (Deutschland) AG (6)	4,270,306	8.7%
Apianstrasse 6
D-85774
Unterfohring, Germany

State Street Bank and Trust Company (7)	2,731,274	5.6%
State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111

Ken Kannappan	1,124,086	2.3%
Barbara Scherer	295,701	*
Don Houston	271,079	*
Philip Vanhoutte	192,054	*
Vicki Marion	48,623	*
Marv Tseu	40,061	*
Roger Wery	31,061	*
Gregg Hammann	19,061	*
Marshall Mohr	19,061	*
John Hart	14,374	*
Brian Dexheimer	3,000	*
All Directors and All Executive Officers as a Group (20 persons)	2,703,462	5.3%

*      Less than 1%.

(1)	Unless otherwise indicated, the address for each person and entity named in the table is c/o Plantronics, Inc., 345 Encinal Street, Santa Cruz, CA 95060.

(2)
Includes underlying stock options held by Directors and Named Executive Officers that are exercisable within 60 days of April 30, 2009, as follows: Mr. Kannappan, 1,012,832 shares; Ms. Scherer, 242,110 shares; Mr. Houston, 218,249 shares; Mr. Vanhoutte, 161,054 shares; Ms. Marion, 31,389 shares; Mr. Tseu, 32,061 shares; Mr. Wery, 29,061 shares; Mr. Hammann, 17,061 shares; Mr. Mohr, 17,061 shares; Mr. Hart, 12,374 shares; and Mr. Dexheimer 3,000 shares.  All Directors and All Executive Officers as a group (20 persons), 2,272,695 shares.

(3)
For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group calculated pursuant to Rule 13d-3 of the Securities Exchange Act and set forth in the table by the sum of the 48,891,819 shares of common stock outstanding on April 30, 2009 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of April 30, 2009 as set forth in footnote (2) above.

(4)
As of December 31, 2008, PRIMECAP Management Company (“PRIMECAP”) claims sole dispositive power as to 4,903,850 shares and neither sole nor shared voting power over these shares, based solely upon PRIMECAP’s Schedule 13G filed on February 12, 2009.  PRIMECAP has informed Plantronics that 3,701,500 of theses 4,903,850 shares were held by Vanguard Chester Funds – Vanguard PRIMECAP Fund, which is managed by PRIMECAP.  In Amendment 16 to Schedule 13G filed February 13, 2009, Vanguard Chester Funds – Vanguard PRIMECAP Fund, 100 Vanguard Blvd., Malvern, PA  19355, reported that, as of February 13, 2009 it had sole voting power over 3,701,500 of these shares and neither sole nor shared dispositive power over any of these shares.

(5)
As of December 31, 2008, FMR Corp. claims sole dispositive power as to 4,893,275 shares and neither sole nor shared voting power as to these shares. Information provided herein is based solely upon FMR Corp.’s Schedule 13G filed on February 17, 2009.

(6)
As of December 31, 2008, Barclays Global Investors (Deutschland) AG, claims sole dispositive power as to 4,270,306 shares and sole voting power as to 3,480,096 shares.  Information provided herein is based solely upon Barclays Global Investors (Deutschland) AG’s Schedule 13G filed on February 5, 2009.

(7)
As of December 31, 2008, State Street Bank and Trust Company claims shared dispositive power as to 2,731,274 shares and sole voting power as to these 2,731,274 shares.  Information provided herein is based solely upon State Street Bank and Trust Company’s Schedule 13G filed February 13, 2009.

Stock Ownership Requirements

On March 6, 2007, the Nominating and Corporate Governance Committee of the Board of Directors adopted a policy requiring Directors and Executive Officers, including the Chief Executive Officer, to own a certain amount of our Common Stock.

Outside Directors

As of the beginning of each fiscal year, all outside Directors shall hold the lesser of (i) that number of shares or the value of in-the-money vested stock options of Common Stock equal in value to $25,000; or (ii) 1,000 shares of Common Stock. The outside Directors must attain this ownership threshold by the later of (i) July 25, 2010, or (ii) four years after his or her appointment. The value of the shares of Common Stock will be calculated based on the higher of the actual cost of the shares or their fair market value. The value of vested in-the-money stock options shall be the fair market value less the exercise price.  Any subsequent change in the value of the shares during such fiscal year will not affect the amount of stock that the Directors must hold during that year. The Board may modify this requirement on a case by case basis if compliance reasonably creates a hardship for any such Director.

President & Chief Executive Officer

At the beginning of each fiscal year, the President and Chief Executive Officer shall hold the lesser of (i) 25,000 shares of Common Stock, or (ii) that number of shares of Common Stock calculated by dividing the annual base salary of such Officer by the market price of the Common Stock at the beginning of each fiscal year.  In calculating whether the President and Chief Executive Officer meets the requisite ownership, the value of in-the-money vested stock options may be included in the calculation of ownership. The ownership threshold must be attained by the later of (i) July 25, 2010, or (ii) four years after his or her acceptance of the position. The value of the shares will be calculated at the beginning of each fiscal year and will be based on the higher of the actual cost of the shares or their fair market value.   The value of vested in-the-money stock options shall be the fair market value less the exercise price.  Any subsequent change in the value of the shares will not affect the amount of stock that such Officer must hold during that year. The Board may modify this requirement on a case by case basis if compliance reasonably creates a hardship for such Officer.

Executive Officers

As of the beginning of each fiscal year, all Executive Officers (as defined below) shall hold the lesser of (i) that number of shares of Common Stock equal in value to $50,000 or the value of in-the-money vested stock options, or (ii) 3,000 shares of Common Stock. The Executive Officers must attain this ownership threshold by the later of (i) July 25, 2010, or (ii) four years after his or her acceptance of the position. The value of the shares of Common Stock will be calculated at the beginning of each fiscal year and will be based on the higher of the actual cost of the shares or their fair market value. The value of vested in-the-money stock options shall be the fair market value less the exercise price.  Any subsequent change in the value of the shares during such fiscal year will not affect the amount of stock that such Executive Officers must hold during that year. The Board may modify this requirement on a case by case if compliance reasonably creates a hardship for any such Executive Officer.

“Executive Officers” are Plantronics Section 16 Officers, with the exception of the President and Chief Executive Officer.

Executive Compensation

Compensation Discussion and Analysis

Plantronics’ Compensation Philosophy and Guiding Principles

Plantronics’ fundamental executive compensation philosophy is that compensation should be competitive and vary significantly with performance of the Company. Accordingly, Plantronics’ compensation program is designed to link executive compensation to the performance of Plantronics and to the individual contribution of each named executive officer, as defined in Item 402(a) of Regulation S-K, (“NEO”). Plantronics’ performance-based compensation program is a total system consisting of base salary and “at risk” incentives that reward NEOs for the achievement of performance goals which are designed to enhance long-term stockholder value as well as long-term equity incentives which are designed to align the interests of the NEO with stockholders. Therefore a significant portion of each NEO’s cash compensation is dependent upon Plantronics meeting certain financial goals and upon achievement of individual performance objectives.

 The guiding principles of the Plantronics’ executive compensation program are to:

    ·  attract highly qualified executives to Plantronics and motivate them to perform at their highest levels;

    ·  reward outstanding performance;

    ·  retain executives whose skills are essential for building Plantronics’ business and for long-term value creation;

    ·  annually establish short-term targets for cash incentives that are directly tied to the overall financial performance of Plantronics as well as to individual areas of accountability;

    ·  implement long-term incentives to align executive results with stockholder value creation and foster a sense of ownership in Plantronics; and

    ·  provide a total compensation package that is competitive with the compensation paid to executives in similar positions at comparably sized companies.

Role of the Compensation Committee

The compensation policies for the NEOs are overseen by the Committee.  Each Committee member is a non-employee independent director with experience in managing executives and making executive compensation decisions.  The Committee makes the final decision on compensation for all NEOs.  The Committee decides independently any changes to the compensation of the NEOs without such officer being present.

The Compensation Committee of the Board of Directors (the “Committee”) believes that compensation must be viewed holistically and therefore evaluates compensation based upon Total Direct Compensation (“TDC”).  TDC is composed of base salary, non-equity cash incentives and long-term incentives (“LTI”).  LTI is typically composed of equity granted in the form of stock options and/or shares of restricted stock.

Role of the CEO and CFO

Each year, the CEO provides the Committee with his assessment of each NEO’s performance (other than his own) with respect to the specific performance objectives that have been established for that particular executive.  He also provides his assessment of how each NEO’s performance (other than himself) influenced the overall performance of the Company.  Based on this information, together with market-based compensation benchmarks, he also recommends changes to the compensation package for each NEO other than himself.

The CEO and CFO review and submit to the Committee a report on the level of achievement, or scoring, with respect to each NEO’s performance goals and related bonus payment calculations, if any, on quarterly and annual incentive metrics.  The Committee makes the final decision on the  amount and payment of any bonuses.

Role of the Compensation Consultant

The Committee has retained Mercer (US) Inc. (“Mercer”) to provide information, analyses and advice regarding executive and director compensation.  Mercer reports directly to the Committee chair.

At the Committee’s direction, Mercer provided the following services for the Committee during fiscal 2009:

    ·  evaluated the competitive positioning of the NEOs’ base salaries, non-equity incentives (quarterly and annual cash bonuses) and LTI relative to similar sized firms generally and specifically, the high-tech industry;

    ·  advised the Committee on NEO target award levels within the non-equity and LTI programs and, as needed, on Committee actions with respect to compensation of NEOs;

    ·  provided ongoing advice on the design of Company's non-equity and LTI plans;

    ·  briefed the Committee on executive compensation trends; and

    ·  reviewed market data on change of control practices for executives in other companies.

Mercer may, from time to time, contact employees of the Company for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the Committee that the officers and/or employees also receive.

All of the decisions with respect to the amount or form of executive and director compensation under the Company’s executive and director compensation programs are made by the Committee alone and reflect the assessment of the CEO and CFO, as discussed above, other factors and considerations it deems relevant, and the information and advice provided by Mercer.  The Committee gave no particular weight to any of the other factors as these other factors are individually not material.

External Market References

Mercer used the following surveys to gather objective external compensation data.  The Committee chose these surveys in collaboration with Mercer. Because Plantronics has no primary direct competitors in the United States of similar size that design, manufacture, market and sell headset and speaker products we believe that these surveys best represent the labor market with which we compete for executive talent.

· Radford Executive Compensation Survey includes companies with $500 million to $1.5 billion in annual revenue. The more than 100 companies represented in this survey are primarily high-tech firms.  We believe these firms are the most likely to attract Plantronics executive talent or from which Plantronics would hire executive talent.  A listing of these firms is set forth at Appendix E-1 to this Proxy Statement.

· Mercer’s US Benchmark Database includes more than 100 companies in various industries that generally have annual revenue in the $500 million to $1.5 billion range. This survey provides compensation data for executives from companies in all industries, not just high technology firms.  A listing of these firms is set forth at Appendix E-2 to this Proxy Statement.

· Mercer’s Global Disclosure Database contains data from recent proxy statement disclosures for over 500 firms (more than 480 firms from all industries and more than 25 firms from the Tech Hardware and Equipment industry) with annual revenue between $400 million and $1.6 billion. This survey included LTI market medians for the five highest paid executives within each of these companies.  Mercer determines the value of the LTI by valuing stock options using the Black-Scholes option-pricing model, and all other long-term equity vehicles are valued using the fair market value stock price on the date of grant. Mercer then calculates the market median of the LTI as a percent of base salary.  This data was primarily used to determine long-term incentive targets for NEOs, and other executives.  A listing of these firms is set forth at Appendix E-3 to this Proxy Statement.

The purpose of the surveys is to assist the Committee in making executive compensation decisions based in part upon objective benchmarks for compensation.  The Committee specifically reviews how each executive compares in total and by compensation element to the median for the comparable position from the surveys.  Setting compensation at the median for each of the compensation elements ensures that such compensation is reasonably competitive.

The compensation program is also designed to allow above-median compensation when the Company performs above the target planned for the year.  The Annual Portion of the Executive Incentive Plan “EIP” has an accelerator that can increase the payout for this portion of compensation to 200% of target when Plantronics substantially over-achieves on income and asset utilization (as described below).  Equity compensation also enables an executive to earn greater than median compensation.  If Plantronics performs well and that performance translates into above average stock price performance, an executive can realize more than the Black-Scholes value of the equity.  By establishing a program that enables greater than median compensation only when Plantronics performance is exceptional ensures that the compensation program supports our goal of having the compensation program incentivize NEOs and other employees to increase stockholder value.

Compensation Elements

The basic components of Plantronics’ compensation program are:

Base Salaries  Base salaries are established based on the scope of each NEO’s responsibilities, and benchmarked against compensation paid by similar sized companies for similar positions.  Base salaries are generally targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies to remain competitive.

Short-Term Cash Incentive Bonuses  This term refers to cash bonuses that are paid quarterly or annually to each of the NEOs.  Short-term cash bonuses are expressed as a percent of base salary. Plantronics has established quarterly bonuses under the EIP to focus the NEOs on business group/unit level and individual objectives that are determined each quarter. The quarterly bonus targets are equal to one half of the total short term cash incentive. The remaining one half of the short term cash incentive is the annual bonus and is directly linked to a corporate income measure and a corporate asset utilization measure. These measures are defined below in the section entitled “Annual Bonus.” The total value of these short-term cash incentives is generally benchmarked against the median of the range of short-term cash incentives for executives in similar positions with similar responsibilities at comparable companies to achieve competitive target total cash compensation levels;

Long-Term Equity Incentives (“LTI”)  This term refers to incentives granted in the form of stock options or shares of restricted stock that reward the NEOs for performance over periods greater than one year.  These incentives align executive compensation with the interests of Plantronics’ stockholders in creating value over time. The value of long-term incentives is calculated by valuing stock options using the Black-Scholes option-pricing model, and all other long-term equity incentives are valued using the fair market value stock price on the date of grant.

Total Direct Compensation (“TDC”)  This term refers to the sum of LTI and “TCC.”  “TCC” is defined as total cash compensation and is the sum of annual base salary and short-term cash incentives.  We target TDC at the median of the range for TDC for executives in similar positions with similar responsibilities at comparable companies to remain reasonably competitive.  As stated above, setting compensation at median in each of the elements is also designed to allow above-median compensation when the Company performs above the target planned for the year.  Establishing a program that enables greater than median compensation only when company performance is exceptional supports our goal of having the compensation program incentivize NEOs, to increase stockholder value.

Health and Welfare Benefits  The Company also provides NEOs with employee benefits such as medical and dental insurance and a 401(k) plan that are generally available to employees of Plantronics.

Base Salary

In September 2008, the Committee reviewed the compensation surveys provided by Mercer as set forth above and observed that each NEO’s base salary, non-equity incentives as a percent of base salary and TCC was generally near the median of the surveys for comparable positions, although there was some variability based on the NEO’s experience, background and other factors.

Based on the worsening economic environment and the fact that cash compensation (base and bonus potential) was near the median levels, the CEO advised the Committee that he believed no increase in TCC for these executives was necessary, except for Vicki Marion.  Her base salary was low to the market median. The Committee carefully considered the CEO’s input on performance, potential and other factors as well as its own observations on the performance and contribution of each NEO. The Committee examined the recent performance of the Company as well as increasing unemployment, tightening of credit and the continuing recession in the global economy. The Committee decided not to change the TCC package for each NEO, except for Vicki Marion. Her base salary was increased by 10% which made her TCC approximately equal to the median of the surveys for comparable positions.  With respect to the CEO, the Committee independently determined not to increase his TCC.

Short-Term Cash Incentive Compensation

Plantronics short-term cash incentive program has two components: quarterly bonuses and an annual bonus.  The quarterly bonuses are intended to focus the NEOs on business group/unit level and individual objectives which are measured each quarter.  The annual bonus is intended to focus on company-level objectives.

Each executive’s quarterly cash bonus could vary from 0% to 100% of his or her quarterly bonus target.  The annual bonus could range from 0% to 200% of the executives annual target bonus.   For example, the CEO’s quarterly bonus target was 45% of his base salary and his annual bonus target was 45% of his base salary.  His quarterly bonus payouts could vary from 0% to 45% of his base salary while his annual bonus payout could vary from 0% to 90% of his base salary.  Therefore, his short-term cash incentive compensation earned over the course of a fiscal year can vary from 0% to 135%.

Each of the NEO’s short-term cash incentive targets was established by the Committee based upon its review of the Mercer surveys, discussion with Mercer, the input of the CEO and CFO (with respect to compensation other than their own) and other factors they deemed relevant. The Committee gave no particular weight to any of the other factors as these other factors are individually not material.  Based on the foregoing, the Committee determined that the NEO’s short-term incentive compensation should be generally set at median levels.

Quarterly Bonus Measures, Targets, Performance and Payouts

NEOs had 60-80% of their quarterly target bonus opportunity based on non-GAAP operating income, inventory turns, and market share on a consolidated, segment, geographic region or business unit level depending on the NEO.  An additional 20-40% of the quarterly bonus opportunity was based on functional goals that varied by the NEO’s area of responsibility.  We believe market share is a performance motivator because it is an indicator of relative strength, and increases in market share can make a meaningful difference to the performance of that part of our business.  The tables below illustrate the specific target for each NEO if the financial objective is measured at the consolidated or the segment level.  If the financial objective is measured at a level below the segment level (such as geographic, region or business unit) and is not publicly disclosed information as filed with the SEC on Forms 8-K, 10-Q or 10-K, the target itself is not set forth below but the relative percent achievement is.

Ken Kannappan’s quarterly bonus plan and performance was as follows:

	Basis Under Which
	Performance		Quarter Ended
	Metric is Based On		June 30,	September 30,	December 31,	March 31,
Performance Metric	(if applicable)	Weight	2008	2008	2008	2009

Non-GAAP Operating Income (1)	Consolidated
Target, in millions			$18.6	$22.0	$39.2	$33.9
Actual, in millions			$27.1	$31.4	$4.2	$3.7
Percentage of Target Achieved			145.3%	142.9%	10.6%	10.8%
Bonus Percentage Earned		35.0%	50.8%	50.0%	3.7%	3.8%

Inventory Turns (4)	Consolidated
Target			3.7	3.6	4.0	3.8
Actual			3.7	3.0	3.5	3.2
Percentage of Target Achieved			100.0%	83.3%	87.5%	84.2%
Bonus Percentage Earned		12.5%	12.5%	10.4%	10.9%	10.5%

Market Share	82% ACG
Target (2)	Segment/18%		-	-	-	-
Actual (2)	AEG Segment		-	-	-	-
Percentage of Target Achieved			95.9%	116.4%	88.2%	105.8%
Bonus Percentage Earned		12.5%	12.0%	14.6%	11.0%	13.2%

GAAP Earnings per Share	Consolidated
Target			$0.22	$0.27	$0.50	$0.42
Actual			$0.42	$0.36	$(1.90)	$(0.23)
Percentage of Target Achieved			189.1%	132.2%	0.0%	0.0%
Bonus Percentage Earned		40.0%	75.6%	52.9%	0.0%	0.0%

Total Target Bonus			$70,538	$70,538	$70,538	$70,538
Total Percentage of Bonus Earned			151.0%	127.9%	25.7%	27.5%
Total Percentage of Bonus Payout (3)			100.0%	100.0%	25.7%	0.0%
Total Bonus Payout			$70,538	$70,538	$18,340	$-

(1)
Non-GAAP Operating Income for the first and second quarters of 2009 includes purchase accounting amortization.  Beginning in the third quarter of fiscal 2009, the Non-GAAP measures exclude the impact of purchase accounting amortization.

(2)	Amounts have been intentionally omitted as they constitute competitively sensitive commercial and financial information.
(3)	Maximum payout per fiscal quarter is 100%.
(4)
Inventory Turns is defined as (consolidated quarterly cost of goods sold multiplied by 4) divided by (consolidated net ending inventory balance for such quarter).  The cost of goods sold is measured on a GAAP basis.

Mr. Kannappan’s quarterly objectives were focused on Company-wide objectives with two of those objectives, non-GAAP operating income and GAAP earnings per share (“EPS”), comprising 75% of his quarterly objectives.  Mr. Kannappan’s market share objective was the weighted average roll-up of the market shares we measured at lower levels in the Company.  Specifically, it was weighted 82% on products sold by the Audio Communications Group (“ACG”) (65% on two-way Office and Call Center (“OCC”) market share derived from the financial reports of GN and Plantronics, and 35% weight on U.S. Retail market share for Bluetooth headsets as reported by NPD Intellect), and 18% weighted on U.S. Retail market share as reported by NPD Intellect for PC and Docking Audio products sold by the Audio Entertainment Group (“AEG”).

Despite reaching 27.5% of his quarterly objectives in the fourth quarter of fiscal 2009, due to the application of the Corporate Financial Performance threshold contained in the EIP, which is explained below under the heading “Annual Bonus,” there was no bonus earned in that quarter.

Barbara Scherer’s quarterly bonus plan and performance was as follows:

	Basis Under Which
	Performance		Quarter Ended
	Metric is Based On		June 30,	September 30,	December 31,	March 31,
Performance Metric	(if applicable)	Weight	2008	2008	2008	2009

Non-GAAP Operating Income (1)	Consolidated
Target, in millions			$18.6	$22.0	$39.2	$33.9
Actual, in millions			$27.1	$31.4	$4.2	$3.7
Percentage of Target Achieved			145.3%	142.9%	10.6%	10.8%
Bonus Percentage Earned		35.0%	50.8%	50.0%	3.7%	3.8%

Inventory Turns (4)	Consolidated
Target			3.7	3.6	4.0	3.8
Actual			3.7	3.0	3.5	3.2
Percentage of Target Achieved			100.0%	83.3%	87.5%	84.2%
Bonus Percentage Earned		12.5%	12.5%	10.4%	10.9%	10.5%

Market Share	82% ACG
Target (2)	Segment/18		-	-	-	-
Actual (2)	% AEG Segment		-	-	-	-
Percentage of Target Achieved			95.9%	116.4%	88.2%	105.8%
Bonus Percentage Earned		12.5%	12.0%	14.6%	11.0%	13.2%

Functional
Percentage of Target Achieved			100.0%	102.4%	88.7%	97.4%
Bonus Percentage Earned		40.0%	40.0%	41.0%	35.5%	39.0%

Total Target Bonus			$30,469	$30,469	$30,469	$30,469
Total Percentage of Bonus Earned			115.3%	115.9%	61.2%	66.5%
Total Percentage of Bonus Payout (3)			100.0%	100.0%	61.2%	0.0%
Total Bonus Payout			$30,469	$30,469	$18,586	$-

(1)
Non-GAAP Operating Income for the first and second quarters of 2009 includes purchase accounting amortization.  Beginning in the third quarter of fiscal 2009, the Non-GAAP measures exclude the impact of purchase accounting amortization.

(2)	Amounts have been intentionally omitted as they constitute competitively sensitive commercial and financial information.
(3)	Maximum payout per fiscal quarter is 100%.
(4)
Inventory Turns is defined as (consolidated quarterly cost of goods sold multiplied by 4) divided by (consolidated net ending inventory balance for such quarter).  The cost of goods sold is measured on a GAAP basis.

Three of Ms. Scherer’s quarterly objectives (non-GAAP operating income, inventory turns and market share) were Company-wide objectives and composed 60% of her quarterly objectives in terms of value.  The market share objective was the same as Mr. Kannappan’s as described above.  The remaining 40%  was tied to her role of leading the global Finance, Legal, Internal Audit, Information Technology and Human Resources functions.  Examples of Ms. Scherer’s functional goals in fiscal year 2009 were implementing improvements in the Plantronics supply chain management systems, a cost reduction program and improving account profitability with selected channel partners.  Based on past performance, Ms. Scherer has historically been able to achieve between 90% and 100% of her functional goals and when setting the fiscal 2009 functional goals we believed a comparable level of achievement would be likely.

Despite achieving 66.5% of her quarterly objectives in the fourth quarter of fiscal 2009, due to the application of the Corporate Financial Performance threshold contained in the EIP, which is explained below under the heading “Annual Bonus,” there was no bonus earned in that quarter.

Don Houston’s quarterly bonus plan and performance was as follows:

	Basis Under Which
	Performance		Quarter Ended
	Metric is Based On		June 30,	September 30,	December 31,	March 31,
Performance Metric	(if applicable)	Weight	2008	2008	2008	2009

Non-GAAP Operating Income	ACG Segment -
Target (1)	NA and APLA		-	-	-	-
Actual (1)	Regions		-	-	-	-
Percentage of Target Achieved			130.6%	142.7%	29.1%	22.8%
Bonus Percentage Earned		35.0%	45.7%	49.9%	10.2%	8.0%

Inventory Turns (3)	ACG Segment
Target			3.6	3.5	3.7	3.6
Actual			3.8	3.0	3.2	3.1
Percentage of Target Achieved			105.6%	85.7%	86.5%	86.1%
Bonus Percentage Earned		12.5%	13.2%	10.7%	10.8%	10.8%

Market Share	ACG Segment -
Target (1)	65% OCC/35%		-	-	-	-
Actual (1)	Bluetooth		-	-	-	-
Percentage of Target Achieved			98.9%	120.5%	107.6%	109.6%
Bonus Percentage Earned		12.5%	12.4%	15.1%	13.5%	13.7%

Functional
Percentage of Target Achieved			102.0%	75.0%	70.0%	75.0%
Bonus Percentage Earned		40.0%	40.8%	30.0%	28.0%	30.0%

Total Target Bonus			$27,625	$27,625	$27,625	$27,625
Total Percentage of Bonus Earned			112.1%	105.7%	62.5%	62.4%
Total Percentage of Bonus Payout (2)			100.0%	100.0%	62.5%	0.0%
Total Bonus Payout			$27,625	$27,625	$17,404	$-

(1)	Amounts have been intentionally omitted as they constitute competitively sensitive commercial and financial information.
(2)	Maximum payout per fiscal quarter is 100%.
(3)
Inventory Turns is defined as (ACG segment quarterly cost of goods sold multiplied by 4) divided by (ACG segment net ending inventory balance for such quarter).  The cost of goods sold is measured on a GAAP basis.

Mr. Houston manages the sales function for the Audio Communication Group (ACG) for the North America and Asia Pacific regions. Accordingly 60% of his quarterly incentives were tied to non-GAAP operating income, inventory turns and market share within that segment.  Mr. Houston’s market share objective was weighted 65% on two-way OCC market share derived from the financial reports of GN and Plantronics and 35% on U.S. Retail market share for Bluetooth headsets as reported by NPD Intellect.

The remaining 40% was tied to his Sales function responsibilities.  Examples of Mr. Houston’s functional goals in fiscal year 2009 were to improve profitability with certain of our customers and improve non-GAAP operating income for ACG.  Based on past performance, Mr. Houston has historically been able to achieve between 90% and 100% of these goals, and when setting the fiscal 2009 functional goals, we believed a comparable level of achievement would be likely.

Despite achieving 62.4% of his quarterly objectives in the fourth quarter of fiscal 2009, due to the application of the Corporate Financial Performance threshold contained in the EIP, which is explained below under the heading "Annual Bonus," there was no bonus earned in that quarter.

Philip Vanhoutte’s quarterly bonus plan and performance was as follows:

	Basis Under Which
	Performance		Quarter Ended
	Metric is Based On		June 30,	September 30,	December 31,	March 31,
Performance Metric	(if applicable)	Weight	2008	2008	2008	2009

Non-GAAP Operating Income	EMEA Region
Target (1)			-	-	-	-
Actual (1)			-	-	-	-
Percentage of Target Achieved			100.9%	76.5%	55.5%	55.9%
Bonus Percentage Earned		35.0%	35.3%	26.8%	19.4%	19.6%

Inventory Turns (2)	ACG Segment -
Target	EMEA Region		4.4	4.4	4.4	4.4
Actual			4.5	3.3	5.0	4.0
Percentage of Target Achieved			102.3%	75.0%	113.6%	90.9%
Bonus Percentage Earned		12.5%	12.8%	9.4%	14.2%	11.4%

Market Share	ACG Segment -
Target (1)	OCC		-	-	-	-
Actual (1)			-	-	-	-
Percentage of Target Achieved			100.0%	98.4%	100.0%	98.4%
Bonus Percentage Earned		12.5%	12.5%	12.3%	12.5%	12.3%

Functional
Percentage of Target Achieved			51.9%	28.8%	3.4%	3.6%
Bonus Percentage Earned		40.0%	20.8%	11.5%	1.4%	1.4%

Total Target Bonus (3)			$21,138	$17,673	$16,787	$16,787
Total Percentage of Bonus Earned			81.4%	60.0%	47.5%	44.7%
Total Percentage of Bonus Payout			81.4%	60.0%	47.5%	0.0%
Total Bonus Payout (3)			$17,206	$10,604	$7,974	$-

(1)	Amounts have been intentionally omitted as they constitute competitively sensitive commercial and financial information.
(2)	Inventory Turns is defined as (EMEA region quarterly standard cost of goods sold multiplied by 4) divided by (EMEA region average net inventory balance for such quarter).
(3)
Mr. Vanhoutte’s cash compensation is paid in British Pounds Sterling (GBP), but is reported here in U.S. Dollars (USD).  Amounts paid in GBP were converted to USD using the exchange rate in effect at the time of each payment to Mr. Vanhoutte.

Mr. Vanhoutte manages the Europe, Middle East and Africa (“EMEA”) geographic region.  Accordingly, 60% of his quarterly incentives were tied to direct operating income, inventory turns and market share for these geographic regions.  Mr. Vanhoutte’s market share objective was based on two-way OCC market share derived from the financial reports of GN and Plantronics.

The remaining 40% was tied to his functional responsibilities in EMEA. Examples of Mr. Vanhoutte’s functional goals in fiscal year 2009 were to grow office wireless revenue in EMEA and reduce Bluetooth operating loss in EMEA.  Based on past performance, Mr. Vanhoutte has historically been able to achieve between 90% and 100% of his functional goals and, when setting fiscal 2009 functional goals, we believed a comparable level of achievement would be likely.

Despite achieving 44.7% of his quarterly objectives in the fourth quarter of fiscal 2009, due to the application of the Corporate Financial Performance threshold contained in the EIP, which is explained below under the heading “Annual Bonus,” there was no bonus earned in that quarter.

Vicki Marion’s quarterly bonus plan and performance was as follows:

	Basis Under Which
	Performance		Quarter Ended
	Metric is Based On		June 30,	September 30,	December 31,	March 31,
Performance Metric	(if applicable)	Weight	2008	2008	2008	2009

Non-GAAP Operating Loss (year-to-date)	AEG Segment
Target, in millions			$(6.2)	$(12.1)	$(10.6)	$(13.4)
Actual, in millions			$(6.0)	$(12.1)	$(16.9)	$(21.6)
Percentage of Target Achieved			104.1%	100.0%	0.0%	0.0%
Bonus Percentage Earned		50.0%	52.1%	50.0%	0.0%	0.0%

Inventory Turns (2)	AEG Segment
Target			4.3	3.8	7.1	5.3
Actual			3.7	3.0	5.1	3.7
Percentage of Target Achieved			86.0%	78.9%	71.8%	69.8%
Bonus Percentage Earned		15.0%	12.9%	11.8%	10.8%	10.5%

Market Share	AEG Segment
Target (1)			-	-	-	-
Actual (1)			-	-	-	-
Percentage of Target Achieved			106.6%	100.0%	0.0%	88.2%
Bonus Percentage Earned		15.0%	16.0%	15.0%	0.0%	13.2%

Functional
Percentage of Target Achieved			50.0%	50.0%	46.7%	57.2%
Bonus Percentage Earned		20.0%	10.0%	10.0%	9.3%	11.4%

Total Target Bonus			$12,500	$12,500	$13,750	$13,750
Total Percentage of Bonus Earned			90.9%	86.8%	20.1%	35.1%
Total Percentage of Bonus Payout			90.9%	86.8%	20.1%	0.0%
Total Bonus Payout			$11,375	$10,875	$2,750	$-

(1)	Amounts have been intentionally omitted as they constitute competitively sensitive commercial and financial information.
(2)
Inventory Turns is defined as (AEG segment quarterly cost of goods sold multiplied by 4) divided by (AEG segment net ending inventory balance for such quarter).  The cost of goods sold is measured on a GAAP basis.

Ms. Marion manages the AEG segment of our business.  Accordingly 80% of her quarterly incentives were tied to year-to-date non-GAAP operating income, inventory turns and market share for that segment.  Ms. Marion’s market share objective was weighted 60% on Docking Audio and 40% on multi-media speaker U.S. Retail market share as reported by NPD Intellect.

The remaining 20% was tied to her functional responsibilities in AEG. Examples of Ms. Marion’s functional goals in fiscal year 2009 were to improve account profitability with targeted customers and reduce the operating loss for AEG products in EMEA.  Ms. Marion joined the Company in October 2007.  Therefore, when setting the fiscal 2009 functional goals, we believed she would be able to achieve between 90% and 100% of her functional goals based on the past performance of the other NEOs with similar functional goals.

Despite reaching 35.1% of her quarterly objectives in the fourth quarter of fiscal 2009, due to the application of the Corporate Financial Performance threshold contained in the EIP, which is explained below under the heading “Annual Bonus," there was no bonus earned in that quarter.

Annual Bonus

The annual portion of the EIP rewards executives for meeting or exceeding two overall financial goals: earnings per share “EPS” and asset utilization.  EPS is defined as GAAP earnings per share for the fiscal year.  Asset utilization is defined as: fiscal year sales divided by (average inventory + average accounts receivable – average accounts payable + average net property, plant and equipment) for the most recent five fiscal quarters.

The EPS portion of this annual incentive is designed to reward growth in earnings, which should be a significant driver of stockholder value, and consequently accounts for 75% of this incentive. The asset utilization portion of this annual incentive addresses how efficiently the management team uses Plantronics assets and accounts for the remaining 25%.  The maximum an executive can earn for the annual incentive is 200% of his or her annual incentive target.

 The table below shows the weighting and minimum, target and maximum objectives for the NEOs for fiscal year 2009:

		Minimum	Target	Maximum
Award Multiplier	Weight	0.5x	1.0x	2.0x

GAAP Earnings per Share	75%	$1.20	$1.41	$1.70
Asset Utilization	25%	2.53	2.69	2.90

The threshold for minimum payment of 50% of each NEO’s target bonus was established at 85% of the target GAAP EPS or $1.20 per share.  The maximum for maximum payment of 200% of each NEO’s target bonus was established at 120% of the target GAAP EPS or $1.70 per share.

The Committee established and approved the GAAP EPS and asset utilization targets set forth in the table above under the Target 1.0x column for fiscal 2009 as the goal for 100% payout for the annual incentive.  The Committee also set the minimum threshold below which no annual incentive would be paid. This EPS threshold for fiscal 2009 was $1.20. Concurrently, the Committee established a maximum payout of 200% of the annual target if EPS of $1.70 was achieved.  We specifically budgeted for the year based on the belief that the recession was underway in the U.S. but would be mild and recovery would start in the second half of the fiscal year.  We did not believe that we would experience a deep global recession.  Under those assumptions, the goals were viewed as reasonably achievable. The Committee felt that the goals would be achievable if focus on these objectives was maintained, the performance of the individual NEOs was good, and that a recession, if any, would be mild and that the economy would be recovering in the second half.  These assumptions later proved incorrect and the Company’s actual results for fiscal year 2009 fell well below plan and therefore, the goals were not achieved.

   The chart below shows actual results with respect to the two metrics for fiscal year 2009:

	Fiscal Year			Total Percentage
Award Multiplier	2009 Results	Score	Weight	of Bonus Earned

GAAP Earnings per Share	$(1.34)	0%	75%	0%
Asset Utilization	$2.58	65%	25%	16%

The Company did not meet its EPS threshold of the annual portion of the EIP and achieved a score of 65% on the asset utilization metric. Overall, using the award multiplier and weighting, the Annual Corporate Financial Performance was calculated as 16% of the target.

Pursuant to the terms of the EIP, if the weighted-average payout calculated against all Annual Corporate Financial Performance objectives (GAAP EPS and Asset Utilization) in the 2009 fiscal year is less than the average quarterly payout earned for an individual participant on his or her product group/segment or functional goals for the first three quarters of the year, then the final annual payout – including the annual payment on the Annual Corporate Financial Performance portion of the EIP and the last quarterly payment on the product group/segment or functional goals portion of the EIP will be reduced as needed so that the total award paid for all performance goals on all measures during the year is no more than the weighted-average payout calculated for Annual Corporate Financial Performance.

However, under no circumstances is a participant required to repay any quarterly incentive previously paid due to this annual true-up provision of the EIP (i.e., if Annual Corporate Financial Performance was calculated at 0% of target, the most that the participant would lose would be 100% of his or her award opportunity for the product group/segment or functional portion of the plan for the fourth quarter and all of the award opportunity for the Annual Corporate Financial Performance portion of the EIP).

No Payment of Q4 and Annual Bonuses

Following the application of the Annual Corporate Financial Performance true of provision of the EIP, no fourth quarter bonus or annual bonus was paid to any of the NEOs since each NEO had already been paid more than 16% of his or her total bonus opportunity based on the performance in the first three quarters of the year.

Target Versus Actual Total Cash Compensation Earned in Fiscal Year 2009

The following table lists the total cash compensation each NEO earned during fiscal year 2009 in comparison to target total cash compensation.  In the first two quarters of fiscal year 2009, certain of the executives were earning their quarterly bonuses at 100% of their target, the third quarter bonus dropped significantly for all and none of the NEOs earned a bonus in the fourth quarter.  Also, no bonus was earned under the Annual Corporate Financial Performance portion of the EIP.

		Target Incentive
		Compensation			Actual Incentive Compensation
Name and Position	Base Salary	Total Quarterly Bonuses	Annual Bonus	Target TCC	Q1	Q2	Q3	Q4	Annual Bonus	Actual TCC	Actual TCC as a Percentage of Target TCC

Ken Kannappan	$627,000	$282,150	$282,150	$1,191,300	$70,538	$70,538	$18,340	$-	$-	$786,416	66.0%
Director, President and CEO

Barbara Scherer	$375,000	$121,875	$121,875	$618,750	$30,469	$30,469	$18,586	$-	$-	$454,524	73.5%
Senior Vice President and CFO

Don Houston	$340,000	$110,500	$110,500	$561,000	$27,625	$27,625	$17,404	$-	$-	$412,654	73.6%
Senior Vice President Sales

Philip Vanhoutte (1)	$318,258	$79,565	$79,565	$477,388	$17,206	$10,604	$7,974	$-	$-	$354,042	74.2%
Managing Director - EMEA

Vicki Marion	$262,500	$52,500	$52,500	$367,500	$11,375	$10,875	$2,750	$-	$-	$287,500	78.2%
President - Audio Entertainment Group

(1)
Mr. Vanhoutte’s cash compensation is paid in British Pounds Sterling (GBP), but is reported here in U.S. Dollars (USD).  Amounts paid in GBP were converted to USD using the exchange rate in effect at the time of each payment to Mr. Vanhoutte.

Long Term Incentives - General

We offer long-term equity incentives to executive officers through our 2003 Stock Plan.  The 2003 Stock Plan took effect on September 24, 2003.  We previously made awards under our 1993 Stock Option Plan, which expired on September 23, 2003, and certain awards remain outstanding.  However, no new awards have been made under the 1993 Stock Option Plan since 2003.

The Committee approves and authorizes grants of stock options and restricted stock to our NEOs after consideration of the equity that is granted to executives in similar jobs at comparable companies based on surveys discussed above, the individual’s scope of responsibilities with Plantronics, past performance, the input from our CEO and potential to influence the long-term growth and profitability of Plantronics.  The Committee gives no particular weight to any factor.  A subjective determination is made after considering the foregoing factors in the aggregate.

Stock options granted to executives generally vest over three years from date of grant and have a seven-year term.  Restricted stock generally vests pro rata on a quarterly basis over a four-year period from the date of the grant, for grants of 10,000 or more shares.  For grants under 10,000 shares, the vesting occurs pro rata on an annual basis over a four-year period from the date of the grant.

The three year vesting schedule was adopted in 2007 because the pool of options available for grant to all eligible associates decreased.  To offset the smaller grant awards, the Committee shortened the vesting schedule for the stock option awards.  A four year vesting schedule for restricted stock met the Company’s goals of retention of important associates and an opportunity to realize the gains for owning the stock.

Stock Options and Restricted Stock Grants

The Committee approved equity awards to the executives on two occasions in fiscal year 2009.  The first grant was approved and occurred on May 2, 2008.  The second grant was approved and occurred on October 27, 2008.  In the 2010 fiscal year, the Committee also approved and a grant was made on May 8, 2009.  The Committee intends to continue to grant on a semi-annual basis in the future, likely in the Spring and Fall, to mitigate any potential undue benefit or penalty to the NEOs and other employees because of the inherent volatility of the stock’s reaction to external factors in the economy.  We believe that this semi-annual approach to granting stock options is similar in concept to “dollar cost averaging” in investing.

Grants are made shortly, typically three business days, after financial results are announced.  The Committee believes this follows best practices in granting equity because most financial news has been announced and the markets have adjusted to this news.  The Committee believes this practice further supports long-term growth in the value of Plantronics stock.  The value of equity grants to each NEO over a twelve-month period is benchmarked at the median as set forth in the Mercer Global Disclosure Database survey described above.

The CEO considered the following information to develop his recommendations for equity grants to the NEOs other than himself:

    ·  Mercer’s LTI as a percent of base salary recommendation for each NEO’s position.  This data was considered a reasonable benchmark for LTI compensation.

    ·  The Black-Scholes value of Plantronics stock options and a recent fair market stock price for Plantronics stock of $24.75 per share.  $24.75 was an approximate price in early September 2008 when the Committee was considering establishing the value of the LTI to award each NEO.

    ·  The NEO’s past performance, future contribution potential and other compensation elements the executive received.  The Committee gave no particular weight to any factor.  A subjective determination was made after considering everything in the aggregate.

    ·  An appropriate split of the total LTI award into stock options and restricted stock.  The actual split varied by executive based on the CEO’s assessment and recommendation subject to the Committee’s approval.  In each case, factors considered included the benefit that would be received from stock options only if the stock price were to increase versus the fact that a benefit would be received from restricted stock whether the stock price increased or not.

Based on all of the above, the CEO recommended and the Committee granted the following awards over a 12 month period:

   Barbara Scherer:  6,000 shares of restricted stock and 30,000 stock options

   Don Houston:      5,000 shares of restricted stock and 25,000 stock options

   Philip Vanhoutte: 5,000 shares of restricted stock and 5,000 stock options

   Vicki Marion:        5,000 shares of restricted stock and 7,500 stock options

The Committee continued its policy of making refresher grants of stock options and restricted stock for current employees three days after quarterly financial results are announced.  This policy was adopted so that material financial information is widely known to the financial markets when equity awards are made.  Accordingly, stock options and restricted stock were granted to NEOs and other employees on October 27, 2008 when Plantronics' stock price closed at $12.78.

Between early September 2008, when the Committee used the stock price of $24.75 to value the stock options using the Black-Scholes option-pricing model and the restricted stock awards, and the grant date of October 27, 2008, the trading price of Company’s stock had dropped to $12.78 per share.  Normally, because the Black-Scholes value of long-term incentives is determined by the stock price, when the stock price drops so dramatically, more stock options and restricted shares should be awarded.  This would be done to provide the NEO with an award with the same dollar value as previously planned. Nevertheless, the Committee did not change the September 2008 long-term incentive award determination direction and did not increase the number of shares granted in October 2008.  The dramatic reduction in the stock price was believed to be short term at the time and therefore may not have been a good reason to grant more shares even though the Committee could have.

On May 8, 2009, when Plantronics stock closed at $16.97, the Committee decided to grant additional options to reward the Company’s top performers and to bring TDC for each NEO back to the median in the market.  This was after the NEOs voluntarily reduced their base salaries (20% reduction for the CEO and 10% reduction for the other NEOs), the economy was continuing to deteriorate and consequently the stock had remained low for a longer period than originally expected, and to retain key executives.

Pay Mix for Fiscal Year 2009

A considerable portion of each NEO’s TDC is variable as opposed to fixed. In fiscal year 2009, 26% of the CEO’s target TDC consisted of base salary, 23% consisted of non-equity incentives (cash bonuses) and the remaining 51% consisted of long-term equity incentives.

In fiscal year 2009, 34% of the CFO’s Target TDC consisted of base salary, 23% consisted of non-equity incentives (cash bonuses) and 43% consisted of long-term incentives.

The other NEOs had a similar Target TDC structure, with a significant portion (generally over 50%) of their total direct compensation consisting of variable compensation (non-equity and equity incentives).

Compensation of Chief Executive Officer

TCC for the CEO is comprised of an annual base salary and cash incentives.  Cash incentives for the CEO are a bonus as set forth in the EIP.  The EIP has a quarterly element (comprising 50% of the total target) and an annual element (making up the other 50% of the total target).  The quarterly element may not pay out more than 100% of the target while the annual portion has a maximum payout of 200%.   Based on the three surveys previously noted, Mercer indicated that the CEO’s target TCC was about $200,000 below the median for other CEO’s in similar sized companies.  This shortfall could be closed either by increasing the CEO’s base salary or increasing the target cash incentive under the EIP to from 90% to 100% of Mr. Kannappan’s base salary.  Based on the belief that the economy was worsening and executive pay might fall as a result, as well as the fact that the CEO had recommended and the Committee had agreed that other NEO’s should not receive an increase in cash compensation, the Committee decided to leave the CEO’s salary and cash incentive opportunity unchanged.  Rather, the Committee decided to increase Mr. Kannappan’s long-term incentive by $200,000, approximately the amount of the shortfall.  This would further align Mr. Kannappan’s interests with those of stockholders and bring Mr. Kannappan’s target TDC close to the market median of $2.4 million.

In addition, effective with the beginning of the 2010 fiscal year, Mr. Kannappan voluntarily reduced his base salary by 20%.  See “Fiscal Year 2010 Compensation and EIP Changes.”

Perquisites

In addition to the standard employee benefits package provided to all employees of Plantronics, Mr. Kannappan and each of the other NEOs receives the following perquisites: car allowance, medical reimbursement insurance, legal and tax preparation fee reimbursement and four weeks of paid vacation. No changes were made to these perquisites in fiscal year 2009.

Mr. Kannappan’s Long-Term Incentive

In September 2008, when the Committee was planning this portion of Mr. Kannappan’s compensation, Plantronics’ stock was trading at about $24.75. The Committee decided to split the value of the equity grant with approximately 40% of the equity granted in restricted stock awards and 60% granted in stock options because it concluded that this constituted the right balance of potential income from an increase in stock price over the grant price of stock options compared with income from the sale of restricted stock based upon the value of the stock on the day it was sold.  For fiscal year 2009, the Committee decided to grant Mr. Kannappan a total of 20,000 shares of restricted stock, 70,000 stock options worth approximately $495,000 and $734,300, respectively, at the time the Committee was considering the annual grants.  In keeping with the Committee’s decision to grant equity twice per year, the Committee planned to grant all of the shares of restricted stock and 35,000 stock options.  The remaining 35,000 stock options were planned to be granted in May 2009.

On October 27, 2008, 20,000 shares of restricted stock and 35,000 stock options were granted to Mr. Kannappan three business days after Plantronics announced its financial results for the second quarter of fiscal year 2009 on May 5, 2009.  Plantronics' stock closed at $12.78 the day these equity awards were granted.  The value of the restricted stock award had fallen from $495,000 to $255,600 and the 35,000 stock options had fallen in value from $367,150 to $189,583 between the time the Committee planned the grants and the actual date of the grant.  Nevertheless, as noted previously, the Committee did not increase the number of shares granted due to the drop in Plantronics' stock value.  By not increasing the number of shares, the actual value of equity granted was approximately 52% of median instead of the median value that had been targeted.

The Committee approved a grant of 55,000 stock options on May 8, 2009 when Plantronics’ stock closed at $16.97.   Using the Black-Scholes options-pricing model, the value of this grant was $494,450.  The Committee decided to increase the number of stock options that were recommended in September 2008, when Plantronics' stock price was about $24.75, from 35,000 to 55,000, to further incent Mr. Kannappan to increase stockholder value and bring his TDC closer to median.

Tax Deductibility of Executive Compensation

Section 162 of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 per individual per year the federal income tax deductibility of compensation, other than performance-based compensation within the meaning of Section 162(m), paid to Plantronics’ Chief Executive Officer and to each of the other three most highly compensated executive officers, other than the Chief Financial Officer.  The EIP and the 2003 Stock Plan permit the Committee to grant awards that qualify as performance-based compensation and the Committee structures bonuses under the EIP and awards of stock options and stock appreciation rights under the 2003 Stock Plan so that we are able to receive full tax deductibility with respect to those awards.  With that said, the Committee considers one of its primary responsibilities to be structuring compensation programs that will attract, retain and reward executive talent necessary to maximize stockholder return.  Accordingly, the Committee believes that the stockholders’ interests are best served in certain circumstances by providing compensation that is not performance-based (such as salary, time-vested restricted stock, perquisites and special cash incentives), which may be subject to the $1,000,000 annual limitation.  To date, the $1,000,000 limitation has not been applicable to compensation paid to our executives and the Committee believes that, for the near future, there is little risk that Plantronics will lose any material tax deduction for executive compensation.

Change of Control Severance Agreements for the Company’s Executives

The Committee asked Mercer to examine the Company’s change of control agreements in early 2008 because the agreements were last revised prior to 2000; were unlikely to be competitive to market; and were not in compliance with newly promulgated regulations, such as Section 409A of the Internal Revenue Code.  Mercer compared the Company’s change of control agreements for its executives to Mercer’s proprietary November 2007 Change in Control Survey.  A copy of the participants in this survey is included in Appendix F to this Proxy Statement.  The key points that the Committee considered from this survey were:

•	Cash benefits provided in Plantronics change of control agreements were generally below typical cash payments for the CEO and his direct reports covered by the change of control agreements.
•	Plantronics’ equity and benefit provisions in the Company’s change of control agreements accelerated upon the occurrence of a change of control, which was typical of the current market.
•	Plantronics’ current change of control agreements had no provision addressing 280G excise tax issues. This was consistent with the current market trend of moving away from providing gross-ups.

The Committee approved revised change of control agreements for certain of the NEOs other than the CEO.

Certain Named Executive Officers

In general, each of the Change of Control Agreements for Mr. Houston and Ms. Marion provide that, if a “Change of Control” (as defined in the Change of Control Agreements) occurs, the executive’s outstanding equity awards will vest according to the vesting schedule specified in the Company’s 2003 Stock Option Plan.  In addition, if the executive’s employment is terminated by the Company without “Cause” or by the executive for “Good Reason” (as those terms are defined in the Change of Control Agreements) within twenty-four (24) months after a Change of Control, the executive will be entitled to receive:

•	accrued compensation;
•	a severance payment equal to the sum of:
•	100% of the executive’s annual base salary in effect immediately prior to the executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control;
•	100% of the executive’s quarterly target incentive bonus; and
•	100% of the executive’s annual target incentive bonus.

The Change of Control Agreements also provide for the executive to receive the following severance benefits:

•	continuation of certain health benefits for the executive and his eligible dependents for not more than 12 (twelve) months following the termination date; and
•	full vesting of the executive’s equity awards to the extent outstanding on the termination date and not otherwise vested.

The receipt of benefits under the Change of Control Agreements  are subject to compliance with the terms of (i) the standard confidentiality agreement between the executive  and Plantronics; (ii) an agreement not to solicit other employees to terminate their employment with Plantronics for a two year period; and (iii) a release of claims against Plantronics.

The Change of Control Agreements also contain provisions that are designed to result in the greatest amounts of benefits after taking into account taxes that may be payable under Section 4999 of the Code if any of the benefits constitute “parachute payments” under 280G of the Code.

The Change of Control Agreements provide that cash severance benefits will be payable following the executive’s “separation from service” with the Company within the meaning of Section 409A and that such payments may be subject to a six-month delay period if required under Section 409A.  The agreements also include technical changes in the timing of certain severance payments intended to comply with Section 409A.

The Change of Control Agreement for Ms. Scherer is identical to the Change of Control Agreements of the other NEOs described in this section with the exception that she will be entitled to receive a severance payment equal to the sum of (A) 200% of her annual base salary, (B) 200% of her quarterly target incentive bonus, and (C) 200% of her annual target incentive bonus.  Ms. Scherer’s consideration is greater than the other NEOs because the survey provided by Mercer on change of control practices indicated that was the practice and the Committee agreed with this level of compensation if the change of control payment was triggered.

The Change of Control Agreement for Ms. Marion is identical to the agreements for the other NEOs described in this section except that a Change of Control is triggered by a change in ownership of Plantronics or Altec Lansing, a division of Plantronics.

Mr. Kannappan’s Amended and Restated Employment Agreement

Mr. Kannappan became President and CEO of the Company in 1999.  At that time, he entered into an employment agreement that required him to remain with the Company for a certain period of time, which he did.  After he fulfilled that condition, if Mr. Kannappan’s employment terminated for any reason, other than for Cause (as defined in the Employment Agreement), then Mr. Kannappan’s agreement stated that he shall, for the period of twenty-four (24) months following the termination date be entitled to (i) continued cash compensation payments equal to seventy-five percent (75%) of the average of the cash compensation earned in the four (4) full fiscal quarters immediately preceding the termination date, and (ii) the continued provision of “company benefits,” including “medical benefits” (each as defined in the Employment Agreement).

In January 2009, the Company and Mr. Kannappan amended and restated his 1999 employment agreement to conform the agreement to the requirements of IRS Code Section 409A and to update the change of control provisions to fit current market conditions.  The essence of the remainder of the 1999 employment agreement was left intact and carried forward into the 2009 Amended and Restated Employment Agreement.  Accordingly, the termination provisions set forth in the first paragraph of this section were carried forward into the 2009 Amended and Restated Employment Agreement.

   In addition, if Mr. Kannappan voluntarily reduces his compensation as a cost reduction measure, his cash compensation in such case shall equal seventy-five percent (75%) of the average of the cash compensation earned in the four (4) full quarters immediately preceding the termination date that do not include a quarter in which a voluntary reduction was taken of his compensation. To remove any ambiguity in the calculating the foregoing amount, after the foregoing payments are completed, Mr. Kannappan shall have received a total of 1.5 times the average of the cash compensation payments earned in the four (4) full fiscal quarters immediately preceding the termination date.

If the Company terminates Mr. Kannappan’s employment without Cause or if Mr. Kannappan resigns from such employment for Good Reason (as defined in the CEO Employment Agreement), and such termination occurs on or within twenty-four (24) months after a Change of Control (as defined in the Employment Agreement ), then Mr. Kannappan shall receive the following:  (i) accrued compensation; (ii) a severance payment equal to the sum of  (A)300% of his annual base salary in effect immediately prior to the termination date or (if greater) at the level in effect immediately prior to the change of control; (B) 100% of his quarterly target incentive bonus; and (C)100% of his annual target incentive bonus. The Employment Agreement provides that, if Mr. Kannappan is entitled to receive both the Voluntary Compensation and the compensation described in this paragraph, he shall be entitled to receive either such payment which yields him the greatest economic benefit.  In addition, subject to Mr. Kannappan’s continued employment with the Company through the effective date of such Change of Control, all outstanding equity awards shall vest in full as to 100% of the unvested portion of the award.

The Employment Agreement provides that cash severance benefits will be payable only following Mr. Kannappan’s “separation from service” with the Company within the meaning of Section 409A and that such payments may be subject to a six-month delay period if required under Section 409A.  The agreement also includes technical changes in the timing of certain severance payments intended to comply with Section 409A.

Mr. Kannappan’s receipt of these benefits is subject to compliance with the terms of (i) the Employee Patent Secrecy and Invention Agreement between Mr. Kannappan and Plantronics; (ii) an agreement not to solicit other employees to terminate their employment with Plantronics for a three year period; (iii) an agreement not to compete against Plantronics for a three year period; and (iv) a release of claims against the Company.

Payments Upon Termination or Change of Control

Ken Kannappan

The following table shows the potential payments upon termination or a change of control of the Company for Ken Kannappan, the Company’s President and Chief Executive Officer as of March 31, 2009:

Executive Benefits and Payments Upon Separation	Voluntary Termination		Termination Without Cause or for Good Reason After Change in Control		Termination for Cause

Compensation	$1,179,624	(1)	$2,445,300	(2)	$-

Benefits	$23,588	(3)	$13,968	(4)	$-

(1)	Mr. Kannappan is entitled to receive 75% of his “cash compensation” earned in the four full fiscal quarters immediately preceding the date of termination.
(2)
Mr. Kannappan is entitled to receive:  (i) accrued compensation; (ii) a severance payment equal to the sum of (A) 300% of his annual base salary in effect immediately prior to the termination date or (if greater) at the level in effect immediately prior to the change of control; (B) 100% of his quarterly target incentive bonus; and (C) 100% of his annual target incentive bonus.

(3)	Certain Company and medical benefits estimated at $23,588 for the 2009 fiscal year.
(4)	Certain employee benefits reasonably estimated at $13,968 for the 2009 fiscal year.

The estimated benefit Mr. Kannappan would have received if his 98,501 unvested options held as of March 31, 2009 became fully vested as a result of a change of control is $0.  The estimated benefit amount of unvested options was calculated by multiplying the number of unvested options held by the difference between the closing price of our common stock on March 28, 2009, which was $11.94, and the exercise price of the option, with negative values reported as zero.

Barbara Scherer

The following table shows the potential payments upon termination or a change of control of the Company for Barbara Scherer, the Company’s Vice President Finance and Administration and Chief Financial Officer as of March 31, 2009:

Executive Benefits and Payments Upon Separation	Voluntary Termination	Termination Without Cause or for Good Reason After Change in Control		Termination for Cause

Compensation	$-	$1,237,500	(1)	$-

Benefits	$-	$13,968	(2)	$-

(1)
If the  employment is terminated by the Company without “Cause” or by the executive for “Good Reason” within twenty-four (24) months after a Change of Control, the executive will be entitled to receive (i) accrued compensation; (ii) a severance payment equal to the sum of  (A) 200% of the executive’s annual base salary in effect immediately prior to the executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control; (B) 200% of the executive’s quarterly target incentive bonus; and (C) 200% of the executive’s annual target incentive bonus.

(2)	Certain employee benefits reasonably estimated at $13,968 for the 2009 fiscal year.

Don Houston

The following table shows the potential payments upon termination or a change of control of the Company for Don Houston, the Company’s Senior Vice President Sales as of March 31, 2009:

Executive Benefits and Payments Upon Separation	Voluntary Termination	Termination Without Cause or for Good Reason After Change in Control		Termination for Cause

Compensation	$-	$561,000	(1)	$-

Benefits	$-	$13,968	(2)	$-

(1)
If the  employment is terminated by the Company without “Cause” or by the executive for “Good Reason” within twenty-four (24) months after a Change of Control, the executive will be entitled to receive (i) accrued compensation; and (ii) a severance payment equal to the sum of  (A) 100% of the executive’s annual base salary in effect immediately prior to the executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control; (B) 100% of the executive’s quarterly target incentive bonus; and (C) 100% of the executive’s annual target incentive bonus.

(2)	Certain employee benefits reasonably estimated at $13,968 for the 2009 fiscal year.

Phillip Vanhoutte

Phillip Vanhoutte, the Company’s Managing Director – EMEA, does not have a Change of Control Severance Agreement with the Company.

Vicki Marion

The following table shows the potential payments upon termination or a change of control of the Company for Vicki Marion, the Company’s President – Audio Entertainment Group as of March 31, 2009:

Executive Benefits and Payments Upon Separation	Voluntary Termination	Termination Without Cause or for Good Reason After Change in Control		Termination for Cause

Compensation	$-	$385,000	(1)	$-

Benefits	$-	$10,045	(2)	$-

(1)
If the  employment is terminated by the Company without “Cause” or by the executive for “Good Reason” within twenty-four (24) months after a Change of Control, the executive will be entitled to receive (i) accrued compensation; and (ii) a severance payment equal to the sum of  (A) 100% of the executive’s annual base salary in effect immediately prior to the executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control; (B) 100% of the executive’s quarterly target incentive bonus; and (C) 100% of the executive’s annual target incentive bonus.

(2)	Certain employee benefits reasonably estimated at $10,045 for the 2009 fiscal year.

Fiscal Year 2010 Compensation and EIP Changes

Effective with the beginning of fiscal year 2010, Mr. Kannappan voluntarily reduced his base salary by 20% due to the performance of the Company and the uncertainty in the global economy.  The other NEOs also voluntarily reduced their base salaries by 10% effective the beginning of fiscal year 2010.

The Committee revised the EIP for fiscal year 2010 and made two significant changes.  First, non-GAAP operating income was established as the primary financial annual incentive measurement. Asset utilization was retained as the second Company annual incentive measurement. The second change was that quarterly incentives would still be earned based on achieving individual business group/ unit level and individual performance; however, they would not be paid until the end of the fiscal year once a threshold of non-GAAP operating income was earned for the fiscal year.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid by Plantronics for fiscal years 2007, 2008 and 2009 to the Named Executive Officers.  For a narrative description of our compensation philosophy and compensation elements, see “Compensation Discussion and Analysis.”

Name and Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (4)(5)(6)(7)	Total

Ken Kannappan	2009	$627,000	$-	$483,222	$616,137	$159,415	$-	$96,280	$1,982,054
Director, President and CEO	2008	$613,500	$-	$398,344	$721,355	$723,318	$-	$41,534	$2,498,051
	2007	$550,001	$-	$277,981	$1,076,011	$147,013	$-	$41,558	$2,092,564

Barbara Scherer	2009	$375,000	$-	$198,686	$161,314	$79,523	$-	$42,586	$857,109
Senior Vice President and CFO	2008	$367,500	$-	$167,367	$194,016	$311,099	$-	$31,406	$1,071,388
	2007	$292,108	$-	$138,393	$242,520	$101,239	$-	$32,279	$806,539

Don Houston	2009	$340,000	$-	$206,682	$112,420	$72,654	$-	$46,563	$778,319
Senior Vice President Sales	2008	$320,000	$-	$180,582	$139,582	$271,099	$-	$40,445	$951,708
	2007	$259,960	$-	$131,298	$192,700	$91,879	$-	$38,404	$714,241

Philip Vanhoutte (8)	2009	$318,258	$-	$156,854	$259,415	$35,784	$-	$42,244	$812,555
Managing Director - EMEA	2008	$368,958	$-	$134,659	$449,226	$234,088	$-	$57,021	$1,243,952
	2007	$305,332	$-	$106,834	$432,898	$121,758	$-	$45,730	$1,012,552

Vicki Marion (9)	2009	$262,500	$-	$76,684	$201,876	$25,000	$-	$116,478	$682,538
President - Audio Entertainment Group	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)
Stock awards reported are amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R), disregarding estimated forfeitures.   Refer to Note No. 2 – Significant Accounting Policies, Stock-Based Compensation Expense and Footnote No. 11 – Stockholders’ Equity to the Company’s consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 filed May 26, 2009 for the assumptions used to value such awards.

(2)
Option awards reported are amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R), disregarding estimated forfeitures.  Refer to Note No. 2 – Significant Accounting Policies, Stock-Based Compensation Expense and Footnote No. 11 – Stockholders’ Equity to the to the Company’s consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 filed May 26, 2009 for the assumptions used to value such awards.

(3)	Amounts shown are the sum of the components a-d:
a)
the following payments by Plantronics under the Quarterly Profit Sharing Plan for each executive in fiscal 2007: Mr. Kannappan ($36,021), Ms. Scherer ($19,125), Mr. Houston ($17,112), and Mr. Vanhoutte ($20,742).  In fiscal 2008, the Quarterly Profit Sharing Plan was discontinued for executive officers including the NEO’s.

b)
the following payments by Plantronics under the Over Achievement Bonus Plan for each executive in fiscal 2007:  Mr. Kannappan ($0), Ms. Scherer ($0), Mr. Houston ($0), and Mr. Vanhoutte ($0).  In fiscal 2008, the Over Achievement Bonus Plan was discontinued for executive officers including the NEO’s.

c)
the following payments by Plantronics under the Regular Bonus Plan for each executive in fiscal 2007 respectively: Mr. Kannappan ($110,992), Ms. Scherer ($82,114), Mr. Houston ($74,767), and Mr. Vanhoutte ($100,660).  In fiscal 2008, the Regular Bonus Plan was replaced by the Quarterly Incentive Plan of the Executive Incentive Plan.  The following payments were made under the Quarterly Incentive Plan in fiscal 2008 respectively:  Mr. Kannappan ($276,076), Ms. Scherer ($117,610), Mr. Houston ($102,619), and Mr. Vanhoutte ($86,701).  The following payments were made under the Quarterly Incentive Plan in fiscal 2009 respectively:  Mr. Kannappan ($159,415), Ms. Scherer ($79,523), Mr. Houston ($72,654), Mr. Vanhoutte ($35,784) and Ms. Marion ($25,000).

d)
the following payments by Plantronics under the Supplemental Bonus Plan for each executive in fiscal 2007: Mr. Kannappan ($0), Ms. Scherer ($0), Mr. Houston ($0), and Mr. Vanhoutte ($0).  In fiscal 2008, the Supplemental Bonus Plan was replaced by the Annual Incentive Plan of the Executive Incentive Plan.  In fiscal 2008, the following payments were made under the Annual Incentive Plan respectively:  Mr. Kannappan ($447,242), Ms. Scherer ($193,489), Mr. Houston ($168,480), and Mr. Vanhoutte ($147,387).  In fiscal 2009, the following payments were made under the Annual Incentive Plan respectively:  Mr. Kannappan ($0), Ms. Scherer ($0), Mr. Houston ($0), Mr. Vanhoutte ($0) and Ms. Marion ($0).

(4)
Amounts shown include company contributions or other allocations to defined contribution plans for benefits such as employer 401(k) contributions, 401(k) match payments, pension contributions (for Mr. Vanhoutte), Restricted Stock Award dividends and insurance premiums.

(5)
Includes contributions for the Defined Compensation Program, a supplemental benefit program available only to vice presidents and above to reimburse participants for items such as medical co-payments, legal or financial planning services, and a car allowance.  For Mr. Vanhoutte it also includes a gym membership and office allowance.

(6)	Includes a vacation payout to Mr. Kannappan in the amount of $48,231.
(7)
Includes the following amounts for Ms. Marion in connection with her relocation:  $29,260 for relocation expenses; $31,400 for housing expenses (security deposit and monthly rent); $12,000 for living expenses; and $5,021 tax gross-up related to living expenses payment.

(8)
Mr. Vanhoutte’s cash compensation is paid in British Pounds Sterling (GBP), but is reported here in U.S. Dollars (USD).  Amounts paid in GBP were converted to USD using the exchange rate in effect at the time of each payment to or on behalf of Mr. Vanhoutte.

(9)	Ms. Marion was not a Named Executive Officer in fiscal 2007 or fiscal 2008.

Plan Based Awards

The following table shows information concerning plan based awards to the Named Executive Officers during the fiscal year 2009:

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date (1)	Compensation Committee Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock Awards	Grant Date Fair Value of Option Awards

Ken Kannappan (3)	5/2/2008	5/2/2008	-	30,000	$24.17	$-	$287,373
	10/27/2008	10/27/2008	20,000	35,000	12.78	255,400	192,913

Barbara Scherer	5/2/2008	5/2/2008	-	12,000	24.17	-	114,949
	10/27/2008	10/27/2008	6,000	15,000	12.78	76,620	82,677

Don Houston	5/2/2008	5/2/2008	-	9,000	24.17	-	86,212
	10/27/2008	10/27/2008	5,000	12,500	12.78	63,850	68,898

Philip Vanhoutte	5/2/2008	5/2/2008	-	6,000	24.17	-	57,475
	10/27/2008	10/27/2008	5,000	5,000	12.78	63,850	27,559

Vicki Marion	5/2/2008	5/2/2008	-	10,000	24.17	-	95,791
	10/27/2008	10/27/2008	5,000	7,500	12.78	63,850	41,339

(1)
Pursuant to the policy of the Compensation Committee, stock options are granted three days after quarterly financial results are announced.  The exercise price of such options is equal to the closing market price of Plantronics' common stock on the date of grant.

(2)	33.3% of the shares subject to the option vest on the 1-year anniversary of the grant, and 1/36 of the shares subject to the option vest each month thereafter.
(3)	Please see discussion of acceleration of equity grants in the section entitled “Mr. Kannappan – Amended and Restated Employment Agreement.”

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding the number of shares acquired and value realized for stock options exercised and restricted stock awards vested during fiscal 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Ken Kannappan	50,000	$255,486	18,567	$325,080
Barbara Scherer	-	-	6,700	$109,647
Don Houston	30,000	$97,500	7,650	$132,578
Philip Vanhoutte	-	-	5,400	$86,600
Vicki Marion	-	-	2,500	$45,206

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information about stock options and restricted stock awards held by Named Executive Officers outstanding as of the end of fiscal 2009:

	Option Awards				Stock Awards

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Ken Kannappan (1)	120,000	-	21.00	6/24/2009
	120,000	-	35.46	6/29/2010
	150,000	-	17.49	6/22/2011
	190,000	-	21.35	11/1/2011
	150,000	-	16.50	7/15/2012
	100,000	-	26.90	9/3/2013
	50,000	-	40.48	9/22/2011
	20,500	3,500	27.16	10/19/2012
	80,555	19,445	20.44	10/27/2013
	9,444	10,556	27.58	10/26/2014
	-	30,000	24.17	5/2/2015
	-	35,000	12.78	10/27/2015	43,326	516,879

Barbara Scherer (2)	30,000	-	24.46	2/4/2010
	25,000	-	30.00	2/13/2011
	45,000	-	17.49	6/22/2011
	45,000	-	16.50	7/15/2012
	40,000	-	26.90	9/3/2013
	35,000	-	40.48	9/22/2011
	12,083	7,917	20.44	10/27/2013
	3,778	4,222	27.58	10/26/2014
	-	12,000	24.17	5/2/2015
	-	15,000	12.78	10/27/2015	19,500	232,635

Don Houston (3)	30,000	-	24.46	2/4/2010
	10,000	-	38.75	9/15/2010
	25,000	-	30.00	2/13/2011
	40,000	-	17.49	6/22/2011
	40,000	-	16.50	7/15/2012
	30,000	-	26.90	9/3/2013
	30,000	-	40.48	9/22/2011
	6,041	3,959	20.44	10/27/2013
	2,833	3,167	27.58	10/26/2014
	-	9,000	24.17	5/2/2015
	-	12,500	12.78	10/27/2015	21,825	260,372

Philip Vanhoutte (4)	100,000	-	25.84	9/22/2013
	50,000	-	25.84	9/22/2013
	6,041	3,959	20.44	10/27/2013
	1,889	2,111	27.58	10/26/2014
	-	6,000	24.17	5/2/2015
	-	5,000	12.78	10/27/2015	16,325	194,757

Vicki Marion (5)	23,611	26,389	28.88	10/3/2014
	-	10,000	24.17	5/2/2015
	-	7,500	12.78	10/27/2015	11,875	141,669

(1)	The first 7 options listed for Mr. Kannappan are fully vested. The remaining 5 options fully vest, in the order given, on 10/19/2009, 10/27/2009, 10/26/2010, 5/2/2011 and 10/27/2011.
(2)	The first 6 options listed for Ms. Scherer are fully vested. The remaining 4 options fully vest, in the order given, on 10/27/2010, 10/26/2010, 5/2/2011 and 10/27/2011.
(3)	The first 7 options listed for Mr. Houston are fully vested. The remaining 4 options fully vest, in the order given, on 10/27/2010, 10/26/2010, 5/2/2011 and 10/27/2011.
(4)	The first 2 options listed for Mr. Vanhoutte are fully vested. The remaining 4 options fully vest, in the order given, on 10/27/2010, 10/26/2010, 5/2/2011 and 10/27/2011.
(5)	The 3 options listed for Ms. Marion fully vest, in the order given, on 10/3/2010, 5/2/2011 and 10/27/2011.

10b5-1 Trading Plans

Plantronics permits our Officers and Directors to adopt trading plans under Rule 10b5-1 (“Rule 10b5-1”) promulgated under the Securities Exchange Act of 1934, which allows stockholders to establish prearranged written plans to buy or sell shares or exercise stock options in accordance with predetermined formulas. Rule 10b5-1 plans allow stockholders to buy or sell shares of Plantronics common stock according to their plan on a regular basis (for example, weekly or monthly or in accordance with another predetermined formula), regardless of any subsequent nonpublic information they receive.  As of April 30, 2009, any officers who previously entered into 10b5-1 Trading Plans had terminated all such plans.

Compensation Committee Interlocks and Insider Participation

As noted above, Directors Tseu, Hammann and Hart served as members of the Compensation Committee during fiscal year 2009, none of whom was or has been an officer or employee of Plantronics and none of whom had any relationship requiring disclosure as required by Item 404 of Regulation S-K.  None of the relationships described in Item 407(e)(4)(iii) of Regulation S-K exist.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Plantronics’ Officers and Directors, and persons who own more than ten percent of a registered class of Plantronics’ equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish Plantronics with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or certain written representations from the reporting persons, Plantronics believes that, during fiscal 2009, all filing requirements applicable to its Officers and Directors were performed in compliance with the requirements of Section 16(a).

OTHER MATTERS

Plantronics knows of no other matters to be submitted at the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

For the Board of Directors

/s/ Rich Pickard
Rich Pickard
Secretary
Dated: June 12, 2009

APPENDIX A

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended March 31, 2009.

      The Audit Committee of the Board of Directors has:

•
reviewed and discussed Plantronics’ consolidated audited financial statements for the fiscal year ended March 28, 2009 with Plantronics’ management, which has primary responsibility for those statements;

•
discussed with PricewaterhouseCoopers LLP, Plantronics’ independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T); and

•
received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by PCAOB Rule 3526 regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

      The Board of Directors determined that each member of the Audit Committee is, and has been at all times during the 2009 fiscal year, “independent” as defined under the NYSE listing standards and Plantronics independence guidelines. Each member of the Audit Committee also satisfies the SEC’s additional independence requirement for members of Audit Committees. The Board of Directors has further determined that Directors Gregg Hammann, Marshall Mohr and Marv Tseu are “audit committee financial experts” as such term is defined in Item 407 of Regulation S-K, as promulgated by the SEC.

Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Plantronics’ 2009 Annual Report on Form 10-K.

The Audit Committee

Gregg Hammann
Marshall Mohr (Chair)
Marv Tseu

APPENDIX B
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and this Proxy Statement.

Members of the Compensation Committee:

Gregg Hammann (Chair)
John Hart
Marv Tseu

APPENDIX C
PLANTRONICS, INC.
2003 STOCK PLAN
Amended and restated, subject to approval of stockholders on July 29, 2009

SECTION 1.	PURPOSES AND DEFINITIONS

1.1	Purposes of the Plan. The purposes of this 2003 Stock Plan are:

(A)	to attract and retain the best available personnel for positions of substantial responsibility,

(B)	to provide additional incentive to Employees, Directors and Consultants, and

(C)	to promote the success of the Company’s business.

1.2
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards, Stock Appreciation Rights, and Restricted Stock Units, as determined by the Administrator at the time of grant.

1.3	Definitions. As used herein, the following definitions shall apply:

(A)	“Administrator” means the Board or any Committees as shall be administering the Plan, in accordance with Section 2.2.

(B)	“Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles.

(C)
“Applicable Laws” means the requirements relating to the administration of equity based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(D)	“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock Awards, SARs, and Restricted Stock Units.

(E)
“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan and shall include an Option Agreement and a Restricted Stock Award Agreement, as applicable. The Award Agreement is subject to the terms and conditions of the Plan.

(F)	“Board” means the Board of Directors of the Company.

(G)	“Cash Position” means the Company’s level of cash and cash equivalents.

(H)	“Change in Control” means the occurrence of any of the following events:

(i)
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)
A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors.  “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company); or

(iv)
The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(I)	“Code” means the Internal Revenue Code of 1986, as amended.

(J)	“Committee” means a committee of individuals appointed by the Board in accordance with Section 2.2.

(K)	“Common Stock” means the common stock of the Company.

(L)	“Company” means Plantronics, Inc., a Delaware corporation.

(M)	“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(N)	“Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(O)	“Director” means a member of the Board.

(P)	“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(Q)
“Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(R)
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(S)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(T)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)
If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange (NYSE), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(U)	“Fiscal Year” means the fiscal year of the Company.

(V)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(W)
“Individual Performance Objective” means any individual Company business-related objective that is objectively determinable within the meaning of Code Section 162(m) and the Treasury Regulations promulgated thereunder.  Individual Performance Objectives shall include, but not be limited to, improvement in customer satisfaction, opening of additional retail stores, and similar objectively determinable performance objectives related to the Participant’s job responsibilities with the Company.

(X)	“Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

(Y)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(Z)
“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of the grant of an individual Option or a Restricted Stock Award.  The Notice of Grant is part of the agreement evidencing the terms and conditions of a specific grant.

(AA)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(BB)
“Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(CC)	“Operating Income” means the Company’s or a business unit’s income from operations determined in accordance with generally accepted accounting principles.

(DD)	“Option” means a stock option granted pursuant to the Plan, as evidenced by a Notice of Grant.

(EE)
“Option Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

(FF)	“Optioned Stock” means the Common Stock subject to an Award.

(GG)	“Outside Director” means a Director who is not an Employee.

(HH)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(II)	“Participant” means the holder of an outstanding Award granted under the Plan.

(JJ)	“Performance Goals” will have the meaning set forth in Section 7.1 of the Plan.

(KK)	“Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(LL)	“Plan” means this 2003 Stock Plan, as amended and restated.

(MM)	“Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Restricted Stock Award or the early exercise of an Option.

(NN)	“Restricted Stock Award” means a grant of Restricted Stock pursuant to the Plan, as evidenced by a Notice of Grant.

(OO)
“Restricted Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and restrictions applying to stock granted under a Restricted Stock Award.  The Restricted Stock Award Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(PP)	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 6.

(QQ)
“Retirement” unless otherwise defined in the Award Agreement or in a written employment, services or other agreement between the Participant and the Company or any Parent or Subsidiary of the Company, will have such meaning as the Administrator may determine, or, if not so defined, will mean termination of Participant’s status as a Service Provider after he or she reaches age 55 and has completed at least ten (10) years of employment or service with the Company or any Parent or Subsidiary of the Company; provided, however, that with respect to Outside Directors who are granted Options pursuant to Section 3.2 hereof, “Retirement” will mean termination of an Outside Director’s status as a Director when (i) the Outside Director’s age is 55 or over and he or she has continuously been a Director for at least seven (7) years on the date of such termination or (ii) the Outside Director has continuously been a Director for at least ten (10) years from the date of such termination.

(RR)
“Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(SS)	“Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(TT)
“Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(UU)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(VV)	“Section 16(b)” means Section 16(b) of the Exchange Act.

(WW)	“Securities Act” means the Securities Act of 1933, as amended.

(XX)	“Service Provider” means an Employee, Director or Consultant.

(YY)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 8.4.

(ZZ)	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 5 is designated as an SAR.

(AAA)	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(BBB)	“Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.

SECTION 2.	ADMINISTRATION

2.1	Stock Subject to the Plan.

(A)
Subject to the provisions of Section 8.4, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 9,000,000 Shares.  The Shares may be authorized, but unissued, or reacquired Common Stock.

(B)
Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of Section 2.1(D) as 2.5 Shares for every one Share subject thereto.  Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 2.1(A), 2.5 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(C)
Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  With respect to SARs, all of the Shares for which the Award is exercised (that is, Shares actually issued pursuant to a SAR, as well as the Shares that represent payment of the exercise price) will cease to be available under the Plan.  Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan.

(D)
If an Award expires or becomes unexercisable without having been exercised in full, or with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise or of an Award or issuance with respect thereto, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by or forfeited to the Company, such Shares shall become available for future grant under the Plan.

2.2	Administration of the Plan.

(A)	Procedure.

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)
Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards as “performance based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)
Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)	Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(B)
Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)	to approve forms of agreement for use under the Plan;

(v)
to determine the terms and conditions of any Award in accordance with the provisions of the Plan; provided, however, that the Administrator will not permit any Participant to issue a promissory note in order to exercise or otherwise acquire Shares pursuant to an Award;

(vi)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to subplans established for the purpose of satisfying applicable foreign laws;

(viii)
to modify or amend each Award (subject to Section 8.6(C)), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(ix)
to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by the Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)
to authorize any person to (i) make decisions, determinations and interpretations on behalf of the Administrator to the extent allowed under Applicable Laws, and (ii) execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xi)	to make all other determinations deemed necessary or advisable for administering the Plan.

(C)
Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations, and those of any person authorized by the Administrator to make decisions, determinations and interpretations on behalf of the Administrator, shall be final and binding on all Participants and any other holders of Awards.

2.3
Eligibility.  Nonstatutory Stock Options may be granted to Service Providers provided, that, Outside Directors may only be granted Nonstatutory Stock Options granted pursuant to Section 3.2.  Incentive Stock Options may be granted only to Employees.  Stock Appreciation Rights, Restricted Stock Awards and Restricted Stock Units may be granted only to Employees, outside Directors and Consultants.

SECTION 3.	STOCK OPTIONS

3.1	Limitations.

(A)
Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 3.1, Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(B)	The following limitations shall apply to grants of Options:

(i)	No Participant shall be granted, in any Fiscal Year of the Company, Options to purchase more than 500,000 Shares.

(ii)
In connection with his or her initial employment, a Participant may be granted Options to purchase up to an additional 500,000 Shares, which shall not count against the limit set forth in Section 3.1(B)(i).

(iii)	The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 8.4.

(iv)
If an Option is cancelled in the same Fiscal Year of the Company in which it was granted (other than in connection with a transaction described in Section 8.4), the cancelled Option will be counted against the limits set forth in Sections 3.1(B)(i) and (ii).

3.2	Grants of Options to Outside Directors.

(A)	Procedure for Grants. All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

(i)	No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii)	All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

(iii)
Each person who first becomes an Outside Director following the effective date of this Plan shall be automatically granted an option to purchase 12,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.

(iv)
After the First Option has been granted to an Outside Director, such Outside Director shall thereafter be automatically granted an Option to purchase 3,000 Shares (a “Subsequent Option”) on the date of the Company’s annual stockholders’ meeting of each year, provided the Outside Director will continue to be an Outside Director through the applicable date and, if on such date, he or she shall have served on the Board for at least the preceding six (6) months.

(v)
Notwithstanding the provisions of subsections (iii) and (iv) hereof, in the event that a grant would cause the number of Shares subject to outstanding Awards plus the number of Shares previously purchased upon exercise of an Award to exceed the number of Shares available for issuance under the Plan, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(B)	The terms of an Option granted to an Outside Director shall be as follows:

(i)	the term of the Option shall be seven (7) years;

(ii)
the Option shall be exercisable only while the Outside Director remains a Director; provided, however, that for Options granted under this Section 3.2 on or after July 21, 2004, if an Outside Director ceases to be a Director as a result of the Outside Director’s death, Disability or Retirement, the Outside Director may exercise his or her Option granted pursuant to this Section 3.2 within one year of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) and if on the date of such termination the Outside Director is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan;

(iii)	the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option; and

(iv)
subject to accelerated vesting upon a merger or Change in Control as specified in Section 8.4(C), the Option shall vest and become exercisable as to 25% of the Shares subject to the Option on the first anniversary of the date of grant of the Option and shall vest and become exercisable as to 6.25% of the Shares subject to the Option at the end of each three-month period thereafter, if on such dates Participant has remained in continuous status as a Director.

(C)
The Plan shall not confer upon any Outside Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

3.3
Term of Option.  The term of each Option shall be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

3.4	Option Exercise Price and Consideration.

(A)	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)	In the case of an Incentive Stock Option

(1)
granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(2)	granted to any Employee other than an Employee described in Section 3.4(A)(i)(1), the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)	In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

3.5
Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

3.6
Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.  Such consideration may consist, subject to Applicable Laws, entirely of:

(A)	cash;

(B)	check;

(C)
other Shares, including reservation by the Company of Shares issuable to the Participant upon exercise of an Option, which have a Fair Market Value on the date of surrender or reservation equal to the aggregate exercise price of the Shares as to which such Option shall be exercised;

(D)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(E)
a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company sponsored deferred compensation program or arrangement;

(F)	any combination of the foregoing methods of payment; or

(G)
such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; provided, however, that the issuance of a promissory note will not be a permissible form of consideration under the Plan.

3.7	Exercise of Option.

(A)
Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

(i)
An Option shall be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 8.4.

(ii)
Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(B)
Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for ninety (90) days following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(C)
Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(D)
Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s death.  If, at the time of death, a Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(E)
Retirement of Participant.  If a Participant ceases to be a Service Provider as a result of his or her Retirement, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement, to the extent the Option is vested on the date of Retirement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the absence of a specified time in the Award Agreement, for Options granted on or after July 21, 2004, the Option shall remain exercisable for twelve (12) months following the Participant’s termination.  If, on the date of Retirement, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after his or her Retirement, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

SECTION 4.	RESTRICTED STOCK AWARDS

4.1
Restricted Stock Awards. Restricted Stock Awards may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.  After the Administrator determines that it will offer Restricted Stock Awards under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer.  The offer shall be accepted by execution of a Restricted Stock Award Agreement in the form determined by the Administrator.

4.2
Term of Restricted Stock Awards.  The term of each Restricted Stock Award shall be stated in the Restricted Stock Award Agreement.  Shares of Common Stock issued pursuant to a Restricted Stock Award may, in the discretion of the Administrator, vest over the Participant’s period of service or upon attainment of specified performance objectives.  Notwithstanding the foregoing, subject to Section 8.4(C), a Restricted Stock Award may not vest at a rate faster than one year following the date of grant.  If a Restricted Stock Award is not subject to achievement of performance goals then, subject to Section 8.4(C), such Award willfully vest over a period of at least three (3) years from the date of grant.

4.3	Limitation on Restricted Stock Award Grants. No Participant shall receive Restricted Stock Awards in any Fiscal Year of the Company having an aggregate initial value greater than $1,000,000.

4.4
Repurchase Option.  Unless the Administrator determines otherwise, the Restricted Stock Award Agreement shall grant the Company a right of forfeiture or repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s service with the Company for any reason (including death or Disability).  The forfeiture right or repurchase option shall lapse as the Restricted Stock Award vests.

4.5
Other Provisions.  The Restricted Stock Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

4.6
Rights as a Stockholder.  Once the Restricted Stock Award is exercised, the Participant shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock Award is exercised, except as provided in Section 8.4.

4.7	Cancellation of Restricted Stock Award. On the date set forth in the Restricted Stock Award Agreement, all unearned or unvested Restricted Stock shall be forfeited to the Company.

4.8
Restricted Stock Awards for Outside Directors.  At each regularly scheduled Annual Meeting of Stockholders of the Company, Outside Directors who have continuously served in such capacity since the date six months preceding the date of the Annual Meeting shall receive a grant of 2,000 shares of Restricted Stock (or to the extent determined by the Administrator, Restricted Stock Units).  The vesting of the Restricted Stock Awards granted hereunder may not occur at a rate faster than one year following the date of grant.  If a Restricted Stock Award is not subject to achievement of performance goals, then subject to 8.4(C), such award will fully vest over a period of at least three (3) years from the date of grant.

SECTION 5.	STOCK APPRECIATION RIGHTS

5.1	Stock Appreciation Rights.

(A)
Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(B)
Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider, provided that during any Fiscal Year, no Participant will be granted SARs covering more than 500,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted SARs covering up to an additional 500,000 Shares.

(C)
Exercise Price and Other Terms. The Administrator will have complete discretion to determine the terms and conditions of SARs granted under the Plan, subject to the provisions of the Plan and the following limitations:

(i)	the term of an SAR may not exceed seven (7) years from the date of grant;

(ii)	the exercise price of an SAR must be at least 100% of the Fair Market Value per Share on the date of grant; and

(iii)	the maximum payment any Participant may be entitled to receive pursuant to subsection (F) below shall not exceed 100% of the exercise price of the underlying SAR.

(D)
SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(E)
Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, that, the term of the SAR shall not exceed seven (7) years. Notwithstanding the foregoing, the rules of Sections 3.7(B), (C), and (D) also will apply to SARs.

(F)
Payment of SAR Amount. Subject to the limitation set out in Section 5.1 (C)(iii) above, upon the exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 6.	RESTRICTED STOCK UNITS

6.1
Grant of Restricted Stock Units. Restricted Stock Units may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year no Participant will receive Restricted Stock Units having an initial value greater than $1,000,000.

6.2	Value of Restricted Stock. Each Restricted Stock Unit will have an initial value that is established by the Administrator on or before the date of grant.

6.3
Vesting.  Subject to Section 8.4(C), a Restricted Stock Unit may not vest at a rate faster than one year following the date of grant.  If a Restricted Stock Unit is not subject to achievement of performance goals then, subject to Section 8.4(C), such award willfully vest over a period of at least three (3) years from the date of grant.

6.4
Performance Objectives and Other Terms. The Administrator will set performance objectives (including, without limitation, continued service) in its discretion which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Participants.  Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

6.5
Earning of Restricted Stock Units. After the applicable Performance Period has ended, the holder of Restricted Stock Units will be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Restricted Stock Unit, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Restricted Stock Unit.

6.6
Form and Timing of Payment of Restricted Stock Units. Payment of earned Restricted Stock Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable Performance Period) or in a combination thereof.

6.7
Cancellation of Restricted Stock Units. On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

SECTION 7.	PERFORMANCE GOALS

Performance Goals.  The granting and/or vesting of Restricted Stock Awards or Restricted Stock Units may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Performance Objectives (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, and (k) Total Stockholder Return.  Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index.  The Performance Goals may differ from Participant to Participant and from Award to Award.  Any criteria used may be (i) measured in absolute terms, (ii) compared to another company or companies, (iii) measured against the performance of the Company as a whole or a segment of the Company and/or (iv) measured on a pre-tax or post-tax basis (if applicable).  Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

SECTION 8.	GENERAL PROVISIONS

8.1	Term of Plan. Subject to Section 8.11, the Plan shall become effective on September 24, 2003. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 8.6.

8.2
Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator, in its sole discretion, makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (as such term is defined in the general instructions to Form S-8 under the Securities Act of 1933, or any successor thereto) through gifts or domestic relations orders, as permitted by the instructions to Form S-8 of the Securities Act of 1933.

8.3
Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will not be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i)any leave of absence approved by the Company or (ii)transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

8.4	Adjustments Upon Changes in Capitalization, Merger or Change in Control.

(A)
Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, and the number of Shares as well as the price per Share covered by each outstanding Award, and the numerical Share limits in Sections 2, 3, 4, 5, and 6, shall be proportionately adjusted for any change in, or increase or decrease in the number of issued Shares, resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change, or increase or decrease in the number of issued Shares, effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  The Board shall make such adjustment, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(B)
Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for the Participant to have the right to exercise his or her Award prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable.  In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, or earned, an Award will terminate immediately prior to the consummation of such proposed action.

(C)	Merger or Change in Control.

(i)
Awards.  In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

(1)
In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise his or her Option, Restricted Stock Award, or Stock Appreciation Right as to all of the Shares, including Shares as to which it would not otherwise be vested or exercisable, and all restrictions on Restricted Stock will lapse and all performance goals or other vesting criteria with respect to Restricted Stock Units will be deemed achieved at target levels and all other terms and conditions met.  In addition, if an Option, Restricted Stock Award, or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option, Restricted Stock Award, or Stock Appreciation Right shall be fully vested and exercisable for a period of not less than fifteen (15) days from the date of such notice, and the Option, Restricted Stock Award, or Stock Appreciation Right shall terminate upon the expiration of such period.

(2)
For the purposes of this Section 8.4(C)(i), an Award shall be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control (and in the case of Restricted Stock Units, for each implied Share determined by dividing the value of the Restricted Stock Unit by the per Share consideration received by holders of Common Stock in the merger or Change in Control), an amount of consideration (whether stock, cash, or other securities or property) equal to the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, Restricted Stock Award, or Stock Appreciation Right, for each Share subject to such Award (or in the case of Restricted Stock Units, the number of implied shares determined by dividing the value of the Restricted Stock Units by the per Share consideration received by holders of Common Stock in the merger or Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or Change in Control.

(3)
Notwithstanding anything in Section 8.4(C)(i)(2) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-merger or post-asset sale corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(D)
Outside Director Option and Restricted Stock Grants.  Notwithstanding anything in Section 8.4(C)(i) to the contrary, in the event of a merger of the Company with or into another corporation, or a Change in Control, in which an Outside Director is terminated or asked to resign, Options granted to such Outside Director under Section 3.2, and Restricted Stock Awards granted to such Outside Director under Section 4.8, shall vest 100% immediately prior to such merger or Change in Control.  In the event of a merger or Change in Control in which an Outside Director is not terminated or asked to resign, such Outside Director’s Options granted under Section 3.2 and Restricted Stock Awards granted under Section 4.8 shall be treated under the terms of Section 8.4(C)(i).

8.5
Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

8.6	Amendment and Termination of the Plan.

(A)	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(B)
Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.  Additionally, notwithstanding anything in the Plan to the contrary, the Board may not, without the approval of the Company’s stockholders:

(i)
materially increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization as set forth in Section 8.4(A);

(ii)	materially modify the requirements for eligibility to participate in the Plan, or

(iii)
reprice Options issued under the Plan by lowering the exercise price of a previously granted Award, by canceling outstanding Options and issuing replacements, or by otherwise replacing existing Options with substitute Options with a lower exercise price.

(C)
Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

8.7	Conditions Upon Issuance of Shares.

(A)
Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(B)
Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

8.8
Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

8.9	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

8.10
Participant’s Relationship with Company.  Neither the Plan nor any Award shall confer upon the Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause.

8.11
Stockholder Approval.  The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted.  Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

END OF PLAN

APPENDIX D
PLANTRONICS, INC.
2002 EMPLOYEE STOCK PURCHASE PLAN.
Amended and restated, subject to approval of stockholders on July 29, 2009

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.
(a) “Board” shall mean the Board of Directors of the Company.
(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.
(c) “Common Stock” shall mean the Common Stock of the Company.
(d) “Company” shall mean Plantronics, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.
(e) “Compensation” shall mean all base straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions, car allowances, profit-sharing and other compensation.
(f) “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
(g) “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.
(h) “Enrollment Date” shall mean the first day of each Offering Period.
(i) “Exercise Date” shall mean the last day of each Offering Period.
(j) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange (NYSE), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;
(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;
(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.
(k) “Offering Period” shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.
(l) “Plan” shall mean this Employee Stock Purchase Plan.
(m) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.
(n) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.
(o) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
(p) “Trading Day” shall mean a day on which national stock exchanges and the NYSE System are open for trading.

3. Eligibility.
(a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.
(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan
(i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or
(ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on or around February 1 and August 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence on the first Trading Day on or after August 1, 2002 and end on the last Trading Day on or before January 31, 2003, and the second Offering Period hereunder shall commence on the first Trading Day on or after February 1, 2003 and end on the last Trading Day on or before July 31, 2003. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.
(a) Enrollment. An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.
(b) Payroll Deductions. Payroll deductions for a participant shall commence on the first payday following the Enrollment Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6. Payroll Deductions.
(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not less than one percent (1.0%) and not exceeding ten percent (10.0%) of the Compensation which he or she receives on each pay day during the Offering Period.
(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.
(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof.  A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.
 (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Employee may accept the grant of such option by turning in a completed and signed subscription agreement to the Company on or prior to the first day of the Offering Period. The administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an employee may purchase during an Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Fractional shares may be purchased subject to the limitations set forth in Section 3(b). Any payroll deductions accumulated in a participant’s account which are in excess of the amounts permissible for the purchase of shares authorized under Section 3(b), shall be returned to the participant no later than the Exercise Date of the relevant Offering Period. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option.

10. Withdrawal.
(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.
(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

13. Stock.
(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 2,100,000 shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.
(c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.
(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
 (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.
(a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.
(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.
(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and
(iii) allocating shares.
(d) Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares.
(a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
 (b) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company.  It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

END OF PLAN

APPENDIX E

List of Companies Used in Benchmarks for Compensation Analysis

Appendix E-1
Radford Executive Compensation Survey

Company Name
2WIRE
3COM
ACTIVANT SOLUTIONS
ADAPTEC
ADVANCED ENERGY INDUSTRIES
AFFYMETRIX
AKAMAI TECHNOLOGIES
ALIGN TECHNOLOGY
ALLEGRO MICROSYSTEMS
AMCC
AQUANTIVE
ARGON ST
ARIBA
ARTHROCARE
ASPECT SOFTWARE
ASYST TECHNOLOGIES
ATHEROS COMMUNICATIONS
AVID TECHNOLOGY
AXCELIS TECHNOLOGIES
BAE SYSTEMS INFORMATION TECHNOLOGY
BAE SYSTEMS- NATIONAL SECURITY SOLUTIONS
BORLAND SOFTWARE
BOWE BELL & HOWELL
BROCADE COMMUNICATIONS SYSTEMS
BROOKS AUTOMATION
CABOT MICROELECTRONICS
CARL ZEISS MEDITEC
CELERITY
CHECKFREE
CNET NETWORKS
COGNEX
COGNOS
COHERENT
CORBIS
COVAD COMMUNICATIONS
CRAY
CREDENCE SYSTEMS

CREE
CSG SYSTEMS
CUBIC CORPORATION
CYMER
DENDRITE INTERNATIONAL
DIGITAL INSIGHT
DIGITAL RIVER
DOLBY LABORATORIES
DOT HILL SYSTEMS
DRESSER WAYNE
ECLIPSYS USA
ELECTRO SCIENTIFIC INDUSTRIES
EMS TECHNOLOGIES
EMULEX
ENTERASYS NETWORKS
EPICOR SOFTWARE
EPRI
EQUINIX
EXTREME NETWORKS
F5 NETWORKS
FEI COMPANY
FIRST FRANKLIN FINANCIAL
FLIR SYSTEMS
FORMFACTOR
FOUNDRY NETWORKS
GENERAL ATOMICS
GENESIS MICROCHIP
GLENAYRE ELECTRONICS
GSI GROUP
HARMONIC
HARRIS STRATEX NETWORKS
HITACHI HIGH TECHNOLOGIES AMERICA
HOWARD HUGHES MEDICAL
HUTCHINSON TECHNOLOGY
HYPERION SOLUTIONS
I2 TECHNOLOGIES
ICF INTERNATIONAL
INFOCUS
INFORMATICA
INFOSPACE
INTERMEC
INTERSIL
INTER-TEL
INTUITIVE SURGICAL
IOMEGA

ITG
ITRON
KOMAG
KRONOS
KYPHON
LATTICE SEMICONDUCTOR
LAWSON SOFTWARE
MACROVISION
MATTSON TECHNOLOGY
MCAFEE
MENTOR GRAPHICS
MICREL SEMICONDUCTOR
MICROSEMI
MIDWEST RESEARCH INSTITUTE
MISYS HEALTHCARE SYSTEMS
MITSUBISHI DIGITAL ELECTRONICS AMERICA
MONSTER CABLE PRODUCTS
MOVE.COM
MSC.SOFTWARE
NATIONAL INSTRUMENTS
NAVTEQ
NEC ELECTRONICS AMERICA
NETFLIX
NEWPORT
NIKON PRECISION
OKI DATA
OMNIVISION TECHNOLOGIES
OPEN SOLUTIONS
OPENWAVE
ORBITAL SCIENCES
PANDUIT
PHILIPS LUMILEDS LIGHTING COMPANY
PHOTRONICS
PLANAR SYSTEMS
PLANTRONICS
PMC-SIERRA
POLYCOM
POWERWAVE TECHNOLOGIES
PROGRESS SOFTWARE
PROVIDE COMMERCE
PSC
QAD
QLOGIC
QUANTUM
QUEST SOFTWARE

RADISYS
RAND
RCN
REALNETWORKS
RED HAT
RENESAS TECHNOLOGY AMERICA
RESMED
RF MICRO DEVICES
SEH AMERICA
SEMTECH
SENSUS METERING SYSTEMS
SERENA SOFTWARE
SILICON IMAGE
SILICON LABORATORIES
SILICON STORAGE TECHNOLOGY
SILTRONIC CORPORATION
SKILLSOFT
SKYWORKS SOLUTIONS
SOLIDWORKS
SPACE SYSTEMS/LORAL
SPIRENT COMMUNICATIONS
SPSS
SRI INTERNATIONAL
STANDARD MICROSYSTEMS
STRATUS TECHNOLOGIES
SUMCO USA PHOENIX
SVB FINANCIAL GROUP
SYBASE
SYNIVERSE TECHNOLOGIES
TDK ELECTRONICS
TEKELEC
THE MATHWORKS
THE MITRE CORPORATION
THQ
TIBCO SOFTWARE
TOKYO ELECTRON US HOLDINGS
TOPPAN PHOTOMASKS
TOSHIBA AMERICA BUSINESS SOLUTIONS
TOSHIBA AMERICA MEDICAL SYSTEM
TREND MICRO
TRIMBLE NAVIGATION
TRIQUINT SEMICONDUCTOR
TRUEPOSITION
UBISOFT
UNITED ONLINE

VARIAN SEMICONDUCTOR EQUIPMENT
VEECO INSTRUMENTS
VERIFONE
VIASAT
VISHAY- SILICONIX
VMWARE
VONAGE
WEBEX
WEBMETHODS
WELCH ALLYN
WIND RIVER SYSTEMS
WMS GAMING
XEROX INTERNATIONAL PARTNERS
ZEBRA TECHNOLOGIES
ZORAN

Appendix E-2
Mercer’s US Benchmark Database

2007 US Mercer Benchmark Database (Jul) – 500M- 1.5B

Survey Participants
A. T. Kearney, Inc.
ABM Industries, Inc. - Facilities Mgmt Group
ADESA, Inc.
ADVO, Inc.
APL Limited - APL Logistics
AREVA NP, Inc.
Acco Brands, Inc. - Global Document Finishing
Alabama Gas Corporation
Aleris International, Inc. - Aluminum Recycling
Aleris International, Inc. - Zinc
Alliance Data Systems - Retail
Alliance Data Systems - Transaction Services
Alliance Data Systems - WFCB
Alliant Techsystems - Ammunition Systems Group
Alliant Techsystems - Launch Systems Group
Alliant Techsystems - Mission Systems Group
AmeriPride Services, Inc.
American Signature, Inc.
American Standard Companies, Inc. - Bath & Kitchen Americas
AmerisourceBergen Corporation - PMSI
Ameristar Casinos, Inc.
Anheuser-Busch Companies, Inc. - Anheuser-Busch International, Inc.
Anheuser-Busch Companies, Inc. - Busch Entertainment Corporation
Anheuser-Busch Companies, Inc. - Wholesale Operations Division
Applebee's International, Inc.

Archer Daniels Midland Company - Cocoa
Archstone Smith
Argonne National Laboratory
Armstrong World Industries - ABP
Automatic Data Processing (ADP) - Dealer Services
AvalonBay Communities, Inc.
Aviall, Inc.
Barr Pharmaceutical
Barr Pharmaceutical - Barr Laboratories
Bausch & Lomb, Inc. - US Americas
Bechtel Plant Machinery, Inc.
Belkin International, Inc.
Belo Corporation
Boise Cascade, LLC - Packaging and Newsprint
Boise Cascade, LLC - Wood Products
Bookspan
Boston Scientific Corporation - Endosurgery
Bovis Lend Lease - New York
Brady Corporation
Brown Shoe Company, Inc. - Famous Footwear
CDM, Inc.
CEVA Logistics
CGGVeritas
CGI Technologies and Solutions, Inc.
CHS, Inc. - Oil Seed Processing
CHS, Inc. - Propane Division
CIBA Vision Corporation
Cable One, Inc.
Cablevision - Madison Square Garden/Radio City Entertainment
California Pizza Kitchen
Callaway Golf Company
Cargill, Inc. - CTS
Cargill, Inc. - G&O AMG
Cargill, Inc. - Industrial Starches
Cargill, Inc. - Salt
Casino Arizona
CheckFree Corporation
CheckFree Corporation - CheckFree Electronic Commerce
Chicago Mercantile Exchange, Inc.
Chicago Transit Authority
Chipotle Mexican Grill
Chiquita Brands International, Inc. - Fresh Express
Church & Dwight - Domestic
Church & Dwight - Laundry
Cleco Corporation
Coca-Cola Bottling Company Consolidated
Colgate Palmolive Company - Hill's Domestic
Colgate Palmolive Company - Hill's International
Colgate Palmolive Company - Home Care

Colgate Palmolive Company - Oral Care
Colgate Palmolive Company - Personal Care
Colorado Springs Utilities
CompuCom Systems, Inc.
Compuware Corporation
Corn Products - South America - Division
Corning, Inc. - Environmental Technologies
Corrections Corporation of America
Cox Enterprises, Inc. - Cox Broadcasting
Cox Enterprises, Inc. - Cox Newspapers
Crate and Barrel
Crowley Maritime Corporation
Crowley Maritime Corporation - Petroleum Services
Crown Castle International Corporation
Cubic Corporation
Cubic Corporation - Cubic Defense Applications, Inc.
Cummins, Inc - Cummins Filtration
Cummins, Inc. - Distribution Business
DLA Piper US, LLP
DSW, Inc.
Daiichi Sankyo, Inc.
Danaher Motion
Dassault Falcon Jet Corporation
Del Monte Foods Company - Pet Products
Diebold, Inc. - Diebold International
Dobson Communications Corporation
Donaldson Company, Inc. - Engine Products
Donaldson Company, Inc. - Industrial Products
Dress Barn, Inc.
Drummond Company, Inc.
Duke Realty Corporation
Duquesne Light Company
ENSCO International, Inc. - North & South America Business Unit
East Kentucky Power Cooperative
Edwards Lifesciences, LLC
Energizer - Schick-Wilkinson Sword
Enodis plc
Enodis plc - Foodservice North America
Enodis plc - North America (Global Operations Center)
Erickson Retirement Communities
Federated Department Stores - Macy's Northwest
Fellowes, Inc.
First Marblehead Corporation
FirstEnergy Corporation - Metropolitan Edison (MET-ED)
FirstEnergy Corporation - Pennsylvania Electric Co. (PENELEC)
FirstEnergy Corporation - Toledo Edison
Fiskars Brands, Inc.
Fleetwood Enterprises, Inc. - Housing Group
Flint Group - North America

Flowserve Corporation - Flow Control
Foley & Lardner LLP
Forest City Enterprises
Fortune Brands, Inc. - Acushnet Company
Fortune Brands, Inc. - Moen, Inc.
Fortune Brands, Inc. - Therma-Tru
Fossil Partners LP
Freedom Communications, Inc.
Freedom Communications, Inc. - The Community Newspaper Division
Freeport McMoRan Copper and Gold, Inc. - Phelps Dodge International Corporation
Friendly Ice Cream Corporation
G&K Services, Inc.
GATX Corporation - GATX Rail
Galtfelter
Gambro, Inc.
Gartner, Inc.
GenCorp, Inc.
GenCorp, Inc. - Aerojet General Corporation
General Nutrition, Inc.
Givaudan - United States
GlaxoSmithKline Consumer Healthcare
Global Payments, Inc.
Goodrich Corporation - Electronic Systems
Graco, Inc.
Great Plains Energy - Kansas City Power & Light
Greyhound Lines, Inc.
Guess, Inc.
H. J. Heinz Company - FS KC&S
H. J. Heinz Company - Frozen Meals and Snacks
H. J. Heinz Company - Frozen Snacks
H. J. Heinz Company - Heinz KC&S
H. J. Heinz Company - LA/Pacific/ROW
H. J. Heinz Company - Ore-Ida Brands
H. J. Heinz Company - Winter Brands & Potatoes
HNI Corporation - Allsteel
HNI Corporation - HON Company
HNI Corporation - Hearth & Home Technologies
HNTB Companies
Helmerich & Payne, Inc.
Hilti, Inc.
Hines Interests, LLP
Hollister, Inc.
Houghton Mifflin Company
Howard Hughes Medical Institute
Huttig Building Products, Inc.
Hydril Company, LP
IDACORP, Inc.
ISO, Inc.
Information Handling Services (IHS)

InterContinental Hotels Group Corporate Office
Invensys Controls
Isuzu Motors America, Inc.
J.R. Simplot Company - Agribusiness Group
James Hardie Building Products
Jockey International, Inc.
John Wiley & Sons, Inc.
Jostens, Inc.
Joy Mining Machinery
K. Hovnanian Companies - Chantilly Division
K. Hovnanian Companies - Edison Division
K. Hovnanian Companies - Irvine Division
K. Hovnanian Companies - Ontario Division
KRATON Polymers US, LLC
Kaman Industrial Technologies
Keane, Inc.
Kentucky Lottery Corporation
Kerry, Inc.
Keystone Automotive Industries, Inc.
Kimberly-Clark Corporation - Healthcare Group
Knolls Atomic Power Laboratory
Knoxville Utilities Board
Kohler Company - Global Faucets
Kohler Company - Power Systems Business
Kone, Inc. (USK)
L.L. Bean, Inc.
LaGarde, Incorporated
Lawson Products, Inc.
LeasePlan U.S.A.
Lifetouch, Inc.
Limited Brands, Inc. - Limited Stores
Loews Corporation - Loews Hotels
Lower Colorado River Authority
MDU Resources Group, Inc. - Construction Services Group
MDU Resources Group, Inc. - Montana Dakota Utilities
MDU Resources Group, Inc. - WBI Holdings, Inc.
MSC Industrial Direct
Magellan Midstream Holdings, LP
Magellan Midstream Holdings, LP - Transportation
Magna Donnelly Corporation
Maritz, Inc.
Maritz, Inc. - Maritz Travel Company
Matson Navigation Company
Mattel, Inc. - Fisher Price
Matthews International Corporation
MeadWestvaco - Consumer & Office
Media General
Messier-Bugatti USA
Metavante Corporation - Enterprise Solutions Group

Metavante Corporation - Payment Solutions Group
Midwest Airlines, Inc.
Mine Safety Appliances Company
Mitsui & Company U.S.A., Inc. - Mitsui Steel, Inc.
Mohegan Sun
Molex - Commercial Products Division
Morgan, Lewis & Bockius, LLP
Morrison & Foerster, LLP
NASD
NCH Corporation
Nautilus, Inc.
Newly Weds Foods
Noble Corporation - Noble Drilling Services, Inc.
Novartis US - Novartis Consumer Health (OTC) - NA
O-I Plastics
ONEOK, Inc. - Kansas Gas Services Division
ONEOK, Inc. - Oklahoma Natural Gas Division
Ocean Spray Cranberries, Inc.
Old Dominion Electric Cooperative
Orbital Sciences
Oriental Trading Company, Inc.
Orrick, Herrington & Sutcliffe, LLP
Owens Corning - Siding Solutions
PACCAR - Parts
PPD, Inc.
Pacific Northwest National Laboratory
Pactiv Corporation - Consumer
Pactiv Corporation - Foodservice/Food Packaging
Panduit Corporation
Papa John's International, Inc.
Parsons Corporation - Commercial Technology Group
Parsons Corporation - Infrastructure & Technology Group
Parsons Corporation - Transportation Group
Pernod Ricard USA
Pharmavite, LLC
Phillips-Van Heusen Corporation - PVH Sportswear
Playtex Products, Inc.
Powerwave Technologies, Inc.
Public Service Enterprise Group, Inc. - PSEG Energy Holdings, LLC
Questar Corporation - Questar Gas
RSM McGladrey
Recreational Equipment, Inc.
Rio Tinto plc - Energy
Rio Tinto plc - Kennecott Energy
Robert Bosch LLC - Aftermarket Division (AM)
Robert Bosch LLC - Body Electrical/Electrical Division (AB)
Robert Bosch LLC - Bosch Rexroth Corporation (BRNA)
Robert Bosch LLC - Chassis Systems Control (AC)
Robert Bosch LLC - Robert Bosch Tool Corporation

Rockwell Collins - Air Transport Systems
Rockwell Collins - Business and Regional Systems
Ryland Group, Inc. - Ryland North Region
Ryland Group, Inc. - Ryland Texas Region
Ryland Group, Inc. - Ryland West Region
S&C Electric Company
SCANA Corporation - PSNC Energy (Public Service Company of North Carolina, Inc.)
Safety-Kleen Systems, Inc.
Sauer-Danfoss - Propel
Sidley Austin, LLP
Sinclair Broadcast Group, Inc.
Sirius Satellite Radio
Smith & Nephew, Inc. - Group Head Office (Corporate Satellite Office)
Smith & Nephew, Inc. - Reconstructive GBU
Smith & Nephew, Inc. - Trauma & Clinical Therapies
Sodexho USA - Division 4
Starwood Vacation Ownership
SunCom Wireless
Swedish Match North America
Sykes Enterprises, Inc.
Sysco Food Services of Dallas, LP
TDS Telecom
TeleTech Holdings, Inc.
Temple-Inland - Forest Products Corporation
Texas Industries, Inc.
Textron, Inc. - Fluid & Power
Textron, Inc. - Kautex
Textron, Inc. - Textron Systems
The Dannon Company
The Doe Run Company- Buick Resource Recycling
The Finish Line, Inc.
The Johns Hopkins University - Applied Physics Laboratory
The MITRE Corporation
The NORDAM Group
The Sherwin-Williams Company - Consumer Group
The Sherwin-Williams Company - Global Group, Auto Division
The Sherwin-Williams Company - Paint Stores Group, Eastern Division
The Sherwin-Williams Company - Paint Stores Group, Midwestern Division
The Sherwin-Williams Company - Paint Stores Group, Southwestern Division
The Sundt Companies, Inc.
The Taubman Company
The Washington Post Newspaper
The Williams Companies - E&P
The Williams Companies - WGP
The Yankee Candle Company, Inc.
Thomson Corporation - Scientific
Thomson Corporation - Scientific & Healthcare
Thomson Corporation - Tax & Accounting
Time Warner Cable - L.A. County Division

Time Warner Cable - Northeast Ohio Division
Time Warner Cable - Raleigh Division
Time Warner Cable - Road Runner
Time Warner Cable - Southwest Ohio Division
Time Warner Cable - Syracuse Division
Time Warner Cable - Wisconsin Division
Time Warner Telecom, Inc.
Toshiba America Business Solutions, Inc.
Toshiba America Medical Systems, Inc.
TransUnion, LLC
Tween Brands, Inc.
UDR, Inc.
US Investigations Services
Underwriters Laboratories, Inc.
UnitedHealth Group - Ingenix
Viad Corporation
Viad Corporation - GES
Vinson & Elkins, LLP
Vonage Holdings Corporation
Vulcan Materials Company - Mideast Division
Vulcan Materials Company - Western Division
W-H Energy Services, Inc.
W. R. Grace - Grace Davison
W. R. Grace - Grace Performance Chemicals
W.C. Bradley Co.
Weil, Gotshal & Manges, LLP
Wells' Dairy, Inc.
Westinghouse Electric Company - Nuclear Fuel Group
Westinghouse Electric Company - Nuclear Services Group
Westinghouse Savannah River Company
Westlake Chemical Co. - Olefins
Westlake Chemical Co. - Vinyls (Chemicals)
Williams-Sonoma, Inc.- PB Kids
Wilmer Cutler Pickering Hale & Dorr
Wolters Kluwer, Inc.- Tax and Accounting
Wolters Kluwer, Inc.- WK CFS & SS
Wolters Kluwer, Inc.- WK Health Group
Wolters Kluwer, Inc.- WKH Professional Education
World Kitchen
Worldspan
Wyndham Worldwide - Wyndham Hotels
XO Communications, Inc.
YRC Worldwide - Meridian IQ
Yum! Brands, Inc. - Kentucky Fried Chicken
Yum! Brands, Inc. - Pizza Hut
eBay, Inc. - PayPal
eFunds Corporation
iPCS, Inc.

Appendix E-3
Mercer’s Global Disclosure Database

All Industries		Tech Hardware & Equipment
$400M - $1.6B Revenue		$400M - $1.6B Revenue
(n=482)		(n=26)
Ticker	Company	Ticker	Company
TW	21st Century Ins Group	ADCT	ADC Telcom.
ACW	Accuride Corp	ARXX	Aeroflex Inc
ATU	Actuant Corp.	ARRS	Arris Group Inc
ADCT	ADC Telcom.	AVX	Avx Corp
ASF	Administaff Inc	CKP	Checkpoint Systems Inc
AEIS	Advanced Energy Inds Inc	CTS	Cts Corp
EYE	Advanced Medical Optics Inc	ELX	Emulex Corp
ADVNB	Advanta Corp -Cl B	FLIR	Flir Systems Inc
AEPI	Aep Industries Inc	HTCH	Hutchinson Technology Inc
ARXX	Aeroflex Inc	IN	Unova Inc.
ARO	Aeropostale Inc	ITRI	Itron Inc
AMG	Affiliated Managers Grp Inc	KOMG	Komag Inc
AKAM	Akamai Technologies Inc	LFUS	Littelfuse Inc
ALAB	Alabama Natl Bancorporation	METH	Methode Electronics -Cl A
ALG	Alamo Group Inc	MTD	Mettler-Toledo Intl Inc
ALFA	Alfa Corp	MFLX	Multi-Fineline Electron Inc
AIQ	Alliance Imaging Inc	NATI	National Instruments Corp
ARLP	Alliance Resource Ptnrs -Lp	NEWP	Newport Corp
ALO	Alpharma Inc.	OSIS	Osi Systems Inc
AMB	Amb Property Corp	PLXS	Plexus Corp
AMFI	Amcore Financial Inc	PLCM	Polycom Inc
AMED	Amedisys Inc	QLGC	Qlogic Corp
AEL	American Eqty Invt Life Hldg	ROG	Rogers Corp
ARII	American Railcar Inds Inc	TNL	Technitrol Inc
ARP	American Reprographics Co	TRMB	Trimble Navigation Ltd
AMWD	American Woodmark Corp	ZBRA	Zebra Technologies Cp -Cl A
AHS	Amn Healthcare Services Inc
AMSG	Amsurg Corp
APPB	Applebees Int'l Inc.
AHG	Apria Healthcare Group Inc
ASN	Archstone-Smith Trust
ACAT	Arctic Cat Inc
ARRS	Arris Group Inc
ASBC	Associated Banc-Corp
ASTE	Astec Industries Inc
AF	Astoria Financial Corp
AVB	Avalonbay Communities Inc
AVX	Avx Corp
BGS	B&G Foods Inc
BXS	Bancorpsouth Inc
B	Barnes Group Inc

BRL	Barr Pharmaceuticals Inc.
BEAV	Be Aerospace Inc
BEBE	Bebe Stores Inc
BLC	Belo Corp
BIOS	Bioscrip Inc
BVF	Biovail Corp.
BLT	Blount Intl Inc
BMC	Bmc Software Inc
BOKF	Bok Financial Corp
BXP	Boston Properties Inc
BNE	Bowne & Co Inc
BDN	Brandywine Realty Trust
BRS	Bristow Group Inc
BRO	Brown & Brown Inc
BKI	Buckeye Technologies Inc
BKE	Buckle Inc
BUCY	Bucyrus International Inc
COG	Cabot Oil & Gas Corp
CDNS	Cadence Design Systems Inc
CALM	Cal-Maine Foods Inc
CPKI	California Pizza Kitchen Inc
ELY	Callaway Golf
CBM	Cambrex Corp
CPT	Camden Property Trust
CSAR	Caraustar Industries Inc
CKEC	Carmike Cinemas Inc
CRI	Carter's Inc.
CAE	Cascade Corp
CWST	Casella Waste Systems Inc.
CAS	Castle (A M) & Co
CMRG	Casual Male Retail Grp Inc
CATY	Cathay General Bancorp
CBL	Cbl & Associates Pptys Inc
CDI	Cdi Corp
CFK	Ce Franklin Ltd
CEC	Cec Entertainment Inc
CLDN	Celadon Group Inc.
CELG	Celgene Corp
CENX	Century Aluminum Co
CVO	Cenveo Inc
CEN	Ceridian Corp
CHG	Ch Energy Group Inc
CHB	Champion Enterprises Inc
CRL	Charles River Labs Int'l
CHIC	Charlotte Russe Holding Inc
CKFR	Checkfree Corp
CKP	Checkpoint Systems Inc
CAKE	Cheescake Factory Inc.
CHE	Chemed Corp

CSK	Chesapeake Corp
CMG	Chipotle Mexican Grill Inc
CHZ	Chittenden Corp
CHH	Choice Hotels Int'l Inc.
CPS	Choicepoint Inc
CBK	Christopher & Banks Corp
CBR	Ciber Inc
XEC	Cimarex Energy Co
CIR	Circor Intl Inc
CDL	Citadel Broadcasting Corp
CYN	City National Corp
CKR	CKE Restaurants Inc.
CLC	Clarcor Inc
CNL	Cleco Corp
CMGI	Cmgi Inc
SUR	Cna Surety Corp
KCP	Cole Kenneth Prod Inc -Cl A
CMCO	Columbus Mckinnon Corp
CFS	Comforce Corp
CBSH	Commerce Bancshares Inc
CVGI	Commercial Vehicle Group Inc
CNMD	Conmed Corp
CNST	Constar International Inc
COO	Cooper Companies Inc
COCO	Corinthian Colleges Inc
CXW	Corrections Corp Amer
CVNS	Covansys Corp
CVTI	Covenant Transportation Grp
CCRN	Cross Country Healthcare Inc
CSS	Css Industries Inc
CTS	Cts Corp
CUB	Cubic Corp
CFR	Cullen/Frost Bankers
CW	Curtiss-Wright Corp
CY	Cypress Semiconductor Corp
CYTC	Cytyc Corp
DANKY	Danka Business Sys Plc -Adr
DAR	Darling Intl Inc
DFG	Delphi Financial Group
DLP	Delta & Pine Land Co
DENN	Dennys Corp
DDR	Developers Diversified Rlty
DV	Devry Inc
DMND	Diamond Foods Inc
DRH	Diamondrock Hospitality Co
DEIX	Directed Electronics Inc
DJO	Djo Inc
DLLR	Dollar Financial Corp
DPZ	Domino's Pizza Inc

DRL	Doral Financial Corp
DEI	Douglas Emmett Inc
DSL	Downey Financial Corp
DRE	Duke Realty Corp
DNB	Dun & Bradstreet Corp
ELNK	Earthlink Inc
ECLP	Eclipsys Corp
EBHI	Eddie Bauer Holdings Inc
EDO	Edo Corp
EW	Edwards Lifesciences Corp
EFD	eFUNDS Corp.
EE	El Paso Electric Co
RDEN	Elizabeth Arden Inc
EMCI	Emc Insurance Group Inc
ESC	Emeritus Corp
EDE	Empire District Electric Co
ELX	Emulex Corp
ENDP	Endo Pharma Holdings
EFX	Equifax Inc
EQT	Equitable Resources Inc
ERIE	Erie Indemnity Co.
ESE	Esco Technologies Inc
ESL	Esterline Technologies Corp
EEFT	Euronet Worldwide Inc
EXE.A	Extendicare Inc.
FNB	F N B Corp/Fl
FIC	Fair Isaac Corp
FFG	FBL Financial Group Inc.
FRT	Federal Realty Investment Tr
FSS	Federal Signal Corp
FII	Federated Investors Inc
FINL	Finish Line Inc -Cl A
FADV	First Advantage Corp
FBP	First Bancorp P R
FCNCA	First Citizens Bancsh -Cl A
FR	First Indl Realty Trust Inc
FMBI	First Midwest Bancorp Inc
FNFG	First Niagara Financial Grp
FED	Firstfed Financial Corp/Ca
FMER	Firstmerit Corp
FVE	Five Star Quality Care Inc
FBC	Flagstar Bancorp Inc
FLIR	Flir Systems Inc
FRK	Florida Rock Industries Inc
FCE.A	Forest City Enterprises
FST	Forest Oil Corp
RAIL	Freightcar America Inc
FRNT	Frontier Airlines Holdings
FCN	Fti Consulting Inc

FUL	Fuller Co
FULT	Fulton Financial Corp
GKSR	G&K Services Inc -Cl A
GEHL	Gehl Co
GMST	Gemstar-TV Guide Int'l Inc.
GETI	Gentek Inc
GTIV	Gentiva Health Services Inc
GVHR	Gevity Hr Inc
GLT	Glatfelter
GLBL	Global Industries Ltd
GFR	Great American Fin. Resources
GBX	Greenbrier Companies Inc
GBE	Grubb & Ellis Co
0252B	Gsi Group Inc /De
GES	Guess Inc
GYMB	Gymboree Corp
HAE	Haemonetics Corp
HAIN	Hain Celestial Group
HBHC	Hancock Holding Co
HGR	Hanger Orthopedic Grp
HANS	Hansen Natural Corp
HGIC	Harleysville Group Inc
HHS	Harte Hanks Inc.
HA	Hawaiian Holdings Inc
HAYN	Haynes International Inc
HW	Headwaters Inc
HS	Healthspring Inc
HWAY	Healthways Inc
HTLD	Heartland Express Inc
HPY	Heartland Payment Systems
HELE	Helen Of Troy Corp Ltd
HLX	Helix Energy Solutions Group
JKHY	Henry (Jack) & Associates
HXL	Hexcel Corp
HIH	Highland Hospitality Corp
HRH	Hilb Rogal & Hobbs Co
HOLX	Hologic Inc
HME	Home Properties Inc
HMN	Horace Mann Educators Corp
HOTT	Hot Topic Inc
THX	Houston Exploration Co
HHGP	Hudson Highland Group Inc
HTCH	Hutchinson Technology Inc
ICTG	Ict Group Inc
IDA	Idacorp Inc
IEX	Idex Corp
IDXX	Idexx Labs Inc
IHS	Ihs Inc
IMCL	Imclone Systems Inc

IPSU	Imperial Sugar Co
IUSA	Infousa Inc
IART	Integra Lifesciences Hldgs
IFSIA	Interface Inc -Cl A
IBI	Interline Brands Inc
IN	Unova Inc.
IHR	Interstate Hotels & Resorts
IBOC	Intl Bancshares Corp
VTIV	Inventiv Health Inc
IMA	Inverness Medical Innovatns
IVGN	Invitrogen Corp.
IFC	Irwin Financial Corp
ITRI	Itron Inc
ESI	Itt Educational Services Inc
JJSF	J & J Snack Foods Corp
JNS	Janus Capital Group Inc
JOSB	Jos A Bank Clothiers Inc
KTO	K2 Inc
KAMN	Kaman Corp
KCLI	Kansas City Life Ins Co
KDN	Kaydon Corp
3KYCN	Keystone Cons Industries Inc
KFRC	Kforce Inc
KBALB	Kimball International
KIM	Kimco Realty Corp
KEX	Kirby Corp
KNX	Knight Transportation Inc.
KOMG	Komag Inc
KRON	Kronos Inc
KYPH	Kyphon Inc
LRW	Labor Ready Inc
LANC	Lancaster Colony Corp
LNCE	Lance Inc
LHO	Lasalle Hotel Properties
LBY	Libbey Inc
LRY	Liberty Property Trust
LCUT	Lifetime Brands Inc
LNCR	Lincare Holdings Inc
LGF	Lions Gate Entertainment Cp
LFUS	Littelfuse Inc
LSS	Lone Star Technologies
LUFK	Lufkin Industries Inc
MHO	M/I Schottenstein Homes Inc.
MAC	Macerich Co
CLI	Mack-Cali Realty Corp
MANT	Mantech Intl Corp
MRTN	Marten Transport Ltd
MMS	Maximus Inc
MFE	McAfee Inc

MDTH	Medcath Corp
MEG	Media General -Cl A
MCCC	Mediacom Communications Corp
MEDI	Medimmune Inc
MENT	Mentor Graphics Corp
MESA	Mesa Air Group Inc
METH	Methode Electronics -Cl A
MTD	Mettler-Toledo Intl Inc
MGEE	Mge Energy Inc
MCRS	Micros Systems Inc
MIDD	Middleby Corp
MLAN	Midland Co
MLNM	Millennium Pharmaceuticals
MLR	Miller Industries Inc/Tn
MIL	Millipore Corp
MGI	Moneygram International Inc
MOG.A	Moog Inc -Cl A
MTCT	Mtc Technologies Inc
MFLX	Multi-Fineline Electron Inc
MYE	Myers Industries Inc.
NFP	National Financial Prtnrs Cp
NHC	National Healthcare Corp
NATI	National Instruments Corp
NMHC	National Med Health Card Sys
NWLIA	National Western Life
NLS	Nautilus Inc
NCS	Nci Building Systems Inc
NP	Neenah Paper Inc
NFLX	Netflix Inc
NYB	New York Cmnty Bancorp Inc
NEU	Newmarket Corp
NEWP	Newport Corp
NOBL	Noble International Ltd
NWSB	Northwest Bancorp Inc
NUS	Nu Skin Enterprises -Cl A
JNC	Nuveen Investments -Cl A
CHUX	O'Charley's Inc
OO	Oakley Inc
OII	Oceaneering International
ODSY	Odyssey Healthcare Inc
ODFL	Old Dominion Freight
ONB	Old National Bancorp
ONNN	On Semiconductor Corp
OHB	Orleans Homebuilders Inc.
OSIS	Osi Systems Inc
OTTR	Otter Tail Corp
OSG	Overseas Shipholding Group
OXM	Oxford Industries Inc
PFCB	P.F. Chang's China Bistro Inc

PSUN	Pacific Sunwear Calif Inc
PNRA	Panera Bread Co
PRXL	Parexel International Corp
PKOH	Park Ohio Holdings Corp
PDLI	Pdl Biopharma Inc
PDX	Pediatrix Medical Group Inc
PEI	Pennsylvania Re Invs Trust
PBCT	People'S United Finl Inc
PRGO	Perrigo Co.
PDGI	Pharmanet Developmnt Grp Inc
PNK	Pinnacle Entertainment Inc
PXP	Plains Exploration & Prod Co
PYX	Playtex Products Inc
PLXS	Plexus Corp
PMACA	Pma Capital Corp
PMCS	PMC-Sierra Inc.
PPP	Pogo Producing Co
PLCM	Polycom Inc
PLMD	Polymedica Corp
3POLGA	Polymer Group Inc
PTBT	Pope & Talbot Inc
PRM	Primedia Inc
PRGS	Progress Software Corp
PLI	Proliance International Inc
PBKS	Provident Bankshares Corp
PSYS	Psychiatric Solutions Inc
QLGC	Qlogic Corp
QLTY	Quality Distribution Inc
QSFT	Quest Software Inc
RRC	Range Resources Corp
RARE	Rare Hospitality Intl Inc
RYN	Rayonier Inc
RCNI	Rcn Corp
RRGB	Red Robin Gourmet Burgers
RJET	Republic Airways Hldgs Inc
RSCR	Res-Care Inc
RMD	Resmed Inc
RECN	Resources Connection Inc
RESP	Respironics Inc
REV	Revlon Inc -Cl A
RFMD	Rf Micro Devices Inc
RLI	Rli Corp
RBN	Robbins & Myers Inc
ROG	Rogers Corp
RDC	Rowan Cos
SAFT	Safety Insurance Group Inc
SAIA	SCS Transportation Inc.
SAFM	Sanderson Farms Inc
JBSS	John B. Sanfilippo & Son

SBP	Santander Bancorp
SAPE	Sapient Corp
SVVS	Savvis Inc
SCHS	School Specialty Inc
SWM	Schweitzer-Mauduit Intl Inc
SEIC	Sei Investments Co
SENEA	Seneca Foods Corp
SXT	Sensient Technologies Corp
SEPR	Sepracor Inc
SHLO	Shiloh Industries Inc.
SLAB	Silicon Laboratories Inc
SKYF	Sky Financial Group Inc
SLG	Sl Green Realty Corp
TSFG	South Financial Group Inc
SWN	Southwestern Energy Co
SEH	Spartech Corp
SRX	Sra International Inc
JOE	St Joe Co
SM	St Mary Land & Explor Co
SSI	Stage Stores Inc
SMP	Standard Motor Prods
SR	Standard Register Co
SXI	Standex International Corp
STFC	State Auto Financial Corp.
SMRT	Stein Mart Inc
SCL	Stepan Co
STE	Steris Corp
SGY	Stone Energy Corp
SRI	Stoneridge Inc
SRR	Stride Rite Corp
SUNH	Sun Healthcare Group Inc
SPN	Superior Energy Services
SUP	Superior Industries Intl
SUSQ	Susquehanna Bancshares Inc
SY	Sybase Inc
SNPS	Synopsys Inc
SYPR	Sypris Solutions Inc
TCO	Taubman Centers Inc
TCB	Tcf Financial Corp
TNL	Technitrol Inc
TDY	Teledyne Technologies Inc
TTEC	Teletech Holdings Inc
TPX	Tempur Pedic Intl Inc
TTEK	Tetra Tech Inc
TXRH	Texas Roadhouse Inc
TIBX	Tibco Software Inc
TDW	Tidewater Inc
TBL	Timberland Co.
TWI	Titan International Inc

THS	Treehouse Foods Inc
TRMB	Trimble Navigation Ltd
TRMK	Trustmark Corp
UDR	Udr Inc
UIL	Uil Holdings Corp
UPL	Ultra Petroleum Corp
UFI	Unifi Inc
UNF	Unifirst Corp
UNS	Unisource Energy Corp
UBSI	United Bankshares Inc/Wv
UFCS	United Fire & Cas Co
UNTD	United Online Inc
URGI	United Retail Group Inc
UHCO	Universal American Fin. Corp.
URBN	Urban Outfitters Inc
XPRSA	Us Xpress Entp Inc -Cl A
USAK	Usa Truck Inc
MTN	Vail Resorts
VRX	Valeant Pharmaceuticals Intl.
VHI	Valhi Inc
VLY	Valley National Bancorp
VMI	Valmont Industries Inc
VARI	Varian Inc
VAR	Varian Medical Systems Inc
WOOF	Vca Antech Inc
PAY	Verifone Holdings Inc
VTNC	Vitran Corp Inc
WHI	W Holding Co Inc
WHQ	W-H Energy Services
WNC	Wabash National Corp
WAB	Wabtec Corp
WLT	Walter Industries Inc
WCRX	Warner Chilcott Ltd
WCN	Waste Connections Inc.
WAT	Waters Corp
WW	Watson Wyatt Worldwide Inc
WTS	Watts Water Technologies Inc
WPP	Wausau Paper Corp
WBS	Webster Financial Corp
WRI	Weingarten Realty Investment
WLM	Wellman Inc
WSTF	Westaff Inc
WLB	Westmoreland Coal Co.
WTNY	Whitney Holding Corp
WXCP	Whx Corp
JW.A	Wiley (John) & Sons
WL	Wilmington Trust Corp
WYNN	Wynn Resorts Ltd
ZBRA	Zebra Technologies Cp -Cl A

Appendix F

Mercer Change in Control Survey

Adobe Systems, Inc.	El Paso Corporation	Quanex Corporation
ADP	Emulex Corporation	Quest Diagnostics Incorporated
Advance America	Equitable Resources, Inc.	Questar Corporation
Aflac	Fifth Third Bancorp	Qwest Communications International Inc.
Allegheny Energy, Inc.	First Horizon National Corporation	Royal Bank of Canada
Ameren Corporation	Flowserve Corporation	Regions Financial Corporation
American Electric Power	FMC Corporation	Rockwell Automation, Inc.
American Express Company	Freeport-McMoRan Copper & Gold Inc.	Rohm and Haas Company
American Standard Companies, Inc.	Furniture Brands International, Inc.	Ryder Systems, Inc.
American Woodmark Corporation	Gartner, Inc.	Safeco Corporation
AMERIGROUP Corporation	GATX Corporation	Sara Lee Corporation
Amgen Inc.	General Motors Corporation	Schneider Electric SA
Applebee's International, Inc.	Genworth Financial, Inc.	Sigma-Aldrich Corporation
ARINC Incorporated	Genzyme Corporation	Silverado Senior Living, Inc.
ArvinMeritor, Inc.	Getty Images, Inc.	Sisters of St. Francis Health Services, Inc.
Associated Catholic Charities	GlobalSantaFe Corporation	Southwall Technologies Inc.
Ascension Health	Goss International Corporation	Sprint Nextel Corporation
AT&T	Greater Bay Bancorp	St. Elizabeth Medical Center
Atlantic Mutual Companies	Guitar Center, Inc.	Stein Mart, Inc.
Atwood Oceanics, Inc.	Hanger Orthopedic Group, Inc.	Stora Enso Oyj
AvalonBay Communities, Inc.	Hannaford Bros. Co.	Stream
Blount International, Inc.	Hecla Mining Company	SunGard Data Systems Inc.
Boston Market Corporation	Hess Corporation	SunTrust Banks, Inc.
Bowater Incorporated	Honeywell International Inc.	Superior Bancorp
Bristol-Myers Squibb Company	Hooper Holmes, Inc.	SUPERVALU Inc.
Brunswick Corporation	Horace Mann Educators Corporation	Symantec Corporation
Cablevision Systems Corporation	Huntington Bancshares Incorporated	Symmetry Medical Inc.
Campbell Soup Company	IKON Office Solutions, Inc.	SYNNEX Corporation
Capital One	ING Investment Management	TechTeam Global, Inc.
Caraustar	InterGen Services, Inc.	The Dun & Bradstreet Corporation
Cardinal Health	Intermec, Inc.	The Evangelical Lutheran Good Samaritan Society
Catalina Marketing	KB Home	The Gap Inc.
Catalyst Paper Corporation	Kellwood Company	The Great Atlantic & Pacific Tea Company, Inc.
Caterpillar	Kimberly-Clark Corporation	The Hershey Company
CBRL Group, Inc.	LandAmerica Financial Group, Inc.	The Lubrizol Corporation
Celestica Inc.	Laureate Education, Inc.	The Timberland Corporation
Centene Corporation	Longs Drug Stores Corporation	Time Warner Telecom, Inc.
Cerner Corporation	Lowe's Companies, Inc.	Trustmark Corporation
Charming Shoppes, Inc.	Macy's Inc.	Tyco International Ltd.
Chevy Chase Bank	MasterCard Incorporated	UnionBanCal Corporation
Chicago Stock Exchange	MB Financial, Inc.	Unisys Corporation
Chiquita Brands, L.L.C.	Merrill Corporation	US Airways Group, Inc.
ChoicePoint Asset Company	Mindspeed Technologies, Inc.	UTStarcom, Inc.
CIGNA	Marsh & McLennan Companies, Inc.	Vertis, Inc.
CIT Group Inc.	MoneyGram International, Inc.	Visteon Corporation
Citizens Gas	Norfolk Southern Corporation	Vivendi Games
Citrix Systems, Inc.	Nortel Networks Corporation	Vulcan Materials Company
Clark Memorial Hospital	Northrop Grumman Corporation	Wachovia Corporation
Clear Channel Communications	NOVA Chemicals Corporation	Washington Mutual, Inc.
Coach, Inc.	Office Depot, Inc.	Waters Corporation
Colgate-Palmolive Company	Orbital Sciences Corporation	WCI Communities, Inc.
Colonial BancGroup, Inc.	Pacific Life Insurance Company	Webster Financial Corporation
ConAgra Foods, Inc.	Pactiv Corporation	Wellcare Health Plans, Inc.
Corn Products International	PepsiCo, Inc.	Western Digital Corporation
Covenant Health Systems	Pioneer Natural Resources Company	Weyerhaeuser Company
Crown Castle International Corp.	PMA Capital Corporation	Whirlpool Corporation
Downey Savings & Loan Association, F.A.	PNC Financial Services Group	Wm. Wrigley Jr. Company
Duke Energy Corporation	Praxair, Inc,	Wright Express Corporation
E.ON U.S.	Principal Financial Group, Inc.	Wyeth
EarthLink, Inc.	ProCentury Corporation	YRC Worldwide Inc.
Eddie Bauer Holdings, Inc.	Prudential Financial, Inc.